PROSPECTUS SUPPLEMENT NO. 1

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-158079

XM SATELLITE RADIO HOLDINGS INC.

SUPPLEMENT NO. 1 TO

PROSPECTUS DATED

APRIL 15, 2009

THE DATE OF THIS SUPPLEMENT IS MAY 22, 2009

On April 23 and April 29, 2009, Sirius XM Radio Inc. filed the attached Periodic Reports on Form 8-K.

On May 11, 2009, XM Satellite Radio Holdings Inc. filed the attached Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2009 (April 21, 2009)

SIRIUS XM RADIO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24710	52-1700207
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On March 6, 2009, pursuant to an investment agreement (the “Investment Agreement”), dated February 17, 2009, between us and Liberty Radio, LLC (“Liberty Radio”), we issued to Liberty Radio 1,000,000 shares of our Convertible Perpetual Preferred Stock, Series B-1 (the “Series B-1 Preferred Stock”), and 11,500,000 shares of our Convertible Perpetual Preferred Stock, Series B-2 (the “Series B-2 Preferred Stock”). The Investment Agreement and transactions provided for therein were previously reported in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 17, 2009 and March 6, 2009.

On April 21, 2009, pursuant to the terms of the Series B-2 Preferred Stock, Liberty Radio converted 11,500,000 shares of the Series B-2 Preferred Stock into an equal number of shares of the Series B-1 Preferred Stock. Such shares of Series B-1 Preferred Stock were issued to Liberty Radio pursuant to the exemption contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

The Series B-1 Preferred Stock is convertible at any time, at the option of the holder, into shares of our common stock, at a conversion rate of 206.9581409 shares of common stock for each share of Series B-1 Preferred Stock, subject to adjustment. The rights, preferences and privileges of the Series B-1 Preferred Stock are set forth in the Certificate of Designations of Convertible Perpetual Preferred Stock, Series B-1 (the “Certificate of Designations”). A copy of the Certificate of Designations is filed as Exhibit 3.1 to our Current Report on Form 8-K filed March 6, 2009.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Liberty Radio, as the holder of 12,500,000 shares of the Series B-1 Preferred Stock, has the exclusive right to appoint and elect up to six members of our board of directors pursuant to the Certificate of Designations. On March 17, 2009, Liberty Radio elected Mr. Gregory B. Maffei to a seat on our board of directors; and on April 21, 2009, Liberty Radio elected Mr. John C. Malone and Mr. David J.A. Flowers to our board of directors. Liberty Radio has informed us that it does not currently intend to exercise its rights to appoint additional members to our board of directors. However, Liberty Radio has not waived any rights and may appoint additional members to our board of directors in accordance with the Certificate of Designations at any time.

Messrs. Malone and Flowers have not yet been appointed to any of the committees of our board of directors.

John C. Malone, age 68, has been Chairman of the Board and a director of Liberty Media Corporation since March 2006. Prior to that, Mr. Malone was Chairman of the Board and a director of Liberty Media LLC, the predecessor of Liberty Media Corporation, from 1994 to May 2006. He was Chief Executive Officer of Liberty Media LLC from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of Telecommunications, Inc., or TCI, from November 1996 to March 1999; and Chief Executive Officer of TCI from January 1994 to March 1997. Mr. Malone is Chairman of the Board of Liberty Global, Inc., Chairman of the Board of DirecTV Group, Inc. and a director of Discovery Communications, Inc., IAC/InterActiveCorp and Expedia, Inc.

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David J.A. Flowers, age 54, has been a Senior Vice President and the Treasurer of Liberty Media Corporation since March 2006. Prior to that, he was a Senior Vice President of Liberty Media LLC, the predecessor of Liberty Media Corporation, since October 2000 and Treasurer of Liberty Media LLC since April 1997. Mr. Flowers served as a Vice President of Liberty Media from June 1995 to October 2000. Mr. Flowers also serves as a director of Interval Leisure Group, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

Dated: April 23, 2009

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009 (April 28, 2009)

SIRIUS XM RADIO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24710	52-1700207
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.03. Material Modification to Rights of Security Holders
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBITS
EX-4.1
EX-99.1

Item 1.01.	Entry into a Material Definitive Agreement.

On April 28, 2009, our Board of Directors (the “Board”) adopted a rights plan to protect against limitations on our ability to use our net operating loss carryforwards and certain other tax benefits (the “NOLs”) to reduce potential future federal income tax obligations. We have experienced and continue to experience substantial operating losses, and under the Internal Revenue Code and rules promulgated thereunder we may “carry forward” these losses in certain circumstances to offset current and future earnings and reduce our federal income tax liability. We believe that we currently will be able to carry forward our NOLs, and these NOLs could be a substantial asset to us. If we experience a future “ownership change,” as defined in Section 382 of the Internal Revenue Code, our ability to use the NOLs could be substantially limited, significantly impairing the value of that asset. The terms of the rights and the rights plan are set forth in a Rights Agreement, by and between us and The Bank of New York Mellon, as rights agent, dated as of April 29, 2009 (the “Rights Plan”).

The Rights Plan is intended to act as a deterrent to any person or group (an “Acquiring Person”) acquiring 4.9% or more of our outstanding common stock (assuming for purposes of this calculation that all of our outstanding convertible preferred stock is converted into common stock) without the approval of our Board. The Rights Plan exempts future acquisitions of common stock by Liberty Radio, LLC and its affiliates, but does not in any respect alter the respective rights and obligations of the Company and Liberty Radio, LLC and its affiliates under the terms of the Investment Agreement dated as of February 17, 2009, between the Company and Liberty Radio, LLC. Any rights held by an Acquiring Person are void and may not be exercised. Our Board may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Rights Plan.

The Rights. As part of the Rights Plan, our Board declared a dividend of one preferred share purchase right for each outstanding share of common stock. The dividend is payable to our stockholders of record as of May 11, 2009. If the rights become exercisable, each right would initially represent the right to purchase from us one one-millionth of a share of our Series C Junior Preferred Stock for a purchase price of $2.00 (the “Purchase Price”). If issued, each fractional share of preferred stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. Prior to exercise, a right does not give its holder any rights as a stockholder.

Exercisability. The rights will not be exercisable until the close of business on the tenth business day after a public announcement by us that a person or group has become an Acquiring Person. We refer to the date that the rights become exercisable as the “Distribution Date.” Until the Distribution Date, our common stock certificates will evidence the rights and will contain a notation to that effect. Any transfer of shares of our common stock prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, the rights may be transferred on the books and records of the rights agent as provided in the Rights Plan.

Subject to the exchange feature described below, after the Distribution Date, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will thereupon become void), will have the right to receive upon exercise and payment of the Purchase Price, that number of shares of our common stock having a market value of two times the Purchase Price.

Exchange. On or after the Distribution Date, we, (i) will, if on such date the voting rights set forth in Section 12 of the Certificate of Designations for our Convertible Perpetual Preferred Stock, Series B-1, are still in effect, and (ii) at any time thereafter, may, at the option of the Board, exchange the rights (other than rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of our common stock per right (subject to adjustment).

Expiration. The rights and the Rights Plan will expire on the earliest of (i) August 1, 2011, (ii) the time at which the rights are redeemed pursuant to the Rights Plan, (iii) the time at which the rights are exchanged pursuant to the Rights Plan, (iv) the repeal of Section 382 of the Internal Revenue Code, or any successor statute, if the Board determines that the Rights Plan is no longer necessary for the preservation of tax benefits, (v) the beginning of a taxable year to which the Board determines that no tax benefits may be carried forward and (vi) June 30, 2010 if our stockholders have not approved the Rights Plan.

Redemption. At any time prior to the Distribution Date, our Board may redeem the rights in whole, but not in part, at a price of $0.00001 per right, subject to adjustment to reflect any stock split, stock dividend or similar transaction (the “Redemption Price”). The redemption of the rights may be made effective at such time, on such basis and with such conditions as our Board in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price.

Anti-Dilution Provisions. Our Board may make certain adjustments to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or our common stock. Such adjustments may include adjustments to the purchase price of the preferred shares under the rights, the number of preferred shares issuable pursuant to each right and the number of outstanding rights, in each case as provided for in the Rights Plan. Generally, no adjustments to the purchase price of less than 1% will be made.

Amendments. Before the Distribution Date, our Board may amend or supplement the Rights Plan without the consent of the holders of the rights. After the Distribution Date, our Board may amend or supplement the Rights Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Plan, but only to the extent that those changes do not impair or adversely affect any rights holder and do not result in the rights again becoming redeemable, and no such amendment may cause the rights again to become redeemable or cause the Rights Plan again to become amendable other than in accordance with this sentence.

A copy of the Rights Plan is filed as Exhibit 4.1 to this Current Report on Form 8-K and a copy of the press release relating to the adoption of the Rights Plan is filed as Exhibit 99.1 to this Current Report on Form 8-K. The foregoing summary description of the Rights Plan is qualified in its entirety by reference to such exhibits.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 28, 2009, Thomas D. Barry was appointed as our Senior Vice President and Controller.

Mr. Barry, 43, served as Vice President of Finance, Corporate Controller and Chief Accounting Officer for Reader’s Digest Association, a global multi-brand media and marketing company, from April 2001 to January 2008. From August 1998 to March 2001, Mr. Barry served as a finance executive at Xerox Engineering Systems, Inc., a wholly owned subsidiary of Xerox Corporation, the world’s leading document management technology and services enterprise. At the time of his departure, Mr. Barry was Senior Vice President of Finance at Xerox Engineering Systems, Inc. From June 1993 to August 1998, Mr. Barry served in various financial management roles at Avon Products, Inc., a leading global beauty company, most recently as Director of Financial Services and Reengineering. From December 1988 to April 1993 Mr. Barry held various audit positions at Price Waterhouse, Coopers & Lybrand, and the Federal Home Loan Bank of Boston.

We have entered into a three-year employment agreement with Mr. Barry. He will receive an annual base salary of $300,000 per year and annual bonuses in an amount determined by the company. In the event we terminate his employment without cause or he terminates his employment for good reason, Mr. Barry will be entitled to receive severance payments, in the form of salary continuation, for a period of six months and 50% of any annual bonus he would have been entitled to receive in the year the termination occurs. We have also agreed to continue Mr. Barry’s medical and dental insurance for a period of six months in the event we terminate his employment without cause or he terminates his employment for good reason.

Item 9.01	Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

The Exhibit Index attached hereto is incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

Dated: April 29, 2009

EXHIBITS

Exhibit	Description of Exhibit
4.1	Rights Agreement, dated as of April 29, 2009, between Sirius XM Radio Inc. and The Bank of New York Mellon, as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C.

99.1	Press Release dated April 29, 2009.

Exhibit 4.1

Execution Version

RIGHTS AGREEMENT

dated as of

April 29, 2009

between

SIRIUS XM RADIO INC.

and

THE BANK OF NEW YORK MELLON,

as Rights Agent

i

EXHIBITS

Exhibit A: Form of Certificate of Designation of Series C Junior Preferred Stock

Exhibit B: Form of Rights Certificate

Exhibit C: Summary of Rights

ii

RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of April 29, 2009 (the “Agreement”), between Sirius XM Radio Inc., a Delaware corporation (the “Company”) and The Bank of New York Mellon, a New York banking corporation (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, on April 28, 2009, the Board authorized and declared a dividend distribution of one right (a “Right”) for each share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) outstanding at the Close of Business (as hereinafter defined) on May 11, 2009 (the “Record Date”), each Right initially representing the right to purchase one one-millionth of a share of Preferred Stock (as hereinafter defined) of the Company, upon the terms and subject to the conditions hereinafter set forth, and further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) at any time after the Record Date but prior to the Distribution Date (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1 Certain Definitions

For purposes of this Agreement, the following terms shall have the meanings indicated:

(a) “Acquiring Person” shall mean any Person (other than the Company, any Related Person or any Exempt Person) that the Board has determined has become, in itself or, together with all Affiliates and Associates of such Person (but excluding shares held by the Company, any Related Person or any Exempt Person), the Beneficial Owner of 4.9% or more of the shares of Common Stock then-outstanding (assuming for purposes of this calculation that all of the Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock are converted into Common Stock), provided, however, that a Person will not be deemed to have become an Acquiring Person solely as a result of (i) a reduction in the number of shares of Common Stock outstanding, (ii) the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, (iii) any unilateral grant of any security by the Company, or (iv) an Exempt Transaction, unless and until such time as such stockholder acquires the beneficial ownership of one additional share of Common Stock. Notwithstanding the foregoing, at any time the Board may, in its sole discretion, determine that any Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement, and to the extent not included within the foregoing clause of this Section 1(b), shall also include, with respect to any Person, any other Person (other than any Related Person or Exempt Person) whose shares of Common Stock would be deemed constructively owned by such first Person pursuant to Section 1.382-4 of the Treasury Regulations, owned by a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person pursuant to the provisions of the Code, or any successor provision or replacement provision, and the Treasury Regulations thereunder, provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.

(c) “Agreement” shall have the meaning set forth in the preamble of this Agreement.

(d) “Authorized Officer” shall mean the Chief Executive Officer, President, any Vice President, the Treasurer or the Secretary of the Company.

(e) A Person shall be deemed the “Beneficial Owner” of, and to “beneficially own” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own” securities (including rights, options or warrants) which are convertible or exchangeable into Common Stock until such time as the convertible or exchangeable securities are exercised and converted or exchanged into Common Stock except to the extent the acquisition or transfer of such rights, options or warrants would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations; and, provided further, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, or has “beneficial ownership” of (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations, or

(iii) which any other person is the Beneficial Owner, if such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own” any security (A) if such Person has the right to vote such security pursuant to an agreement,

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arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided further, however, that nothing in this Section 1(e) shall cause a Person engaged in business as an underwriter of securities or member of a selling group to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after but not including the date of such acquisition, or such later date as the directors of the Company may determine in any specific case. Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1(e), a Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” or have “beneficial ownership” of, securities which such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

(f) “B-1 Consent Right Termination Date” shall have the meaning set forth in Section 24(a) hereof.

(g) “Board” shall mean the Board of Directors of the Company.

(h) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York or New Jersey (or such other state in which the principal office of the Rights Agent may be located) are authorized or obligated by law or executive order to close.

(i) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(j) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(k) “Common Stock” shall have the meaning set forth in the preamble of this Agreement.

(l) “Company” shall have the meaning set forth in the preamble of this Agreement.

(m) “Company’s Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, as amended.

(n) “Current Per Share Market Price” shall have the meaning set forth in Section 11(d)(i) or Section 11(d)(ii) hereof, as applicable.

(o) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

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(p) “Distribution Date” shall mean the Close of Business on the tenth Business Day after the Stock Acquisition Date.

(q) “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.

(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(s) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof

(t) “Exempt Person” shall mean each of (i) any Liberty Party, (ii) any Person whose Beneficial Ownership (together with all Affiliates and Associates of such Person) of 4.9% or more of the then-outstanding Common Stock (assuming for purposes of this calculation that all of the Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock are converted into Common Stock) would not, as determined by the Board in its sole discretion, jeopardize or endanger the availability to the Company of its Tax Benefits and (iii) any Person that beneficially owns, as of the date hereof, 4.9% or more of the outstanding shares of Common Stock (assuming for purposes of this calculation that all of the Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock are converted into Common Stock), provided, however, that, with respect to clause (iii) of this paragraph, any such Person shall only be deemed to be an Exempt Person under such clause (iii) for so long as it beneficially owns no more than the amount of Common Stock it owned on the date hereof; and provided, further, that, with respect to clauses (ii) and (iii) of this paragraph, any Person shall cease to be an Exempt Person under such clauses (ii) and (iii), as applicable, as of the date that such Person ceases to beneficially own 4.9% or more of the then outstanding Common Stock (assuming for purposes of this calculation that all of the Series A Convertible Preferred Stock, and Series B-1 Convertible Preferred Stock are converted into Common Stock). Additionally, a Person shall cease to be an Exempt Person with respect to clause (ii) of this paragraph if the Board, in its sole discretion, makes a contrary determination with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person) with respect to the availability to the Company of its Tax Benefits.

(u) “Exempt Transaction” shall mean any transaction that the Board determines, in its sole discretion, is exempt, which determination shall be irrevocable.

(v) “Expiration Date” shall mean the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which the Rights are exchanged as provided in Section 24 hereof, (iv) the repeal of Section 382 of the Code or any successor statute if the Board determines that this Agreement is no longer necessary for the preservation of Tax Benefits, (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward and (vi) June 30, 2010, if Stockholder Approval has not been obtained.

(w) “Final Expiration Date” shall be August 1, 2011.

(x) “Liberty” shall mean Liberty Media Corporation, a Delaware corporation.

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(y) “Liberty Investment Agreement” shall mean that certain Investment Agreement dated as of February 17, 2009, between the Company and Liberty Radio, LLC, a Delaware corporation and indirect wholly owned subsidiary of Liberty Media, as amended from time to time.

(z) “Liberty Party” shall have the meaning ascribed to such term in the Liberty Investment Agreement.

(aa) “Nasdaq” means The Nasdaq Stock Market.

(bb) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust or other legal entity, group of persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise, and includes any successor (by merger or otherwise) of such individual or entity.

(cc) “Preferred Stock” shall mean shares of Series C Junior Preferred Stock, par value $0.001 per share, of the Company having the rights and preferences set forth in the form of Certificate of Designation of Series C Junior Preferred Stock attached hereto as Exhibit A.

(dd) “Purchase Price” shall mean initially $2.00 per one one-millionth of a share of Preferred Stock, subject to adjustment from time to time as provided in this Agreement.

(ee) “Record Date” shall have the meaning set forth in the recitals to this Agreement.

(ff) “Redemption Price” shall mean $0.00001 per Right, subject to adjustment of the Company to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

(gg) “Related Person” shall mean (i) any Subsidiary of the Company or (ii) any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity (including any entity in a fiduciary capacity) holding shares of Common Stock for or pursuant to the terms of any such plan.

(hh) “Rights” shall have the meaning set forth in the recitals to this Agreement.

(ii) “Rights Agent” shall have the meaning set forth in the preamble of this Agreement.

(jj) “Rights Certificates” shall mean certificates evidencing the Rights, in substantially the form attached hereto as Exhibit B.

(kk) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ll) “Securities Act” shall mean Securities Act of 1933, as amended.

(mm) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

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(nn) “Stock Acquisition Date” shall mean the first date of public announcement by the Company that a Person has become an Acquiring Person.

(oo) “Stockholder Approval” shall mean the approval of this Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock (or other shares that vote together with the Common Stock as one class for purposes of such an approval) entitled to vote and that are present, or represented by proxy, and are voted on the proposal to approve this Agreement, at the meeting of stockholders of the Company duly held in accordance with the Company’s Certificate of Incorporation and applicable law.

(pp) “Subsidiary” shall mean, with reference to any Person, any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

(qq) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(rr) “Summary of Rights “ shall mean a copy of a summary of the terms of the Rights, in substantially the form attached hereto as Exhibit C.

(ss) “Tax Benefits” shall mean the net operating loss carry forwards, capital loss carry forwards, general business credit carry forwards, alternative minimum tax credit carry forwards and foreign tax credit carry forwards, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Company or any direct or indirect Subsidiary thereof.

(tt) “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business.

(uu) “Trigger Event” shall have the meaning set forth in Section 11(a)(ii) hereof.

(vv) “Trust” shall have the meaning set forth in Section 24(d) hereof.

(ww) “Trust Agreement” shall have the meaning set forth in Section 24(d) hereof.

(xx) “Treasury Regulations” shall mean final, temporary and proposed income tax regulations promulgated under the Code, including any amendments thereto.

Section 2 Appointment of Rights Agent

The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable. Prior to the appointment of a co-rights agent, the specific duties and obligations of each such co-rights agents shall be set forth in writing and delivered to the Rights Agent and the proposed co-rights agent. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such co-rights agent. To the extent

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that any co-rights agent takes any action pursuant to this Agreement, such co-rights agent shall be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement. The Rights Agent will have no duty to supervise, and in no event will be liable for, the acts or omissions of any co-rights agent.

Section 3 Issuance of Rights Certificates

(a) Until the Distribution Date, (i) the Rights shall be evidenced (subject to Section 3(b)) by the certificates representing the shares of Common Stock, registered in the names of the record holders thereof (which certificates representing such shares of Common Stock shall also be deemed to be Rights Certificates), (ii) the Rights shall be transferable only in connection with the transfer of the underlying shares of Common Stock, and (iii) the surrender for transfer of any certificates representing such shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates.

(b) On or as promptly as practicable after the Record Date, the Company shall send by first class, postage prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company as of such date, a copy of a Summary of Rights to Purchase Preferred Stock in substantially the form attached as Exhibit C. With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with the Summary of Rights.

(c) Rights shall be issued by the Company in respect of all shares of Common Stock (other than any shares of Common Stock that may be issued upon the exercise or exchange of any Right) issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date or in certain circumstances provided in Section 22(b) hereof, after the Distribution Date. Certificates representing such shares of Common Stock shall have stamped on, impressed on, printed on, written on, or otherwise affixed to them a legend in substantially the following form or such similar legend as the Company may deem appropriate and is not inconsistent with the provisions of this Agreement and as do not affect the rights, duties or responsibilities of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the shares of Common Stock may from time to time be listed or quoted:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Sirius XM Radio Inc. and The Bank of New York Mellon, dated as of April 29, 2009 and as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Sirius XM Radio Inc. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights

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Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this certificate. Sirius XM Radio Inc. shall mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.

(d) Any Rights Certificate issued pursuant to this Section 3 or Section 22 hereof that represents Rights beneficially owned by an Acquiring Person or any of its Associates or Affiliates and any Rights Certificate issued or issuable at any time upon the transfer of any Rights to an Acquiring Person or any of its Associates or Affiliates or to any nominee of such Acquiring Person, Associate or Affiliate and any Rights Certificate issued pursuant to Section 6, 11 or 22(a) hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence shall be subject to and contain a legend in substantially the following form or such similar legend as the Company may deem appropriate and is not inconsistent with the provisions of this Agreement and as do not affect the rights, duties or responsibilities of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 11(a)(ii) of the Rights Agreement.

(e) As promptly as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent shall countersign and the Company shall send or cause to be sent (and the Rights Agent will, if requested, and if provided with all necessary information, send), by first class, insured, postage prepaid mail, to each record holder of shares of Common Stock, as of the Close of Business on the Distribution Date (other than an Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company or the transfer agent or registrar of the Common Stock, a Rights Certificate representing one Right for each share of Common Stock so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights shall be represented solely by such Rights Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the next Business Day. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively that the Distribution Date has not occurred.

(f) In the event that the Company purchases or otherwise acquires any shares after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock so purchased or acquired.

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Section 4 Form of Rights Certificates

The Rights Certificates (and the form of election to purchase and the form of assignment to be printed on the reverse thereof) shall each be substantially in the form attached hereto as Exhibit B with such changes and marks of identification or designation, and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 22 hereof, the Rights Certificates, whenever distributed shall entitle the holders thereof to purchase such number of one-millionths of a share of Preferred Stock as is set forth therein at the Purchase Price; provided, however, that the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding shall be subject to adjustments as provided in this Agreement.

Section 5 Countersignature and Registration

(a) The Rights Certificates shall be executed on behalf of the Company by any Authorized Officer, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by any Authorized Officer, either manually or by facsimile signature. The Rights Certificates shall be countersigned, either manually or by facsimile signature by the Rights Agent, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b) Following the Distribution Date, upon receipt by the Rights Agent of written notice of the occurrence of the Distribution Date pursuant to Section 3(e) hereof, a stockholder list and all other relevant information referred to in Section 3(e) or as reasonably requested by the Rights Agent, the Rights Agent shall keep or cause to be kept, at its office or offices designated for such purposes and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the rights may from time to time be listed or quoted, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

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Section 6 Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates

(a) Subject to the provisions of Section 7(d), Section 14 and Section 16 hereof, at any time after the Close of Business on the Distribution Date, and prior to the Expiration Date, any Rights Certificate(s) (other than Rights Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) representing exercisable Rights may be transferred, split up, combined or exchanged for another Rights Certificate(s), entitling the registered holder to purchase a like number of one-millionth of a share of Preferred Stock (or other securities, as the case may be) as the Rights Certificate(s) surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any such Rights Certificate(s) must make such request in writing delivered to the Rights Agent, and must surrender the Rights Certificate(s) to be transferred, split up, combined or exchanged, with the forms of assignment and certificate contained therein duly executed, at the office or offices of the Rights Agent designated for such purpose. The Rights Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate(s) until the registered holder shall have (i) properly completed and duly signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange or Rights Certificates as required by Section 9(d) hereof. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Person or Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation to take any action under any section of this Rights Agreement which requires the payment by a Rights holder of applicable taxes and/or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(b) Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company shall execute and deliver a new Rights Certificate of like tenor to the Rights Agent and the Rights Agent will countersign and deliver such new Rights Certificate to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

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Section 7 Exercise of Rights; Purchase Price; Expiration Date of Rights

(a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date and prior to the Expiration Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) and Section 24 hereof, exercise the Rights evidenced thereby in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price (including any applicable tax or charge required to be paid by the holder of such Rights Certificate in accordance with the provisions of Section 9(d)) hereof for each one one-millionth of a share of Preferred Stock (or other securities, cash or assets, as the case may be) as to which the Rights are exercised. Except for those provisions herein which expressly survive the termination of this Agreement, this Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.

(b) Upon receipt of a Rights Certificate representing exercisable Rights with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable tax or charge required to be paid under Section 9(d) hereof by certified check, cashier’s check, bank draft or money order payable to the order of the Company, subject to Section 20(k) hereof, the Rights Agent shall, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates representing the total number of one-millionths of a share of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit any shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one-millionths of a share of Preferred Stock as are to be purchased (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests), (ii) after receipt of such certificates (or depositary receipts, as the case may be) cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, (iii) when necessary, requisition from the Company or any transfer agent therefor of certificates representing the number of equivalent shares to be issued in lieu of the issuance of shares of Common Stock, as the case may be, in accordance with the provisions of Section 11(a)(iii) when necessary, after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, (v) when necessary, requisition from the Company of the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with the provisions of Section 14 hereof, and (vi) when necessary, after receipt, deliver such cash to the registered holder of such Rights Certificate.

(c) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, the Rights Agent shall prepare, execute and deliver a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

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(d) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Rights Certificate pursuant to Section 6 or exercise or assignment of a Rights Certificate as set forth in this Section 7 unless the registered holder of such Rights Certificate shall have (i) properly completed and duly signed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Rights Certificate surrendered for such transfer, split up, combination, exchange, exercise or assignment and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and Affiliates and Associates thereof as the Company or the Rights Agent may reasonably request.

Section 8 Cancellation and Destruction of Rights Certificates

All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9 Company Covenants Concerning Securities and Rights

(a) The Company covenants and agrees that it shall cause to be reserved, authorized for issuance and kept available out of its authorized and unissued shares of Preferred Stock, and/or other securities, or any shares of any such security of the Company held in its treasury, a number of shares of Preferred Stock (or any other security of the Company as may be applicable at the time of exercise) that shall be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

(b) The Company covenants and agrees so long as the shares of Preferred Stock (and, following the occurrence of any Person becoming an Acquiring Person, shares of Common Stock and/or other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, or quoted on Nasdaq, it shall endeavor to cause, from and after such time as the Rights become exercisable, all securities reserved for issuance upon the exercise of Rights to be listed on such exchange, or quoted on the Nasdaq, upon official notice of issuance upon such exercise.

(c) The Company covenants and agrees it will take all such actions as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of any Person becoming an acquiring Person shares of Common Stock and/or other securities) delivered upon exercise of Rights, at the time of delivery of the certificates for such securities, shall be (subject to payment of the Purchase Price) duly authorized, validly issued, fully paid and nonassessable securities.

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(d) The Company covenants and agrees it will pay when due and payable any and all federal or state taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates representing securities issued upon the exercise of Rights; provided, however, that the Company shall not be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts representing securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates or depositary receipts representing securities issued upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s reasonable satisfaction that no such tax or charge is due.

(e) If the Company determines that registration under the Securities Act is required, then the Company shall use commercially reasonable efforts (i) to file, as soon as practicable after the Distribution Date, on an appropriate form, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective or to qualify the rights, the exercise thereof or the issuance of shares of Preferred Stock, Common Stock, or other securities upon the exercise thereof under state securities or “blue sky” laws. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company determines that a registration statement or other document should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights, for a period of time not to exceed 90 days, in each relevant jurisdiction until such time as a registration statement has been declared effective or any such other document filed and, if required, approved, and, upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction has not been effected or the exercise of the Rights is not permitted under applicable law. The Company shall notify the Rights Agent in writing whenever it makes a public announcement pursuant to this Section 9(e) and give the Rights Agent a copy of such announcement.

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(f) Notwithstanding anything in this Agreement to the contrary, after the later of the Stock Acquisition Date and the Distribution Date, the Company shall not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action shall eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

(g) In the event that the Company is obligated to issue other securities of the Company and/or pay cash pursuant to Sections 7, 11, 14 or 24 it shall make all arrangements necessary so that such other securities and/or cash are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.

Section 10 Record Date

Each Person in whose name any certificate for a number of one-millionths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate representing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes and charges) was duly made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a holder of any security of the Company with respect to shares for which the Rights are or may be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11 Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights

The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the Record Date (A) declare a dividend on the shares of Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the shares of Preferred Stock (including any such

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reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, as the case may be, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company for the shares of Preferred Stock were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii) Subject to Section 24 of this Agreement and except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii), in the event that any Person becomes an Acquiring Person (a “Trigger Event”), each holder of a Right shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price in accordance with the terms of this Agreement such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of one-millionth of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the Current Per Share Market Price of the Company’s Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. After the occurrence of a Trigger Event, Rights will no longer be exercisable for the purchase of Preferred Stock, except as provided in Section 11(a)(iii).

Notwithstanding anything in this Agreement to the contrary, however, from and after the time (the “invalidation time”) when any Person first becomes an Acquiring Person, any Rights that are beneficially owned by (A) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (B) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the invalidation time or (C) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the invalidation time pursuant to either (1) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights or (2) a transfer that the Board has determined is part of a plan, arrangement or understanding, written or otherwise, which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons (with respect to the Rights acquired from such Persons, only), shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company will use commercially reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. From and

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after the invalidation time, no Right Certificates shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become null and void pursuant to the provisions of this paragraph, and any Right Certificates delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this paragraph shall be cancelled. The Company shall give the Rights Agent written notice of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

(iii) The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) such number or fractions of shares of Preferred Stock having an aggregate current market value equal to the Current Per Share Market Price of a share of Common Stock. In the event that there shall be an insufficient number of shares of Common Stock authorized but unissued (and unreserved) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party (A) determine the excess of (x) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the “Current Value”) over (y) the then-current Purchase Price multiplied by the number of one-millionths of shares of Preferred Stock for which a Right was exercisable immediately prior to the time that the Acquiring Person became such (such excess, the “Spread”), and (B) with respect to each Right (other than Rights which have become null and void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with subparagraph (ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board to have substantially the same value as the shares of Common Stock, as the case may be (such shares of preferred stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Common Stock Equivalents”), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any such reduction in the applicable Purchase Price), where such aggregate value has been determined by the Board (upon the advice of a nationally recognized investment banking firm selected by the Board in good faith); provided, however, if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within 30 days following but not including the date that the Acquiring Person became such (the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash

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have an aggregate value equal to the Spread. If within the 30 day period referred to above the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board so elects, such 30 day period may be extended to the extent necessary, but not more than 90 days after but not including the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such 30 day period, as it may be extended, is hereinafter called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

(b) If the Company fixes a record date for the issuance of rights, options or warrants to all holders of shares of Preferred Stock entitling them (for a period expiring within 45 calendar days after but not including such record date) to subscribe for or purchase shares of Preferred Stock (or securities having equivalent rights, privileges and preferences as the shares of Preferred Stock (for purposes of this Section 11(b), “Equivalent Preferred Stock”)) or securities convertible into shares of Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Stock) less than the Current Per Share Market Price of the shares of Preferred Stock (determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which is the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

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(c) If the Company fixes a record date for the making of a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock (other than a dividend payable in shares of Preferred Stock) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the Current Per Share Market Price of the shares of Preferred Stock (as determined pursuant to Section 11(d)) on such record date or, if earlier, the date on which shares of Preferred Stock begin to trade on an ex-dividend or when issued basis for such distribution, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one share of Preferred Stock, and the denominator of which is such Current Per Share Market Price of the shares of Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right but less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, the “Current Per Share Market Price” of any security (a “Security” for purposes of this Section 11(d)(i) only) on any date shall be deemed to be the average of the daily closing prices per share of a share of the Common Stock for the 30 consecutive Trading Days immediately prior to, but not including, such date; provided, however, that in the event that the Current Per Share Market Price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares (other than the Rights) or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after, but not including, the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq or, if the Security is not listed or admitted to trading on the Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low

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asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board. If the Security is not publicly held or not so listed or traded, or is not the subject of available bid and asked quotes, the Current Per Share Market Price of such Security shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

(ii) For the purpose of any computation hereunder, the “Current Per Share Market Price” of shares of the Preferred Stock shall be determined in accordance with the method set forth above in Section 11(d)(i) other than the last sentence thereof. If the Current Per Share Market Price of Preferred Stock cannot be determined in the manner provided above, it shall be conclusively deemed to be an amount equal to the current per share market price of the shares of Common Stock multiplied by one million (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the shares of Common Stock occurring after the date of this Agreement). If neither the Common Stock nor the Preferred Stock are publicly held or so listed or traded, or the subject of available bid and asked quotes, “Current Per Share Market Price” of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent. For all purposes of this Agreement, the current per share market price of one one-millionth of a Preferred Share will be equal to the current per share market price of one Preferred Share divided by one million.

(e) Except as set forth below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-millionth of a share of Preferred Stock or one-millionth of a share of Common Stock or other security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised becomes entitled to receive any securities of the Company other than shares of Preferred Stock, thereafter the number and/or kind of such other securities so receivable upon exercise of any Right (and/or the Purchase Price in respect thereof) shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock (and the Purchase Price in respect thereof) contained in this Section 11, and the provisions of Sections 7, 9, 10 and 14 with respect to the shares of Preferred Stock (and the Purchase Price in respect thereof) shall apply on like terms to any such other securities (and the Purchase Price in respect thereof).

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one-millionths of a share of Preferred Stock issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

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(h) Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price pursuant to Section 11(b) or Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall evidence the right to purchase, at the adjusted Purchase Price, that number of one-millionths of a share of Preferred Stock (calculated to the nearest one-millionth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one-millionths of a share of Preferred Stock issuable upon exercise of a Right immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one- millionths of a share of Preferred Stock issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one-millionths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one hundred-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. The Company shall also, as promptly as practicable, notify the Rights Agent in writing of same and give the Rights Agent a copy of such announcement. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but if the Rights Certificates have been issued, such record date shall be at least 10 calendar days later than, but not including, the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to the provision of Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Rights Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and delivered by the Company, and countersigned and delivered by the Rights Agent in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Without respect to any adjustment or change in the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Rights Certificate issued hereunder.

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(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-millionth of the then par value, if any, of the shares of Preferred Stock or below the then par value, if any, of any other securities of the Company issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or such other securities, as the case may be, at such adjusted Purchase Price.

(l) In any case in which this Section 11 otherwise requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one-millionths of a share of Preferred Stock or other securities of the Company, if any, issuable upon such exercise over and above the number of one-millionths of a share of Preferred Stock or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company delivers to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares of Preferred Stock or other securities upon the occurrence of the event requiring such adjustment.

(m) Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board determines to be necessary or advisable in order that any (i) consolidation or subdivision of the shares of Preferred Stock, (ii) issuance wholly for cash of shares of Preferred Stock at less than the Current Per Share Market Price therefor, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its shares of Preferred Stock is not taxable to such stockholders.

(n) Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Record Date and prior to the Distribution Date (i) pays a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event equals the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a

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fraction the numerator of which is the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is paid or such a subdivision, combination or reclassification is effected.

Section 12 Certificate of Adjusted Purchase Price or Number of Shares

Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Section 11, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts, computations, methodology, and calculations accounting for such adjustment, or describing such event, (b) file with the Rights Agent, and with each transfer agent for the shares of Preferred Stock and the shares of Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 and Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate.

Section 13 Reserved

Section 14 Fractional Rights and Fractional Shares

(a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of one Right. For purposes of this Section 14(a), the current market value of one Right is the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq or, if the Rights are not listed or admitted to trading on the Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, such market maker to be selected by the Board. If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right shall mean the fair value thereof as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

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(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-millionth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-millionth of a share of Preferred Stock). Fractions of Preferred Stock in integral multiples of one one-millionth of such Preferred Stock may, in the sole discretion of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement provides that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-millionth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-millionth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-millionth of a share of Preferred Stock shall be one one-millionth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise; provided, however, that if the closing price of the shares of the Preferred Stock cannot be so determined, the closing price of the shares of the Preferred Stock for such Trading Day shall be conclusively deemed to be an amount equal to the closing price of the shares of Common Stock shares for such Trading Day multiplied by one million (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Stock shares occurring after the date of this Agreement).

(c) Following the occurrence of any Person becoming an Acquiring Person, the Company shall not be required to issue fractions of shares of Common Stock upon exercise or exchange of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of issuing any such fractional securities, the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one such security. For purposes of this Section 14(c), the current market value of one share of Common Stock, or other security issuable upon the exercise or exchange of Rights shall be the closing price thereof (as determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise or exchange.

(d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the

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Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15 Rights of Action

(a) All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent hereunder, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the shares of Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations by the Company of the obligations hereunder of any Person subject to this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however that the Company shall use commercially reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 16 Agreement of Rights Holders

Every holder of a Right consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of shares of Common Stock;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed and accompanied by a properly executed instrument of transfer with the appropriate forms and certificates fully executed;

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(c) the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) such holder expressly waives any right to receive any fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 14.

Section 17 Rights Certificate Holder Not Deemed a Stockholder

No holder, of any Rights Certificate, by means of such possession, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one-millionths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, by means of such possession, any of the rights of a stockholder of the Company including any right to vote on any matter submitted to stockholders at any meeting thereof, including the election of directors, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate have been exercised in accordance with the provisions of this Agreement.

Section 18 Concerning the Rights Agent

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the negotiation, preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties and responsibilities under this Agreement and the exercise of its rights hereunder, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The costs and expenses of enforcing this right of indemnification will also be paid by the Company. The provisions of this Section 18 and Section 20 shall survive the exercise, exchange, redemption or expiration of the Rights, the resignation, replacement or removal of the Rights Agent and the termination of this Agreement.

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(b) The Rights Agent may conclusively rely on, and will be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with, its acceptance or administration of this Agreement and the exercise and performance of its duties and responsibilities and the exercise of its rights hereunder, in reliance upon any Rights Certificate or certificate evidencing shares of Preferred Stock, Common Stock or other securities of the Company, or any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.

(c) Notwithstanding anything in this Agreement to the contrary, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 19 Merger, Consolidation or Change of Name of Rights Agent

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) If at any time the name of the Rights Agent changes and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

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Section 20 Duties of Rights Agent

The Rights Agent undertakes to perform the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the Current Per Share Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any Authorized Officer and delivered to the Rights Agent; and such certificate, pursuant to its terms, shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable to the Company and any other Person hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent will have no liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisablity of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any change or adjustment required under the provisions of Sections 11, 12, 22 or 23 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of

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Rights evidenced by Rights Certificates after actual notice pursuant to Section 12, upon which the Rights Agent may rely, of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock shall, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties and the exercise of the rights hereunder from any person reasonably believed by the Rights Agent to be one of the Authorized Officers, and to apply to such Authorized Officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such Authorized Officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received from any such Authorized Officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after but not including the date any Authorized Officer of the Company actually receives such application, unless any such Authorized Officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

(h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers or employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default,

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neglect or misconduct, absent gross negligence, willful misconduct or bad faith in the selection and continued employment thereof (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

(j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(l) The Rights Agent will not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent is specifically notified in writing by the Company of such fact, event or determination.

(m) The provisions of this Section 20 shall survive the exercise, exchange, redemption or expiration of the Rights, the resignation, replacement or removal of the Rights Agent and the termination of this Agreement.

Section 21 Change of Rights Agent

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ written notice mailed to the Company, and to each transfer agent of the shares of Common Stock and Preferred Stock known to the Rights Agent, respectively, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ written notice, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the shares of Common Stock and the Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall, in its sole discretion, appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of the State of New York or

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of any other state of the United States, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer or shareholder services powers and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the shares of Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22 Issuance of New Rights Certificates

(a) Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.

(b) In addition, in connection with the issuance or sale by the Company of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (i) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date which are exercisable or exchangeable for, or convertible into, shares of Common Stock (including without limitation all shares of Series B-1 Preferred Stock) and (ii) subject to the last sentence of this Section 22, may, in any other case, if deemed necessary or appropriate by the Board, issue Rights in the form of Rights Certificates representing the appropriate number of Rights as would have been issued in respect of such shares of Common Stock if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) except in the case of any shares of Common Stock issuable upon the conversion of shares of Series B-1 Preferred Stock, no such Right or Rights Certificate shall be issued pursuant to this sentence if, and to the extent that, in its good faith judgment the Board determines that the issuance of such Right or Rights Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right or Rights Certificate otherwise would be issued, and (ii) no such Rights or Rights Certificates shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof (provided that, in the case of any such adjustment with respect to the Series B-1 Preferred Stock, such adjustment shall have been made in accordance with the Company’s Certificate of Designation with respect to such series). Anything contained herein to the contrary notwithstanding, if at any time following the Distribution Date and prior to the Expiration Date, any shares of Common Stock are issued

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without Rights upon any conversion of shares of Series B-1 Preferred Stock then outstanding, then from and after the effective time of such conversion of shares of Series B-1 Preferred Stock, the Company shall not issue any additional Rights hereunder, except as provided in clause (i) of the preceding sentence.

Section 23 Redemption

(a) The Board may, at any time prior to the Distribution Date, redeem all but not less than all the then-outstanding Rights at the Redemption Price. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, securities or any other form of consideration deemed appropriate by the Board.

(b) Immediately upon the effectiveness of the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held without interest thereon. Promptly after the effectiveness of the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights (with prompt written notice thereof to the Rights Agent) by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the shares of Common Stock; provided however, that the failure to give, or any defect in, any such notice will not affect the validity of the Redemption of the Rights. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

Section 24 Exchange

(a) Subject to Section 24(c), on or after the Distribution Date, the Company (i) if on such date the voting rights set forth in Section 12 of the Certificate of Designations for the Series B-1 Preferred Stock are still in effect (the expiration of such voting rights, the “B-1 Consent Right Termination Date”), shall and (ii) at any time thereafter, may, at the option of the Board, exchange all of the then-outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such number of shares of Common Stock per Right being hereinafter referred to as the “Exchange Ratio”). If pursuant to an exchange in accordance with the terms of this Section 24(a), a registered holder of any Rights Certificate is entitled to receive shares of Common Stock in an aggregate amount that is not a whole number, the Company will round downward the number of whole shares of Common Stock so issued to the nearest whole number.

(b) Immediately upon the action of the Board ordering the exchange of Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number

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of such Rights held by such holder multiplied by the Exchange Ratio (or, pursuant to Section 24(c), the equivalent number of shares of Preferred Stock). Promptly after the effectiveness of the exchange of Rights as provided in subsection (a) of this Section 24, the Company shall publicly announce such exchange (with prompt written notice thereof to the Rights Agent) and within 10 calendar days thereafter, shall give notice of such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such announcement or notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights shall be effected.

(c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued (and unreserved) to permit an exchange of Rights as contemplated in accordance with this Section 24, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, (i) Common Stock Equivalents, as such term is used in Section 11(a)(iii), (ii) cash, (iii) debt securities of the Company, (iv) other assets or (v) any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board (whose determination shall be described in a statement filed with the Rights Agent), equal to the Current Per Share Market Price of one share of Common Stock (determined pursuant to Section 11(d)) on the Trading Day immediately preceding the date of the effectiveness of the exchange pursuant to this Section 24.

(d) The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Without limiting the foregoing, prior to effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock (or substitute securities or assets pursuant to Section 24(c)) issuable pursuant to the exchange (or any portion thereof that have not theretofore been issued in connection with the exchange). From and after the time at which such shares are issued to the Trust, all Persons then entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (or substitute securities or assets pursuant to Section 24(c)) (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Any shares of capital stock issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable shares of Common Stock or Preferred Stock (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

(e) Notwithstanding any other provision of this Agreement, prior to the B-1 Consent Right Termination Date, the Company shall not in any way amend or supplement this Section 24 without the prior written consent of the holders of a majority of the Series B-1 Preferred Stock.

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Section 25 Notice of Certain Events

(a) If the Company proposes to (i) pay any dividend payable in stock of any class to the holders of shares of Preferred Stock or to make any other distribution to the holders of shares of Preferred Stock (other than a regular periodic cash dividend), (ii) offer to the holders of shares of Preferred Stock rights, options, warrants or any similar instrument to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) effect any consolidation or merger into or with any other Person, (v) to effect the liquidation, dissolution or winding up of the Company or (vi) declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or to effect a subdivision, combination or reclassification of the Common Stock then, in each such case, the Company shall give to the Rights Agent and, to the extent possible, to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, warrants, options or any similar instrument or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to but not including the record date for determining holders of the shares of Common Stock and/or Preferred Stock for purposes of such action, and in the case of any such other action covered by clause (i) or (ii) above at least ten (10) days prior to but not including the date of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever is the earlier.

(b) If a Stock Acquisition Date occurs, then the Company shall as soon as practicable thereafter give to the Rights Agent and, to the extent feasible, to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

Section 26 Notices

(a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made (a) immediately, if made by personal delivery to the party to be notified, (b) on the fifth (5th) day if sent by first-class mail, postage prepaid, (c) the next Business Day if by nationally recognized overnight courier or (d) upon confirmation, if transmission by facsimile combined with a phone call to the Company notifying it of such transmission, all addressed (until another address is filed in writing by the Company with the Rights) as follows:

Sirius XM Radio Inc.

1221 Avenue of the Americas

New York, New York 10020

Attention: Patrick L. Donnelly, Esq.

Phone:	(212) 584-5180
Facsimile:	(212) 584-5353

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(b) Subject to the provisions of Section 21 any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made (a) immediately, if made by personal delivery to the party to be notified, (b) on the fifth (5th) day if sent by first-class mail, postage prepaid, (c) the next Business Day if by nationally recognized overnight courier or (d) upon confirmation, if transmission by facsimile combined with a phone call to the Rights Agent notifying it of such transmission, all addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

The Bank of New York Mellon

Newport Office Center VII

480 Washington Boulevard

Jersey City, New Jersey 07310

Attention: Relationship Manager

with a copy to:

Mellon Investor Services LLC

Newport Office Center VII

480 Washington Boulevard

Jersey City, New Jersey 07310

Attention: General Counsel

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27 Supplements and Amendments

Prior to the Distribution Date, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders Rights, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent. From and after the time at which the Rights cease to be redeemable pursuant to Section 23, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii)

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to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to amend or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person), and no such amendment may cause the Rights again to become redeemable or cause this Rights Agreement again to become amendable other than in accordance with this sentence. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything herein to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own right, duties, obligations or immunities under this Agreement.

Section 28 Successors

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29 Determinations and Actions by the Board

(a) For all purposes of this Agreement, any calculation of the number of shares of Common Stock or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act or the provisions of Section 382 of the Code or any successor or replacement provision.

(b) The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations and calculations deemed necessary or advisable for the administration of this Agreement (including without limitation a determination to redeem or not redeem the Rights or amend this Agreement).

(c) All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject the Board, or any of the directors on the Board to any liability to any Person, including without limitation the Rights Agent and the holders of the Rights. The Rights Agent shall always be entitled to assume that the Board acted in good faith and the Rights Agent shall be fully protected and shall incur no liability in reliance thereon.

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Section 30 Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock).

Section 31 Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that nothing contained in this Section 31 will affect the ability of the Company under the provisions of Section 27 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction; provided further, however, that if such excluded provision shall affect the rights, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign two Business Days following but not including the date on which such term, provision, covenant or restriction is found to be invalid, void or unenforceable.

Section 32 Governing Law

This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made to be performed entirely within such State.

Section 33 Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34 Descriptive Headings; Interpretation

Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. For the avoidance of doubt and for clarification purposes only, if under any circumstance contemplated herein Rights become exercisable for the purchase of shares of Common Stock, such Rights may only be exercised as follows: Rights issued in respect of Common Stock will be exercisable only for the purchase of shares of Common Stock (or any common stock equivalents issued in respect thereof).

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Section 35 Force Majeure

Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

SIRIUS XM RADIO INC.

/s/ Patrick Donnelly
Name:	Patrick Donnelly
Title:	Executive Vice President and General Counsel

THE BANK OF NEW YORK MELLON,
as Rights Agent

/s/ James F. Kiszka
Name:	James F. Kiszka
Title:	Vice President

Signature page to Rights Agreement

Exhibit A

CERTIFICATE OF DESIGNATION

OF

SERIES C JUNIOR PREFERRED STOCK

OF

SIRIUS XM RADIO INC.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

Sirius XM Radio, Inc. (hereinafter called the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. The name of the Company is Sirius XM Radio, Inc.

2. The certificate of incorporation, as amended (the “Certificate of Incorporation”) of the Company authorizes the issuance of 50,000,000 shares of Preferred Stock, $0.001 par value (the “Preferred Stock”), and expressly vests in the Board of Directors of the Company (the “Board”) the authority provided therein to provide for the issuance of said shares in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

3. The Board, pursuant to the authority expressly vested in it as aforesaid, on April 28, 2009 adopted the following resolutions creating a “Series C Junior” series of Preferred Stock:

RESOLVED, that a series of the class of authorized Preferred Stock of the Company be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

SERIES C JUNIOR PREFERRED STOCK

Section 1 Designation and Amount. The shares of such series will be designated as Series C Junior Preferred Stock (the “Series C Preferred”) and the number of shares constituting the Series C Preferred is 9,000. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease will reduce the number of shares of Series C Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company and convertible into Series C Preferred.

Section 2 Dividends and Distributions.(a) Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior to the Series C Preferred with respect to dividends, the holders of shares of Series C Preferred, in preference to the holders of Common Stock, par value $0.001 per share (collectively, the “Common Stock”), of the Company, and of any other junior stock, will be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, dividends payable in cash (except as otherwise provided below) on such dates as are from time to time established for the payment of dividends on the Common Stock (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred (the “First Dividend Payment Date”), in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, the greater of (i) $1 and (ii) one million (1,000,000) times the aggregate per share amount of all cash dividends, and one million (1,000,000) times the aggregate per share amount (payable in kind) of all non-cash dividends, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred. In the event that the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series C Preferred are then issued or outstanding, the amount to which holders of shares of Series C Preferred would otherwise be entitled immediately prior to such event will be correspondingly adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.(b) The Company will declare a dividend on the Series C Preferred as provided in paragraph (a) of this Section 2 immediately after it declares a dividend on the Common Stock (other than a dividend payable in shares of Common Stock). Each such dividend on the Series C Preferred will be payable immediately prior to the time at which the related dividend on the Common Stock is payable.

(c) Dividends will accrue, and be cumulative, on outstanding shares of Series C Preferred from the Dividend Payment Date next preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series C Preferred or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue, and be cumulative, from such Dividend Payment Date. Accrued but unpaid dividends will cumulate from the applicable Dividend Payment Date but will not bear interest. Dividends paid on the shares of Series C Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series C Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.

Section 3 Voting Rights.

The holders of shares of Series C Preferred shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Certificate of Incorporation or required by law, each share of Series C Preferred shall entitle the holder thereof to 1,000,000 votes, on all matters upon which the holders of the Common Stock of the Company are entitled to vote. In the event the Company shall at any time after the Record Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein, in the Certificate of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of shares of Series C Preferred and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(c) Except as set forth herein, or as otherwise provided by law, holders of Series C Preferred shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4 Restrictions.

(a) Whenever dividends or distributions payable on the Series C Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred outstanding have been paid in full, the Company will not:

(i) Declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) (“Junior Stock”) to the shares of Series C Preferred;

(ii) Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) (“Parity Stock”) with the shares of Series C Preferred, except dividends paid ratably on the shares of Series C Preferred and all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) Redeem, purchase or otherwise acquire for consideration shares of any Junior Stock; provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such Junior Stock in exchange for shares of any other Junior Stock of the Company; or

(iv) Redeem, purchase or otherwise acquire for consideration any shares of Series C Preferred, or any shares of Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Company will not permit any majority-owned subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5 Reacquired Shares. Any shares of Series C Preferred purchased or otherwise acquired by the Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation of the Company, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6 Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution will be made (a) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series C Preferred have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series C Preferred will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to a minimum per share liquidation payment of $1,000 but will be entitled to an aggregate per share liquidation payment of 1,000,000 times the payment made per share of Common Stock or (b) to the holders of shares of Parity Stock, except distributions made ratably on the shares of Series C Preferred and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series C Preferred are then issued or outstanding, the aggregate amount to which each holder of shares of Series C Preferred would otherwise be entitled immediately prior to such event will be correspondingly adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7 Consolidation, Merger, Etc. In the event that the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each share of Series C Preferred will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one million (1,000,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company at any time (a) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivides the outstanding shares of Common Stock, (c) combines the outstanding shares of Common Stock in a smaller number of shares or (d) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series C Preferred are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred will be correspondingly adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8 Redemption. The shares of Series C Preferred are not redeemable.

Section 9 Rank. The Series C Preferred rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Company’s Preferred Stock, unless the terms of such series shall so provide.

Section 10 Fractional Shares. Series C Preferred may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred.

FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series C Junior Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Company pursuant to the provisions of Sections 104 and 151 of the DGCL.

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IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by the undersigned on April 29, 2009.

SIRIUS XM RADIO INC.

By:
Name:
Title:

Exhibit B

FORM OF RIGHTS CERTIFICATE

Certificate No. R-	Rights in respect of Common Stock

NOT EXERCISABLE AFTER AUGUST 1, 2011 OR SUCH EARLIER DATE AS PROVIDED BY THE RIGHTS AGREEMENT OR IF REDEMPTION, EXCHANGE OR AMENDMENT OCCURS. IF REDEEMED, EXCHANGED OR AMENDED. THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND AMENDMENT AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR A TRANSFEREE THEREOF SHALL BECOME NULL AND VOID AND NO LONGER TRANSFERABLE.

RIGHTS CERTIFICATE

SIRIUS XM RADIO, INC.

This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, (the “Rights Agreement”), by and between Sirius XM Radio, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation (the “Rights Agent”), dated as of April 29, 2009, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York time) on the Expiration Date (as such term is defined in the Rights Agreement) at the office or offices of the Rights Agent designated for such purpose, one-millionth of a fully paid nonassessable share of Series C Junior Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company, at a purchase price of $2.00 per one one-millionth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. If this Rights Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. The number of Rights evidenced by this Rights Certificate (and the number of one one-millionths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement, based on the Preferred Shares as constituted at such date. Terms used herein with initial capital letters and not defined herein are used herein with the meanings ascribed thereto in the Rights Agreement.

As provided in the Rights Agreement, the Purchase Price and/or the number and/or kind of shares of Preferred Stock (or other securities, as the case may be) which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to adjustment upon the occurrence of certain events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and can be obtained from the Company without charge upon written request therefor.

Pursuant to the Rights Agreement, from and after the occurrence of any Person becoming an Acquiring Person, any Rights that are Beneficially Owned by (i) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (ii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of any Person becoming an Acquiring Person or (iii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with any Person becoming an Acquiring Person pursuant to either (a) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (b) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding certain provisions of the Rights Agreement, and subsequent transferees of any of such Persons, will be null and void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of the Rights Agreement. From and after the occurrence of any Person becoming an Acquiring Person, no Rights Certificate will be issued that represents Rights that are or have become null and void pursuant to the provisions of the Rights Agreement, and any Rights Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of the Rights Agreement will be canceled.

This Rights Certificate, with or without other Rights Certificates, may be exchanged for another Rights Certificate or Rights Certificates entitling the holder to purchase a like number of one-millionths of a Preferred Share (or other securities, as the case may be) as the Rights Certificate or Rights Certificates surrendered entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the office or offices of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate properly completed and duly executed.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.00001 per Right or may be exchanged in whole or in part. The Rights Agreement may be supplemented and amended by the Company, as provided therein.

The Company is not required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-millionth of a Preferred Share, which may, at the option of the Company, be evidenced by depositary receipts) or other securities issuable, as the case may be, upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing such fractional Preferred Shares or other Securities, the Company may make a cash payment, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor will anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate have been exercised in accordance with the provisions of the Rights Agreement.

This Rights Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

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WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of              ,             .

SIRIUS XM RADIO INC.

By:
Name:
Title:

COUNTERSIGNED:

THE BANK OF NEW YORK MELLON, as Rights Agent

By:
Name:
Title:

Signature page for Rights Certificate

Form of Reverse Side of Rights Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                     , to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated :             ,

Signature

Signature(s) Guaranteed:

SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate ☐ are ☐ are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:             ,

Signature

Form of Reverse Side of Rights Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Rights Certificate)

To Sirius XM Radio Inc.:

The undersigned hereby irrevocably elects to exercise              Rights represented by this Rights Certificate to purchase the number of one-millionths of a Preferred Share or other securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

If such number of Rights is not all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

Dated:	,

Signature

Signature(s) Guaranteed:

SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate ☐ are ☐ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was, or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:	,

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not properly completed, such Assignment or Election to Purchase will not be honored.

Exhibit C

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS PLAN) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

SUMMARY OF RIGHTS

On April 28, 2009, the Board of Directors (the “Board”) of Sirius XM Radio, Inc., a Delaware corporation (the “Company”), adopted a rights plan and declared a dividend of one preferred share purchase right for each outstanding share of common stock. The dividend is payable to our stockholders of record as of May 11, 2009. The terms of the rights and the rights plan are set forth in a Rights Agreement, by and between us and The Bank of New York Mellon, as Rights Agent, dated as of April 29, 2009 (the “Rights Plan”).

This summary of rights provides only a general description of the Rights Plan, and thus, should be read together with the entire Rights Plan, which is incorporated into this summary by reference. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Rights Plan. Upon written request, the Company will provide a copy of the Rights Plan free of charge to any of its stockholders.

Our Board adopted the Rights Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on our ability to use our net operating loss carryforwards and certain other tax benefits (the “NOLs”) to reduce potential future federal income tax obligations. We have experienced and continue to experience substantial operating losses, and under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, we may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, we believe that we will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to us. However, if we experience an “Ownership Change,” as defined in Section 382 of the Internal Revenue Code, our ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.

The Rights Plan is intended to act as a deterrent to any person or group (other than the Company, any Related Person or any Exempt Person) (an “Acquiring Person”) acquiring 4.9% or more of our outstanding common stock (assuming for purposes of this calculation that all of the Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock are converted into common stock) without the approval of our Board. Stockholders who own 4.9% or more of our outstanding common stock as of the close of business on April 29, 2009 will not trigger the Rights Plan so long as they do not (i) acquire any additional shares of common stock or (ii) fall under 4.9% ownership of common stock and then re-acquire 4.9% or more of the common stock. The Rights Plan exempts future acquisitions of common stock by any Liberty

Party, but does not in any respect alter the respective rights and obligations of the Company and the Liberty Parties under the Liberty Investment Agreement. Any rights held by an Acquiring Person are null and void and may not be exercised. Our Board may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Rights Plan.

The Rights. Our Board authorized the issuance of one right per each outstanding share of our common stock payable to our stockholders of record as of May 11, 2009. Subject to the terms, provisions and conditions of the Rights Plan, if the rights become exercisable, each right would initially represent the right to purchase from us one one-millionth of a share of our Series C Junior Preferred Stock for a purchase price of $2.00 (the “Purchase Price”). If issued, each fractional share of preferred stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right does not give its holder any rights as a stockholder of the Company, including without limitation any dividend, voting or liquidation rights.

Exercisability. The rights will not be exercisable until the close of business on the tenth business day after a public announcement by us that a person or group has become an Acquiring Person.

We refer to the date that the rights become exercisable as the “Distribution Date.” Until the Distribution Date, our common stock certificates will evidence the rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, the rights may be transferred on the books and records of the Rights Agent as provided in the Rights Plan.

After the Distribution Date, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of common stock having a market value of two times the Purchase Price.

Exchange. On or after the Distribution Date, the Company, (i) will, if on such date the voting rights set forth in Section 12 of the Certificate of Designations for our Convertible Perpetual Preferred Stock, Series B-1, are still in effect, and (ii) at any time thereafter, may, at the option of the Board, exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of our common stock per right (subject to adjustment).

Expiration. The rights and the Rights Plan will expire on the earliest of (i) August 1, 2011, (ii) the time at which the Rights are redeemed pursuant to the Rights Plan, (iii) the time at which the Rights are exchanged pursuant to the Rights Plan, (iv) the repeal of Section 382 of the Code or any successor statute if the Board determines that the Rights Plan is no longer necessary for the preservation of Tax Benefits, (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward and (vi) June 30, 2010 if Stockholder Approval has not been obtained.

Redemption. At any time prior to the Distribution Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right, subject to adjustment to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Anti-Dilution Provisions. Our Board may make certain adjustments to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or our common stock. Such adjustments may include adjustments to the purchase price of the preferred shares under the Rights, the number of preferred shares issuable pursuant to each Right and the number of outstanding Rights, in each case as provided in the Rights Plan. Generally, no adjustments to the purchase price of less than 1% will be made.

Amendments. Before the Distribution Date, our Board may amend or supplement the Rights Plan without the consent of the holders of the Rights. After the Distribution Date, our Board may amend or supplement the Rights Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Plan, but only to the extent that those changes do not impair or adversely affect any rights holder and do not result in the rights again becoming redeemable, and no such amendment may cause the Rights again to become redeemable or cause this Rights Plan again to become amendable other than in accordance with this sentence.

Exhibit 99.1

SIRIUS XM ADOPTS STOCKHOLDER RIGHTS PLAN

Rights Plan is Designed to Preserve Tax Benefits of Net Operating Losses

NEW YORK – April 29, 2009 – SIRIUS XM Radio (NASDAQ: SIRI) today announced that its Board of Directors has adopted a stockholder rights plan to preserve the value of significant tax assets associated with the company’s tax net operating loss carryforwards under Section 382 of the Internal Revenue Code.

Under the rights plan, one right will be distributed for each share of common stock of SIRIUS XM outstanding as of the close of business on May 11, 2009. Pursuant to the rights plan, if any person or group (subject to certain exceptions specified in the rights plan) acquires 4.9% or more of the outstanding shares of common stock of SIRIUS XM (assuming for purposes of this calculation that all of the Company’s preferred stock is converted into common stock), without the approval of the Board of Directors, a significant dilution in the voting and economic ownership of such person or group would occur. The rights plan may be terminated by the Board of Directors of SIRIUS XM at any time prior to the rights being triggered.

“Our net operating loss carryforwards are an important asset of the Company; an asset that we believe we should make every effort to protect. This rights plan protects the interests of all stockholders and preserves these substantial tax benefits for the Company,” said Mel Karmazin, Chief Executive Officer of SIRIUS XM. “The rights plan is intended to enhance stockholder value; it has not been implemented for defensive or anti takeover purposes.”

The rights plan will continue in effect until August 1, 2011, unless earlier terminated or redeemed by the Board of Directors of SIRIUS XM or certain other events occur. The Company plans to submit the rights plan to a stockholder vote by June 30, 2010, and if stockholders do not approve the rights plan by this date it will terminate.

Additional information regarding the rights plan will be filed by SIRIUS XM in a Current Report on Form 8-K with the Securities and Exchange Commission. Stockholders of record of SIRIUS XM as of May 11, 2009 will be mailed a summary of the rights plan.

###

About SIRIUS XM Radio

SIRIUS XM Radio is America’s satellite radio company delivering commercial-free music channels, premier sports, news, talk, entertainment, traffic and weather, to more than 19 million subscribers as of December 31, 2008.

SIRIUS XM Radio has content relationships with an array of personalities and artists, including Howard Stern, Martha Stewart, Oprah Winfrey, Jimmy Buffett, Jamie Foxx, Barbara Walters, Opie & Anthony, Bubba the Love Sponge®, The Grateful Dead, Willie Nelson, Bob Dylan, Tom Petty, and Bob Edwards. SIRIUS XM Radio is the leader in sports programming as the Official Satellite Radio Partner of the NFL, Major League Baseball®, NASCAR®, NBA, NHL®, and PGA TOUR®, and broadcasts major college sports.

SIRIUS XM Radio has arrangements with every major automaker. SIRIUS XM Radio products are available at shop.sirius.com and shop.xmradio.com, and at retail locations nationwide, including Best Buy, RadioShack, Target, Sam’s Club, and Wal-Mart.

SIRIUS XM Radio also offers SIRIUS Backseat TV, the first ever live in-vehicle rear seat entertainment featuring Nickelodeon, Disney Channel and Cartoon Network; XM NavTraffic® service for GPS navigation systems delivers real-time traffic information, including accidents and road construction, for more than 80 North American markets.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving SIRIUS and XM, including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “ are expected to,” “anticipate,” “believe,” “plan,” “estimate,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: our substantial indebtedness; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the useful life of our satellites; our dependence upon automakers and other third parties; our competitive position versus other forms of audio and video entertainment; and general economic conditions. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ Annual Report on Form 10-K for the year ended December 31, 2008 and XM’s Annual Report on Form 10-K for the year ended December 31, 2008, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

CODE — E-SIRI

Contacts for SIRIUS XM Radio:

Media Relations	Investor Relations

Patrick Reilly 212-901-6646 PReilly@siriusradio.com	Paul Blalock 212-584-5174 PBlalock@siriusradio.com

Kelly Sullivan Joele Frank, Wilkinson Brimmer Katcher 212-355-4449 KSullivan@joelefrank.com	Hooper Stevens 212-901-6718 HStevens@siriusradio.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2009

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission File Number	Exact name of registrant as specified in its charter	I.R.S. Employer Identification Number
000-27441	XM SATELLITE RADIO HOLDINGS INC.	54-1878819
333-39178	XM SATELLITE RADIO INC.	52-1805102

DELAWARE

(State or other jurisdiction of incorporation or organization of both registrants)

1500 ECKINGTON PLACE, NE

WASHINGTON, DC 20002-2194

(Address of principal executive offices) (Zip code)

202-380-4000

(Registrants’ telephone number, including area code)

Indicate by check mark whether each registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☐    No  ☐

Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

XM Satellite Radio Holdings Inc.	Large Accelerated Filer ☒	Accelerated Filer ☐
	Non-Accelerated Filer ☐	Smaller Reporting Company ☐

XM Satellite Radio Inc.	Large Accelerated Filer ☐	Accelerated Filer ☐
	Non-Accelerated Filer ☒	Smaller Reporting Company ☐

Indicate by check mark whether each registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

(Class)	(Outstanding as of May 8, 2009)
XM SATELLITE RADIO HOLDINGS INC. COMMON STOCK, $0.01 PAR VALUE (all shares are issued to Sirius XM Radio Inc.)	100 SHARES

XM SATELLITE RADIO INC. COMMON STOCK, $0.10 PAR VALUE (all shares are issued to XM Satellite Radio Holdings Inc.)	125 SHARES

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

PART I: FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor Entity	Predecessor Entity
(in thousands)	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Revenue:
Subscriber revenue, including effects of rebates	$284,469	$280,869
Advertising revenue, net of agency fees	4,520	9,118
Equipment revenue	5,917	4,321
Other revenue	7,328	14,146

Total revenue	302,234	308,454
Operating expenses (depreciation and amortization
shown separately below) (1):
Cost of services:
Satellite and transmission	14,770	20,141
Programming and content	27,538	51,562
Revenue share and royalties	49,682	68,822
Customer service and billing	33,732	34,310
Cost of equipment	3,465	8,551
Sales and marketing	32,119	49,505
Subscriber acquisition costs	26,250	71,524
General and administrative	31,752	41,220
Engineering, design and development	4,751	11,020
Depreciation and amortization	54,827	45,483

Total operating expenses	278,886	402,138

Income (loss) from operations	23,348	(93,684)
Other income (expense):
Interest and investment income	528	1,675
Interest expense, net of amounts capitalized	(68,200)	(29,327)
Loss on change in value of embedded derivative	(58,203)	—
Loss from redemption of debt, net	(627)	—
Loss on investments	(6,937)	(4,177)
Other income (expense)	386	(3,425)

Total other expense	(133,053)	(35,254)

Loss before income taxes	(109,705)	(128,938)
Income tax expense	(578)	(331)
Net loss	(110,283)	(129,269)

Add: net loss attributable to noncontrolling interests	—	3,238

Net loss - controlling interests	$(110,283)	$(126,031)

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Satellite and transmission	$504	$1,435
Programming and content	1,398	2,543
Customer service and billing	406	889
Sales and marketing	1,329	3,652
General and administrative	6,269	6,522
Engineering, design and development	957	2,463

Total share-based payment expense	$10,863	$17,504

See accompanying Notes to the unaudited consolidated financial statements.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2009	December 31, 2008
(in thousands, except share and per share data)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$201,207	$206,740
Accounts receivable, net of allowance for doubtful accounts of $6,999 and $6,199, respectively	49,118	52,727
Inventory, net	3,122	4,489
Prepaid expenses	80,830	37,351
Related party current assets	107,471	112,363
Other current assets	58,328	50,412

Total current assets	500,076	464,082
Property and equipment, net	848,546	874,588
FCC license	2,000,000	2,000,000
Restricted investments	250	120,250
Deferred financing fees, net	33,809	30,303
Intangible assets, net	668,241	688,671
Related party long-term assets	184,610	124,607
Other long-term assets	77,067	34,284

Total assets	$4,312,599	$4,336,785

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$226,768	$237,299
Accrued interest	46,653	50,543
Deferred revenue	479,594	419,707
Current portion of deferred credit on executory contracts	237,944	234,774
Current maturities of long-term debt	330,314	355,739
Current maturities of long-term related party debt	21,193	—
Related party current liabilities	65,171	83,930

Total current liabilities	1,407,637	1,381,992
Long-term debt	1,364,489	1,439,102
Long-term related party debt	63,577	—
Deferred revenue, net of current portion	133,149	131,255
Deferred credit on executory contracts	980,364	1,037,190
Deferred tax liability	887,041	886,475
Related party long-term liabilities	15,336	—
Other long-term liabilities	27,315	36,325

Total liabilities	4,878,908	4,912,339

Commitments and contingencies (Note 13)	—	—
Stockholder’s deficit:
Common stock, par value $0.01; 1,000 shares authorized; 100 shares issued and outstanding as of March 31, 2009 and December 31, 2008	—	—
Accumulated other comprehensive loss, net of tax	(7,439)	(7,871)
Additional paid-in capital	5,989,598	5,870,502
Accumulated deficit	(6,548,468)	(6,438,185)

Total stockholder’s deficit	(566,309)	(575,554)

Total liabilities and stockholder’s deficit	$4,312,599	$4,336,785

See accompanying Notes to the unaudited consolidated financial statements.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDER’S DEFICIT AND COMPREHENSIVE LOSS

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholder’s Deficit
(in thousands, except share data)	Shares	Amount
Balance at December 31, 2008	100	$—	$5,870,502	$(6,438,185)	$(7,871)	$(575,554)

Net loss	—	—	—	(110,283)	—	(110,283)
Other comprehensive loss:
Unrealized gain on available-for-sale securities	—	—	—	—	649	649
Foreign currency translation adjustment	—	—	—	—	(217)	(217)

Total comprehensive loss						(109,851)
Contributed capital	—	—	119,096	—	—	119,096

Balance at March 31, 2009	100	$—	$5,989,589	$(6,548,468)	$(7,439)	$(566,309)

See accompanying Notes to the unaudited consolidated financial statements.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor Entity	Predecessor Entity
(in thousands)	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Cash flows from operating activities:
Net loss	$(110,283)	$(129,269)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	54,827	45,483
Non-cash interest expense	20,024	2,447
Provision for doubtful accounts	4,356	3,724
Amortization of deferred income related to equity method investment	(694)	(2,498)
Loss on investments	6,937	4,177
Loss from redemption of debt	627	—
Share-based payment expense	10,863	17,504
Loss on change in value of embedded derivative	58,203	—
Deferred income taxes	578	331
Other non-cash purchase price adjustments	(41,150)	—
Other	—	3,208
Changes in operating assets and liabilities:
Accounts receivable	(747)	3,265
Inventory	1,367	1,115
Related party assets	10,052	3,306
Prepaid expenses and other current assets	7,786	(36,633)
Other long-term assets	10,703	(976)
Accounts payable and accrued expenses	(15,754)	(59,197)
Accrued interest	(3,890)	22,844
Deferred revenue	49,964	12,809
Related party liabilities	(14,266)	(927)
Other long-term liabilities	(8,444)	1,591

Net cash provided by (used in) operating activities	41,059	(107,696)

Cash flows from investing activities:
Additions to property and equipment	(3,557)	(16,868)

Net cash used in investing activities	(3,557)	(16,868)

Cash flows from financing activities:
Proceeds from exercise of warrants and stock options	—	77
Long-term borrowings, net of costs	—	187,500
Payment of premiums on redemption of debt	(10,072)	—
Debt issuance costs	(6,181)	—
Payments to minority interest holder	—	(2,776)
Repayment of long-term borrowings	(26,782)	(3,007)
Other, net	—	(2,374)

Net cash (used in) provided by financing activities	(43,035)	179,420

Net (decrease) increase in cash and cash equivalents	(5,533)	54,856
Cash and cash equivalents at beginning of period	206,740	156,686

Cash and cash equivalents at end of period	$201,207	$211,542

Supplemental Disclosure of Cash and Non-Cash Flow Information
Cash paid during the period for:
Interest, net of amounts capitalized	$50,407	$3,210
Non-cash investing and financing activities:
Property acquired through capital leases	260	1,108
Release of restricted investments	120,000	—

See accompanying Notes to the unaudited consolidated financial statements.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, unless otherwise stated)

(1) Business

We broadcast in the United States our music, sports, news, talk, entertainment, traffic and weather channels for a subscription fee through our proprietary satellite radio system. Our satellite radio system consists of four in-orbit satellites, over 700 terrestrial repeaters that receive and retransmit signals, satellite uplink facilities and studios. Subscribers can also receive certain of our music and other channels over the Internet.

On July 28, 2008 XM Satellite Radio Holdings Inc. (“XM Holdings”) merged with and into Vernon Merger Corporation, a wholly owned subsidiary of Sirius Satellite Radio Inc. (the “Merger”) and, as a result, XM Holdings is now a wholly owned subsidiary of SIRIUS. Sirius Satellite Radio Inc. was later renamed Sirius XM Radio Inc. (“SIRIUS”). The accounting for the Merger has been “pushed-down” in the accompanying unaudited consolidated financial statements. XM, together with its subsidiaries, is operated as an unrestricted subsidiary under SIRIUS’ existing indebtedness. As an unrestricted subsidiary, transactions between the companies are required to comply with various contractual provisions in our debt instruments. For purposes of these Notes to unaudited consolidated financial statements, “we,” “us,” “our,” “the company,” and similar terms refer to XM Satellite Radio Holdings Inc. and its consolidated subsidiaries.

Our satellite radios are primarily distributed through automakers (“OEMs”), retailers and our website. We have agreements with major automakers to offer our satellite radios as factory or dealer-installed equipment in their vehicles. Our radios are also offered to customers of rental car companies, including Avis.

Our subscriber totals include subscribers under our regular pricing plans; discounted pricing plans; subscribers that have prepaid, including payments either made or due from automakers for prepaid subscriptions included in the sale or lease price of a new vehicle; certain radios activated for daily rental fleet programs; subscribers to XM Radio Online, our Internet service; and certain subscribers to our weather, traffic and data services.

Our primary source of revenue is subscription fees, with most of our customers subscribing on an annual, semi-annual, quarterly or monthly basis. We offer discounts for prepaid and long-term subscriptions as well as discounts for multiple subscriptions. We also derive revenue from activation fees, the sale of advertising on select non-music channels, the direct sale of satellite radios, components and accessories, and other ancillary services, such as our data and weather services.

In certain cases, automakers include a subscription to our radio services in the sale or lease price of vehicles. The length of these prepaid subscriptions varies, but is typically three months. We also reimburse various automakers for certain costs associated with satellite radios installed in their vehicles.

We also have an interest in a satellite radio service offered in Canada through our affiliate, Canadian Satellite Radio Holdings Inc. (“XM Canada”). Subscribers to the XM Canada service are not included in our subscriber count.

XM Satellite Radio Inc. (“XM”) was incorporated on December 15, 1992 in the State of Delaware. XM Satellite Radio Holdings Inc. was formed as a holding company for XM on May 16, 1997.

As of March 31, 2009 (except as noted), the principal differences between the financial conditions of XM Holdings and XM were:

•	the ownership by XM Holdings of the corporate headquarters and data center buildings since August 2001 and September 2005, respectively, and the lease of these buildings to XM;

•	XM-1, XM-2, and the transponders of XM-3 and XM-4 are owned by XM; and XM-5 and the bus portions of XM-3 and XM-4 are owned by XM Holdings;

•	the presence at XM Holdings of additional indebtedness, primarily the 10% Convertible Senior Notes due 2009 and 10% Senior PIK Secured Noted due 2011, both of which are not guaranteed by XM;

•	the investment by XM Holdings in XM Canada (including related revenue and deferred income); and

•	the existence of cash balances at XM Holdings.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

Accordingly, the results of operations for XM and its subsidiaries are substantially the same as the results of operations for XM Holdings and its subsidiaries except that XM has:

•

additional rent, less depreciation and amortization expense and less other income, in each case principally related to XM’s rental of its corporate headquarters and data center buildings from XM Holdings, which are intercompany transactions that have been eliminated in XM Holdings’ consolidated financial statements;

•	less interest expense or gains and losses on embedded derivatives, principally related to the additional indebtedness at XM Holdings;

•	less revenue associated with the amortization of deferred income and equity in losses from XM Holdings’ investment in XM Canada;

•	no gains or losses on XM Holdings’ investment in XM Canada; and

•	less interest income because of additional cash balances at XM Holdings.

We have incurred losses from operations and have generated negative cash flows from operations in each of the past three years. At March 31, 2009, we had an accumulated deficit of $6,548,468. Our ability to meet our debt and other obligations as they come due depends on the successful execution of our operating plan and on economic, financial and competitive factors influencing our business.

We entered into several agreements which improved our financial position. We entered into an agreement with General Motors to extend the term of XM’s distribution agreement to 2020 and to improve the economic terms of the arrangement. We entered into agreements with certain other third parties to, among other things, restructure lump sum payments coming due; eliminate escrow arrangements in certain cases in exchange for prepayment of the amount released; and extend agreements. We are in discussion with additional third parties to reach similar agreements.

Our plan to maintain sufficient liquidity includes the potential for deferring the planned launch of satellites and deferring planned capital projects or other discretionary spending. We believe that our cash and cash equivalents on hand, marketable securities, available borrowings from Liberty Media Corporation and its affiliate, Liberty Media, LLC (collectively, “Liberty Media”), and expected cash flows from operations will be sufficient to satisfy our financial obligations through 2010, including our obligations on account of interest and principal amount of $892,250. Our financial projections are based on assumptions, which we believe are reasonable, but contain uncertainties.

We expect SIRIUS’ Compensation Committee of their board of directors to consider equity-based, performance awards to certain employees during the second quarter of 2009. These performance awards would be intended to: compensate such employees for their efforts during the year ended December 31, 2008; and retain such employees in the short-term until stockholders approve the proposed Sirius XM Radio Inc. 2009 Long-Term Stock Incentive Plan. Any such performance awards are expected to take the form of restricted stock units which will vest over time.

(2) Principles of Consolidation and Basis of Presentation

Principles of Consolidation

The accompanying unaudited consolidated financial statements of XM Satellite Radio Holdings Inc. and subsidiaries have been prepared in accordance with U.S. generally accepted accounting principles, the instructions to Form 10-Q and Article 10 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. All intercompany transactions have been eliminated in consolidation.

Basis of Presentation

In presenting unaudited consolidated financial statements, management makes estimates and assumptions that affect the amounts reported and related disclosures. Additionally, estimates were used when recording the fair values of our assets acquired and liabilities assumed in the Merger. Estimates, by their nature, are based on judgment and available information. Actual results could differ from those estimates. In the opinion of management, all normal recurring adjustments necessary for a fair presentation of our unaudited consolidated financial statements as of March 31, 2009, the successor period of the three months ended March 31, 2009, and the predecessor period of the three months ended March 31, 2008, have been made.

XM Holdings operates as an unrestricted subsidiary of SIRIUS under its existing indebtedness. As an unrestricted subsidiary, transactions between the companies are required to comply with various contractual restrictions in our existing debt instruments. SIRIUS allocates certain expenses to us based on the estimated costs incurred by SIRIUS that pertain to us. Additionally, certain costs incurred by us benefit SIRIUS and are allocated to SIRIUS based on estimated costs incurred by us pertaining to SIRIUS. We settle amounts due between the parties on a semi-monthly and monthly basis, except for share-based payment arrangements which are settled at times agreed to between us and SIRIUS. Our financial position, results of operations and cash flows could differ from those that might have resulted had we operated autonomously. As a result of the Merger, certain of our predecessor accounting policies were changed to conform with SIRIUS’ current accounting policies. These changes have not had, and are not expected to have, a significant impact on our unaudited consolidated financial statements.

Interim results are not necessarily indicative of the results that may be expected for a full year. This Quarterly Report on Form 10-Q should be read together with our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 13, 2009.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

In connection with the Merger, our assets and liabilities were adjusted to fair value at the acquisition date by application of “push-down” accounting. Accordingly, our financial position and results of operations may not be comparable between the accompanying Successor and Predecessor periods.

(3) Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported and related disclosures.

Significant estimates inherent in the preparation of the accompanying consolidated financial statements include revenue recognition, asset impairment, useful lives of our satellites and valuation allowances against deferred tax assets. Financial market volatility and poor economic conditions in the United States have impacted and will continue to impact our business. Such conditions could have a material impact to our significant accounting estimates.

Inventory

Inventory consists of finished goods, refurbished goods, and other raw material components used in manufacturing radios. Inventory is stated at the lower of cost, determined on a first-in, first-out basis, or market. We record an estimated allowance for inventory that is considered slow moving and obsolete or whose carrying value is in excess of net realizable value. The provision related to products purchased for our direct to consumer distribution channel is reported as a component of Cost of equipment in our unaudited consolidated statements of operations. The remaining provision is reported as a component of Subscriber acquisition costs in our unaudited consolidated statements of operations.

Inventory, net, consists of the following:

	March 31, 2009	December 31, 2008
Raw materials	$5,761	$5,781
Finished goods	5,640	6,898
Allowance for obsolescence	(8,279)	(8,190)

Total inventory, net	$3,122	$4,489

Reclassifications

Certain amounts in our prior period unaudited consolidated financial statements have been reclassified to conform with our current period presentation.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position (“FSP”) 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13 and FSP 157-2, Effective Date of FASB Statement No. 157. FSP 157-1 amends SFAS No. 157 to remove certain leasing transactions from its scope. FSP 157-2, delayed the effective date of SFAS No. 157 for all nonfinancial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on at least an annual basis, until January 1, 2009 for calendar year end entities. In October 2008, the FASB issued FSP 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active, which provides a detailed example to illustrate key considerations in determining the fair value of a financial asset in an inactive market, and emphasizes the requirements to disclose significant unobservable inputs used as a basis for estimating fair value. We adopted the provisions of SFAS No. 157 on January 1, 2008, except as it applies to nonfinancial assets and liabilities as noted in FSP 157-2. Neither the partial adoption nor the issuance of FSP 157-3 had any significant impact on our consolidated results of operations or financial position. We adopted the provisions of SFAS No. 157, as amended, on January 1, 2009 as it relates to nonfinancial assets and liabilities, and there has been no impact on our consolidated results of operations or financial position.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

In November 2007, the FASB issued SFAS No. 141R, Business Combinations, which continues to require that all business combinations be accounted for by applying the acquisition method. Under the acquisition method, the acquirer recognizes and measures the identifiable assets acquired, the liabilities assumed, and any contingent consideration and contractual contingencies, as a whole, at their fair value as of the acquisition date. Under SFAS No. 141R, all transaction costs are expensed as incurred. SFAS No. 141R rescinded EITF No. 93-07, Uncertainties Related to Income Taxes in a Purchase Business Combination. Under SFAS No. 141R, all subsequent adjustments to uncertain tax positions assumed in a business combination that previously would have impacted goodwill are recognized in the income statement. The guidance in SFAS No. 141R is applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning after December 15, 2008. We adopted SFAS No. 141R effective January 1, 2009, with no impact on our consolidated results of operations or financial position.

In April 2009, the FASB issued FSP No. FAS 141R-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, which clarifies the application of SFAS No. 141R to assets and liabilities arising from contingencies in a business combination. FSP No. FAS 141R-1 requires the acquirer to recognize at fair value an asset acquired or liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period. If the acquisition-date fair value cannot be determined, the acquirer would apply the recognition criteria in SFAS No. 5, Accounting for Contingencies, and FASB Interpretation No.14, Reasonable Estimation of the Amount of a Loss, an interpretation of FASB Statement No. 5, to determine whether the contingency should be recognized as of the acquisition date or after it. The guidance in FSP No. FAS 141R-1 will be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning after December 15, 2008. FSP No. FAS 141R-1 does not impact the accounting for the Merger.

In December 2007, the FASB ratified EITF No. 07-1, Accounting for Collaborative Agreements, which provides guidance on how the parties to a collaborative agreement should account for costs incurred and revenue generated on sales to third parties, how sharing payments pursuant to a collaboration agreement should be presented in the income statement and certain related disclosure requirements. This EITF is effective for the first annual or interim reporting period beginning after December 15, 2008, and should be applied retrospectively to all prior periods presented for all collaborative arrangements existing as of the effective date. We adopted EITF No. 07-1 effective January 1, 2009, with no impact on our consolidated results of operations or financial position.

In April 2008, the FASB issued FSP No. FAS 142-3, Determination of the Useful Life of Intangible Assets. FSP No. FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008. We adopted FSP No. FAS 142-3 effective January 1, 2009, with no impact on our consolidated results of operations or financial position.

In May 2008, the FASB issued FSP No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), which amends the accounting requirements for certain convertible debt instruments. Additional disclosures are also required for these instruments. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008. We adopted FSP No. APB 14-1 effective January 1, 2009, with no impact on our consolidated results of operations or financial position.

In June 2008, the FASB ratified EITF No. 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, which provides guidance for determining whether an equity-linked financial instrument (or embedded feature) issued by an entity is indexed to the entity’s stock, and therefore would qualify for the first part of the scope exception in paragraph 11(a) of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. The EITF prescribes a two-step approach under which the entity would evaluate the instrument’s contingent exercise provisions and then the instrument’s settlement provisions, for purposes of evaluating whether the instrument (or embedded feature) is indexed to the entity’s stock. This EITF is effective for financial statements issued for fiscal years beginning after December 15, 2008. We adopted EITF No. 07-5 effective January 1, 2009, with no impact on our consolidated results of operations or financial position.

In November 2008, the FASB ratified EITF No. 08-6, Equity Method Investment Accounting Considerations, which applies to all investments accounted for under the equity method. The EITF clarifies the accounting for certain transactions and impairment considerations involving these investments. This EITF is effective for financial statements issued for fiscal years beginning after December 15, 2008. We adopted EITF No. 08-6 effective January 1, 2009, with no impact on our consolidated results of operations or financial position.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments, which amends SFAS 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. FSP No. FAS 107-1 and APB 28-1 also amends APB 28, Interim Financial Reporting, to require these disclosures in summarized financial information at interim reporting periods. This FSP is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. We are currently evaluating the impact that the adoption of FSP FAS 107-1 and APB 28-1 will have on our interim report disclosures.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments, which amends the other-than-temporary impairment guidance in U.S. generally accepted accounting principles for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. This FSP is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. We are currently evaluating the impact that the adoption of FSP No. FAS 115-2 and FAS 124-2 will have on our consolidated results of operations or financial position.

In April 2009, the FASB issued FSP No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, which provides additional guidance for estimating fair value in accordance with SFAS No. 157 when the volume and level of activity for the asset or liability have significantly decreased. If a significant decrease in the volume and level of activity for the asset or liability has occurred, quoted prices may not be determinative of fair value. Consequently, further analysis of the transactions or quoted prices is needed, and a significant adjustment to the transactions or quoted prices may be necessary to estimate fair value in accordance with SFAS No. 157. This FSP is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. We are currently evaluating the impact that the adoption of FSP No. FAS 157-4 will have on our consolidated results of operations or financial position.

(4) Intangible Assets

Intangible assets consisted of the following:

	Weighted Average Useful Lives	March 31, 2009			December 31, 2008
		Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Indefinite life intangible assets
FCC licenses	Indefinite	$2,000,000	$—	$2,000,000	$2,000,000	$—	$2,000,000
Trademark	Indefinite	250,000	—	250,000	250,000	—	250,000
Definite life intangible assets
Subscriber relationships	9 years	$380,000	$(45,718)	$334,282	$380,000	$(29,226)	$350,774
Proprietary software	6 years	16,552	(3,656)	12,896	16,552	(2,285)	14,267
Developed technology	10 years	2,000	(133)	1,867	2,000	(83)	1,917
Licensing agreements	9.1 years	75,000	(6,544)	68,456	75,000	(4,090)	70,910
Leasehold interests	7.4 years	908	(168)	740	908	(105)	803

Total intangible assets		$2,724,460	$(56,219)	$2,668,241	$2,724,460	$(35,789)	$2,688,671

Indefinite Life Intangible Assets

We have identified our FCC licenses and our trademark as indefinite life intangibles after considering the expected use of the assets, the regulatory and economic environment within which they are being used, and the effects of obsolescence on their use.

We hold FCC licenses to operate our satellite digital audio radio service and provide ancillary services. Our FCC licenses for our satellites expire on various dates in 2013 and 2014. Prior to the expirations, we will be required to apply for a renewal of our FCC licenses. The renewal and extension of our licenses is reasonably certain at minimal cost. The FCC licenses authorize us to use the broadcast spectrum, which is a renewable, reusable resource that does not deplete or exhaust over time.

In connection with the Merger, $250,000 of the purchase price was allocated to our trademark. As of March 31, 2009 there are no legal, regulatory or contractual limitations associated with our trademark.

We evaluate our indefinite life intangible assets for impairment on an annual basis in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. During the three months ended March 31, 2009, no impairment loss was recorded for intangible assets with indefinite lives.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

Definite Life Intangible Assets

Definite life intangible assets consist primarily of subscriber relationships of $380,000 that were fair valued as a result of the Merger. Subscriber relationships are amortized on an accelerated basis over 9 years, which reflects the estimated pattern in which the economic benefits will be consumed. Other definite life intangibles include certain licensing agreements of $75,000, which are being amortized over a weighted average useful life of 9.1 years on a straight-line basis.

Amortization expense for the three months ended March 31, 2009 was $20,430. Expected amortization expense for each of the fiscal years through December 31, 2013 and for periods thereafter is as follows:

Year ending December 31,	Amount
Remaining 2009	$56,335
2010	66,143
2011	59,021
2012	53,467
2013	47,097
Thereafter	136,178

Total intangibles, net	$418,241

(5) Subscriber Revenue

Subscriber revenue consists of subscription fees, non-refundable activation fees and the effects of rebates. Revenues received from automakers for prepaid subscriptions included in the sale or lease price of a new vehicle are also included in subscriber revenue over the service period upon activation and sale to the customer.

Subscriber revenue consists of the following:

	Successor Entity	Predecessor Entity
	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Subscription fees	$283,942	$275,974
Activation fees	569	5,144
Effect of rebates	(42)	(249)

Total subscriber revenue	$284,469	$280,869

(6) Interest Costs

We capitalize a portion of the interest on funds borrowed to finance the construction costs of our satellites. The following is a summary of our interest costs:

	Successor Entity	Predecessor Entity
	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Interest costs charged to expense	$68,200	$29,327
Interest costs capitalized	7,642	2,886

Total interest costs incurred	$75,842	$32,213

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

(7) Property and Equipment

Property and equipment, net, consists of the following:

	March 31, 2009	December 31, 2008
Satellite system	$490,126	$490,126
Terrestrial repeater network	41,886	41,850
Leasehold improvements	6,762	6,762
Broadcast studio equipment	7,868	7,804
Capitalized software and hardware	53,803	53,986
Satellite telemetry, tracking and control facilities	33,313	33,542
Furniture, fixtures, equipment and other	25,583	26,076
Land	38,100	38,100
Building	53,887	53,887
Construction in progress - satellite system	191,819	181,856

Total property and equipment	943,147	933,989
Accumulated depreciation and amortization	(94,601)	(59,401)

Property and equipment, net	$848,546	$874,588

Depreciation and amortization expense on property and equipment was $34,397 and $45,483 for the three months ended March 31, 2009 and 2008, respectively.

Satellites

We own four orbiting satellites; two of which, XM-3 and XM-4, currently transmit our signal and two of which, XM-1 and XM-2, serve as in-orbit spares. Our satellites were launched in March 2001, May 2001, February 2005 and October 2006.

Space Systems/Loral has constructed our fifth satellite, XM-5, for use in our system. We have also entered into an agreement with Sea Launch to secure a launch for XM-5.

(8) Related Party Transactions

Liberty Media

Liberty Media has invested in us an aggregate of $100,000 in the form of loans, and is committed to invest an additional $150,000 in loans as of March 31, 2009. Liberty Media is the holder of SIRIUS’ Convertible Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), has representatives on SIRIUS’ board of directors and is considered a related party. See Note 11, Debt, to our unaudited consolidated financial statements for further information regarding indebtedness owed to Liberty Media.

Investment Agreement

On February 17, 2009, SIRIUS entered into an Investment Agreement (the “Investment Agreement”) with Liberty Media. Pursuant to the Investment Agreement, SIRIUS agreed to issue to Liberty Radio, LLC 12,500,000 shares of Series B Preferred Stock with a liquidation preference of $0.001 per share in partial consideration for certain loan investments. The Series B Preferred Stock was issued on March 6, 2009.

Loan Investments

On February 17, 2009, XM entered into a Credit Agreement with Liberty Media Corporation, as administrative agent and collateral agent, and Liberty Media, LLC, as lender. On March 6, 2009, XM amended and restated that credit agreement (the “Second-Lien Credit Agreement”) with Liberty Media Corporation. Pursuant to the Second-Lien Credit Agreement, XM may borrow $150,000 of term loans on December 1, 2009. The proceeds of these loans will be used to repay a portion of the

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

10% Convertible Notes due 2009 on the stated maturity date thereof. The Second-Lien Credit Agreement matures on March 1, 2011, and bears interest at 15% per annum. XM pays a commitment fee of 2% per annum on the undrawn portion of the Second-Lien Credit Agreement until the date of disbursement of the loans or the termination of the commitments.

On March 6, 2009, XM amended and restated (i) the $100,000 Credit Agreement, dated as of June 26, 2008, among XM, XM Holdings, the lenders named therein and UBS AG, as administrative agent (the “UBS Term Loan”), and (ii) the $250,000 Credit Agreement, dated as of May 5, 2006, among XM, XM Holdings, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “JPM Revolver” and, together with the UBS Term Loan, the “Previous Facilities”). The Previous Facilities were combined as term loans into the Amended and Restated Credit Agreement, dated as of March 6, 2009, among XM, XM Holdings, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “First-Lien Credit Agreement”), and Liberty Media, LLC, purchased $100,000 aggregate principal amount of such loans from the existing lenders. XM paid a restructuring fee of 2% to the existing lenders under the Previous Facilities.

As a result of SIRIUS’ issuance of Series B Preferred Stock, we recorded a $113,280 increase to additional paid-in capital.

We recognized Interest expense related to Liberty Media of $4,738 for the three months ended March 31, 2009.

As of March 31, 2009, deferred financing fees related to the Second-Lien Credit Agreement recorded in Related party long-term assets was $65,164.

As of March 31, 2009, we recorded $21,193 within Current maturities of long-term related party debt, related to the transaction with Liberty Media. As of March 31, 2009, we recorded $63,577 within Long-term related party debt, net of current portion, related to the transactions with Liberty Media.

XM Canada

In November 2005, we entered into agreements to provide XM Canada with the right to offer XM satellite radio service in Canada. The agreements have an initial term of ten years and XM Canada has the unilateral option to extend the term of the agreements for an additional five years at no additional cost beyond the current financial arrangements. XM Canada has expressed its intent to exercise this option at the end of the initial term of the agreements. We have the right to receive a 15% royalty for all subscriber fees earned by XM Canada each month for its basic service and a nominal activation fee for each gross activation of an XM Canada subscriber on XM’s system. XM Canada is obligated to pay us a total of $71,800 for the rights to broadcast and market National Hockey League (“NHL”) games for the 10-year term of our contract with the NHL. In accordance with EITF No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, we recognize these payments on a gross basis as a principal obligor.

The estimated fair value of deferred revenue from XM Canada as of the Merger date was approximately $34,000, and is being amortized on a straight-line basis over the remaining expected term of the agreements. Subsequent to the Merger date, we began to record additional deferred revenue on our agreements with XM Canada involving royalties on subscriber and activation fees. As of March 31, 2009 and December 31, 2008, the carrying value of Deferred revenue related to XM Canada was $37,029 and $36,002, respectively.

We have extended a Cdn$45,000 standby credit facility to XM Canada which can be utilized to purchase terrestrial repeaters or finance the payment of subscription fees. The facility matures on December 31, 2012 and bears interest at a rate of 17.75% per annum. We have the right to convert unpaid principal amounts into Class A subordinate voting shares of XM Canada at the price of Cdn$16.00 per share. As of March 31, 2009 and December 31, 2008, amounts drawn by XM Canada on this facility in lieu of payment of subscription fees recorded in Related party long-term assets were $9,770 and $8,311, respectively.

In connection with the deferred income related to XM Canada, we recorded amortization of $694 and $2,498 for the three months ended March 31, 2009 and 2008, respectively. The royalty fees we earn related to subscriber and activation fees are reported as a component of Other revenue in our unaudited consolidated statements of operations. We recorded royalty fees of $114 and $151 for the three months ended March 31, 2009 and 2008, respectively. XM Canada pays us a licensing fee and reimburses us for advertising, both of which are reported as a component of Other revenue in our unaudited consolidated statements of operations. We recorded licensing fee revenue of $1,500 for the three months ended March 31, 2009 and 2008. We recognized advertising reimbursements of $367 and $417 for the three months ended March 31, 2009 and 2008, respectively. As of March 31, 2009 and December 31, 2008, amounts due from XM Canada recorded in Related party current assets were $6,988 and $5,594, respectively.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

General Motors

We have a long-term distribution agreement with General Motors Corporation (“GM”). GM has a representative on SIRIUS’ board of directors and is considered a related party. During the term of the agreement, GM has agreed to distribute the XM service. To encourage the broad installation of XM radios in GM vehicles, we subsidize a portion of the cost of XM radios and makes incentive payments to GM when the owners of GM vehicles with installed XM radios become subscribers to XM’s service. We also share with GM a percentage of the subscription revenue attributable to GM vehicles with installed XM radios. As part of the agreement, GM provides certain call-center related services directly to XM subscribers who are also GM customers for which we reimburse GM. We have entered into an agreement with GM to extend the term of XM’s distribution agreement to 2020 to improve the economic terms of the arrangement, and postpone, at XM’s option, certain payments, with interest, to GM.

XM makes bandwidth available to OnStar Corporation for audio and data transmissions to owners of XM-enabled GM vehicles, regardless of whether the owner is an XM subscriber. OnStar’s use of our bandwidth must be in compliance with applicable laws, must not compete or adversely interfere with our business, and must meet our quality standards. We also granted to OnStar a certain amount of time to use our studios on an annual basis and agreed to provide certain audio content for distribution on OnStar’s services.

We recorded total revenue from GM, primarily consisting of subscriber revenue, of $6,992 and $10,118 for the three months ended March 31, 2009 and 2008, respectively.

We recognized Sales and marketing expense with GM of $8,094 and $11,761 for the three months ended March 31, 2009 and 2008, respectively. We recognized Revenue share and royalties expense with GM of $17,674 and $31,489 for the three months ended March 31, 2009 and 2008, respectively. We recognized Subscriber acquisition costs with GM of $9,261 and $38,931 for the three months ended March 31, 2009 and 2008, respectively.

As of March 31, 2009, amounts due from GM and prepaid expenses with GM recorded in Related party current assets were $5,120 and $93,322, respectively. As of March 31, 2009, prepaid expenses with GM recorded in Related party long-term assets were $109,676. As of December 31, 2008, amounts due from GM and prepaid expenses with GM recorded in Related party current assets were $10,132 and $94,444, respectively. As of December 31, 2008, prepaid expenses with GM recorded in Related party long-term assets were $116,296. As of March 31, 2009 and December 31, 2008, amounts due to GM recorded in Related party current liabilities were $49,458 and $63,023, respectively.

As of March 31, 2009 and December 31, 2008, amounts due to GM recorded in Related party long-term liabilities were $15,336 and $0, respectively.

American Honda

We make a certain amount of our bandwidth available to American Honda. American Honda has a representative on SIRIUS’ board of directors and is considered a related party. American Honda’s use of our bandwidth must be in compliance with applicable laws, must not compete or adversely interfere with our business, and must meet our quality standards. This agreement remains in effect so long as American Honda holds a certain amount of its investment in SIRIUS. In January 2007, we announced a 10-year extension to our arrangement with American Honda to be its supplier of satellite radio and related data services in Honda and Acura vehicles. We also agreed to make incentive payments to American Honda for each purchaser of a Honda or Acura vehicle that becomes a self-paying XM subscriber and share with American Honda a portion of the subscription revenue attributable to Honda and Acura vehicles with installed XM radios.

We recorded total revenue from American Honda, primarily consisting of subscriber revenue, of $2,832 and $4,115 for the three months ended March 31, 2009 and 2008, respectively.

We recognized Sales and marketing expense with American Honda of $1,331 and $2,083 for the three months ended March 31, 2009 and 2008, respectively. We recognized Revenue share and royalties expense with American Honda of $1,435 and $660 for the three months ended March 31, 2009 and 2008, respectively.

As of March 31, 2009 and December 31, 2008, amounts due from American Honda recorded in Related party current assets were $2,041 and $2,194, respectively.

As of March 31, 2009 and December 31, 2008, amounts due to American Honda recorded in Related party current liabilities were $3,502 and $4,190, respectively.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

SIRIUS

SIRIUS allocates certain expenses to us based on the estimated costs incurred by SIRIUS that pertain to us. Additionally, certain costs incurred by us benefit SIRIUS and are allocated to SIRIUS based on estimated costs incurred by us pertaining to SIRIUS. We settle amounts due between the parties on a semi-monthly and monthly basis, except for share-based payment arrangements which are settled at times agreed to between us and SIRIUS. Our financial position, results of operations and cash flows could differ from those that might have resulted had we operated autonomously. As of March 31, 2009 and December 31, 2008, net costs attributable to these costs recorded in Related party current liabilities were $12,211 and $16,717, respectively.

(9) Investments

Investments consist of the following:

	March 31, 2009	December 31, 2008
Marketable securities	$11,138	$10,525
Restricted investments	250	120,250
Embedded derivative accounted for separately from the host contract	3	2
Equity method investments	1,770	8,873

Total investments	$13,161	$139,650

XM Canada

We have a 23.33% economic interest in XM Canada. The amount of the Merger purchase price allocated to the fair value of our investment in XM Canada was $41,188. Our investment in XM Canada is recorded using the equity method (on a one-month lag) since we have significant influence, but less than a controlling voting interest in XM Canada. Under this method, our investment in XM Canada is adjusted quarterly to recognize our share of net earnings or losses as they occur, rather than at the time dividends or other distributions are received, limited to the extent of our investment in, advances to, and commitments to fund XM Canada. Our share of net earnings or losses of XM Canada is recorded to Loss on investments in our unaudited consolidated statements of operations. We recorded $3,903 and $4,177 for the three months ended March 31, 2009 and 2008, respectively, for our share of XM Canada’s net loss. During the three months ended March 31, 2009, we reduced the carrying value of our investment in XM Canada due to decreases in fair value that were considered to be other than temporary and recorded an impairment charge of $3,034. In addition, during the three months ended March 31, 2009, we recorded $166 as a foreign exchange loss to Accumulated other comprehensive loss, net of tax.

We hold an investment in Cdn$4,000 face value of 8% convertible unsecured subordinated debentures issued by XM Canada for which the embedded conversion feature is required under SFAS No. 133 to be bifurcated from the host contract. The host contract is accounted for as an available-for-sale security at fair value with changes in fair value recorded to Accumulated other comprehensive loss, net of tax. The embedded conversion feature is accounted for as a derivative at fair value with changes in fair value recorded in earnings as Interest and investment income. As of March 31, 2009, the carrying value of our equity method investment in XM Canada was $1,770, while the carrying value of the host contract and embedded derivative related to our investment in the debentures was $2,537 and $3, respectively. As of December 31, 2008, the carrying value of our equity method investment in XM Canada was $8,873, while the carrying value of the host contract and embedded derivative related to our investment in the debentures was $2,540 and $2, respectively.

Auction Rate Certificates

Auction rate certificates are long-term securities structured to reset their coupon rates by means of an auction. We account for our investment in auction rate certificates as available-for-sale securities. As of March 31, 2009 and December 31, 2008, the carrying value of these securities was $8,601 and $7,985, respectively.

Restricted Investments

Restricted investments relate to deposits placed into escrow for the benefit of third parties pursuant to programming agreements. During the three months ended March 31, 2009, $120,000 of escrowed funds was released to a programming provider. As of March 31, 2009 and December 31, 2008, the carrying value of our long-term restricted investments was $250 and $120,250, respectively.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

(10) Fair Value

The fair value of a financial instrument is the amount at which the instrument could be exchanged in an orderly transaction between market participants to sell the asset or transfer the liability. As of March 31, 2009 and December 31, 2008, we have determined that the carrying amounts of cash and cash equivalents, accounts and other receivables, and accounts payable approximate fair value due to the short-term nature of these instruments.

The fair value of our long-term debt is determined by either (i) estimation of the discounted future cash flows of each instrument at rates currently offered to us for similar debt instruments of comparable maturities by our bankers, or (ii) quoted market prices at the reporting date for the traded debt securities. As of March 31, 2009 and December 31, 2008, the carrying value of our long-term debt was $1,779,573 and $1,794,841, respectively; while the fair value approximated $1,269,414 and $760,897, respectively.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

(11) Debt

Our debt consists of the following:

	Conversion Price (per (SIRIUS share)	Long-term debt
		March 31, 2009	December 31, 2008
Amended and Restated Credit Agreement due 2011	N/A	325,000	—
Less: discount		(49,497)	—
Senior Secured Term Loan due 2009	N/A	—	100,000
13% Senior Notes due 2013	N/A	778,500	778,500
Less: discount		(72,596)	(74,986)
9.75% Senior Notes due 2014	N/A	5,260	5,260
10% Convertible Senior Notes due 2009	$10.87	227,515	400,000
Less: discount		(7,316)	(17,367)
10% Senior PIK Secured Notes due 2011	N/A	172,485	—
Less: discount		(16,743)	—
10% Senior Secured Discount Convertible Notes due 2009	0.69	33,249	33,249
Less: discount		(4,247)	(5,471)
Senior Secured Revolving Credit Facility due 2009	N/A	—	250,000
Add: premium		—	151
7% Exchangeable Senior Subordinated Notes due 2014	1.88	550,000	550,000
Less: discount		(264,592)	(270,368)
Other debt:
Capital leases	N/A	21,694	23,215
Embedded derivatives		80,861	22,658

Total debt		1,779,573	1,794,841
Less: current maturities
Related party		21,193	—
Non-related party		330,314	355,739

Total current maturities		351,507	355,739

Total long-term		1,428,066	1,439,102
Less: related party		63,577	—

Total long-term, excluding related party		$1,364,489	$1,439,102

Amended and Restated Credit Agreement due 2011

On March 6, 2009, XM amended and restated (i) the $100,000 Senior Secured Term Loan due 2009, dated as of June 26, 2008, among XM, XM Holdings, the lenders named therein and UBS AG, as administrative agent (the “UBS Term Loan”), and (ii) the $250,000 Senior Secured Revolving Credit Facility due 2009, dated as of May 5, 2006, among XM, XM Holdings, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “JPM Revolver” and, together with the UBS Term Loan, the “Previous Facilities”). The Previous Facilities were combined as term loans into the Amended and Restated Credit Agreement, dated as of March 6, 2009, among XM, XM Holdings, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “First-Lien Credit Agreement”), and Liberty Media LLC (“Liberty”) purchased $100,000 aggregate principal amount of such loans from the lenders. XM paid a restructuring fee of 2% to the existing lenders under the Previous Facilities.

Loans under the First-Lien Credit Agreement held by existing lenders (the “Tranche A” and the “Tranche B” term loans) mature on May 5, 2010 and the remaining loans purchased by Liberty (the “Tranche C” term loans) mature on May 5, 2011. The Tranche A and the Tranche B term loans are subject to scheduled quarterly amortization payments of $25,000 starting on March 31, 2009 with all remaining amounts ($150,000) due on the maturity date. The Tranche C term loans are subject to a partial amortization of $25,000 on March 31, 2010, with all remaining amounts ($75,000) due on the final maturity date. Pursuant to these maturities and the scheduled amortization payments, of the outstanding principal amount, $100,000 of the $350,000 is due in 2009; $175,000 is due in 2010; and $75,000 is due in 2011. We paid $25,000 on March 31, 2009. The loans bear interest at rates ranging from prime plus 11% to LIBOR (subject to a 3% floor) plus 12%. The current interest rate is 15.00%.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

The loans under the First-Lien Credit Agreement are guaranteed by XM Holdings and each of the subsidiary guarantors named therein. The loans are secured by a first lien on substantially all of the assets of XM Holdings, XM and certain subsidiaries named therein. The affirmative covenants, negative covenants and event of default provisions contained in the First-Lien Credit Agreement are substantially similar to those contained in the Previous Facilities, except that (i) XM must maintain cash reserves of $75,000 (without taking into account any proceeds from the Second-Lien Credit Agreement (as defined below)), (ii) SIRIUS must maintain cash reserves of $35,000, (iii) XM Holdings and XM must maintain certain EBITDA levels set forth therein and (iv) an event of default shall occur upon the acceleration of any our material indebtedness or in the event of our voluntary or involuntary bankruptcy.

13% Senior Notes due 2013

In July 2008, XM Escrow LLC (“Escrow LLC”), a wholly owned subsidiary of XM Holdings, issued $778,500 aggregate principal amount of 13% Senior Notes due 2013 (the “13% Notes”). Interest is payable semi-annually in arrears on February 1 and August 1 of each year at a rate of 13% per annum. The 13% Notes were issued for $700,105, resulting in an original issuance discount of $78,395. The 13% Notes are unsecured and mature in 2013. Escrow LLC merged with and into XM. Upon the merger, the 13% Notes became obligations of XM and became guaranteed by XM Holdings, XM Equipment Leasing LLC and XM Radio Inc.

9.75% Senior Notes due 2014

XM has outstanding $5,260 aggregate principal amount of 9.75% Senior Notes due 2014 (the “9.75% Notes”). Interest on the 9.75% Notes is payable semi-annually on May 1 and November 1 at a rate of 9.75% per annum. The 9.75% Notes are unsecured and mature on May 1, 2014. XM, at its option, may redeem the 9.75% Notes at declining redemption prices at any time on or after May 1, 2010, subject to certain restrictions. Prior to May 1, 2010, XM may redeem the 9.75% Notes, in whole or in part, at a price equal to 100% of the principal amount thereof, plus a make-whole premium and accrued and unpaid interest to the date of redemption.

On March 6, 2009, XM executed and delivered a Third Supplemental Indenture (the “9.75% Notes Supplemental Indenture”). The 9.75% Notes Supplemental Indenture amended the indenture to eliminate substantially all of the restrictive covenants, eliminated certain events of default and modified or eliminated certain other provisions contained in the indenture and the 9.75% Notes.

10% Convertible Senior Notes due 2009

We have issued $400,000 aggregate principal amount of 10% Convertible Senior Notes due 2009 (the “10% Convertible Notes”). Interest is payable semi-annually at a rate of 10% per annum. The 10% Convertible Notes mature on December 1, 2009. The 10% Convertible Notes may be converted by the holder, at its option, into shares of SIRIUS’ common stock at a conversion rate of 92.0 shares of SIRIUS common stock per $1,000 principal amount, which is equivalent to a conversion price of $10.87 per share of SIRIUS common stock (subject to adjustment in certain events). As a result of the fair valuation at the acquisition date, we recognized an initial discount of $23,700. On February 13, 2009, we exchanged $172,485 aggregate principal amount of the outstanding 10% Convertible Notes for a like principal amount XM Holdings’ 10% Senior PIK Secured Notes due June 2011.

We accounted for the exchange as a modification of debt under EITF Issue No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments. Upon the exchange, we recorded $2,008 to General and administrative expense in our unaudited consolidated statements of operations and $10,990 of additional debt discount in our unaudited consolidated balance sheets.

10% Senior PIK Secured Notes due 2011

On February 13, 2009, we exchanged $172,485 aggregate principal amount of outstanding 10% Convertible Notes for a like principal amount of XM Holdings’ 10% Senior PIK Secured Notes due June 2011 (the “New Notes”).

The New Notes are fully and unconditionally guaranteed by XM 1500 Eckington LLC and XM Investment LLC (together, the “Subsidiary Guarantors”) and are secured by a first-priority lien on substantially all of the property of the Subsidiary Guarantors. XM Holdings may, at its option, redeem some or all of the New Notes at any time at 100% of the principal amount prepaid, together with accrued and unpaid interest, if any.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

We paid a fee equal to, at each exchanging noteholders’ election, either (i) 833 shares of SIRIUS’ common stock (the “Structuring Fee Shares”) for every $1 principal amount of 10% Convertible Notes exchanged or (ii) an amount in cash equal to $0.05 for every $1 principal amount of 10% Convertible Notes exchanged. The total number of Structuring Fee Shares delivered was 59,178,819, and the aggregate cash delivered was approximately $5,100.

10% Senior Secured Discount Convertible Notes due 2009

XM Satellite Radio Holdings Inc. (with XM as co-obligor) have outstanding $33,249 aggregate principal amount of 10% Senior Secured Discount Convertible Notes due 2009 (the “10% Discount Convertible Notes”). Interest is payable semi-annually at a rate of 10% per annum. The 10% Discount Convertible Notes mature on December 31, 2009. At any time, a holder of the notes may convert all or part of the accreted value of the notes at a conversion price of $0.69 per share of SIRIUS common stock. The 10% Discount Convertible Notes rank equally in right of payment with all of our other existing and future senior indebtedness, and are senior in right of payment to all of our existing and future subordinated indebtedness. As a result of the fair valuation at the acquisition date, we recognized an initial discount of $7,324.

7% Exchangeable Senior Subordinated Notes due 2014

In August 2008, XM issued $550,000 aggregate principal amount of 7% Exchangeable Senior Subordinated Notes due 2014 (the “Exchangeable Notes”). The Exchangeable Notes are senior subordinated obligations of XM and rank junior in right of payment to its existing and future senior debt and equally in right of payment with its existing and future senior subordinated debt. The company, XM Equipment LLC and XM Radio Inc. have guaranteed the Exchangeable Notes on a senior subordinated basis. Interest is payable semi-annually in arrears on June 1 and December 1 of each year at a rate of 7% per annum. The Exchangeable Notes mature on December 1, 2014. The Exchangeable Notes are exchangeable at any time at the option of the holder into shares of SIRIUS’ common stock at an initial exchange rate of 533.3333 shares of SIRIUS common stock per $1,000 principal amount of Exchangeable Notes, which is equivalent to an approximate exchange price of $1.875 per share of SIRIUS common stock.

Embedded Derivatives

We issued convertible debt securities, including the 10% Convertible Senior Notes due 2009, the 10% Senior Secured Discount Convertible Notes due 2009 and 7% Exchangeable Senior Subordinated Notes due 2014 containing non-detachable conversion or exchange features. Upon completion of the Merger, these debt agreements were amended such that the settlement of conversion features is into shares of SIRIUS common stock.

The convertible and exchangeable features are embedded derivatives, and subsequent to the Merger are required to be separated from the host contract for accounting purposes in accordance with SFAS No. 133, Accounting for Hedging and Derivative Instruments. The embedded derivatives are recorded as derivative liabilities and included in our debt balances in our statement of financial position and the changes in fair value of those derivatives are reported as a realized investment gain or loss in the period in which the fair value changes.

Due to the change in fair value of these embedded derivatives, we recognized $58,203 of a Loss on change in value of embedded derivatives during the three months ended March 31, 2009. The balance of derivative liabilities was $80,861 and $22,658 as of March 31, 2009 and December 31, 2008, respectively.

Covenants and Restrictions

The First-Lien Credit Agreement, 13% Notes and Second-Lien Credit Agreement require compliance with certain covenants that restrict our ability to, among other things, (i) incur additional indebtedness, (ii) incur liens, (iii) pay dividends or make certain other restricted payments, investments or acquisitions, (iv) enter into certain transactions with affiliates, (v) merge or consolidate with another person, (vi) sell, assign, lease or otherwise dispose of all or substantially all of our assets, and (vii) make voluntary prepayments of certain debt, in each case subject to exceptions as provided in the applicable indenture or credit agreement. XM Holdings operates as an unrestricted subsidiary of SIRIUS for purposes of compliance with the covenants contained in our debt instruments. The First-Lien Credit Agreement requires XM and SIRIUS to maintain levels of cash and cash equivalents of at least $75,000 and $35,000, respectively; and XM Holdings and XM must maintain certain EBITDA levels set forth therein. The Second Lien Credit Agreement also requires minimum levels of cash and cash equivalents and EBITDA. If we fail to comply with these covenants, the First-Lien Credit Agreement, 13% Notes and Second-Lien Credit Agreement could become immediately payable.

At March 31, 2009, we were in compliance with all financial covenants.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

Investment by Liberty Media Corporation and its affiliate, Liberty Radio, LLC

During the first quarter of 2009, Liberty Media Corporation and its affiliate, Liberty Radio, LLC invested an aggregate of $250,000 in the form of loans to SIRIUS, $100,000 in the form of loans to XM, committed to invest an additional $30,000 in loans to SIRIUS and $150,000 in loans to XM, and received a significant equity interest in SIRIUS.

Second-Lien Credit Agreement. On February 17, 2009, we entered into a Credit Agreement (the “Credit Agreement”) with Liberty Media Corporation, as administrative agent and collateral agent. The Credit Agreement provides for a $150,000 term loan. On March 6, 2009, we amended and restated the Credit Agreement (the “Second-Lien Credit Agreement”) with Liberty Media Corporation. Pursuant to the Second-Lien Credit Agreement, we may borrow $150,000 aggregate principal amount of term loans on December 1, 2009. The proceeds of the loans will be used to repay a portion of the 10% Convertible Notes of XM Holdings on the stated maturity date thereof. The Second-Lien Credit Agreement matures on March 1, 2011, and bears interest at 15% per annum. XM pays a commitment fee of 2.0% per annum on the undrawn portion of the Second-Lien Credit Agreement until the date of disbursement of the loans or the termination of the commitments. As of March 31, 2009, there were no amounts outstanding under this credit facility.

The loans under the Second-Lien Credit Agreement are guaranteed by XM Holdings and each of the subsidiary guarantors named therein. The loan is secured by a second lien on substantially all the assets of XM Holdings and certain subsidiaries named therein. The affirmative covenants, negative covenants and event of default provisions contained in the Second-Lien Credit Agreement are substantially similar to those contained in the First-Lien Credit Agreement.

(12) Income Taxes

We recorded income tax expense of $578 and $331 for the three months ended March 31, 2009 and 2008, respectively. Such expense primarily represents the recognition of a deferred tax liability related to the difference in accounting for the FCC license intangible asset, which is amortized over 15 years for tax purposes but is not amortized for book purposes.

(13) Commitments and Contingencies

The following table summarizes our expected contractual cash commitments as of March 31, 2009:

(in thousands)	Remaining 2009	2010	2011	2012	2013	Thereafter	Total
Long-term debt obligations	$343,775	$185,886	$250,267	$27	$778,500	$555,248	$2,113,703
Cash interest payments	174,175	188,414	164,358	140,218	98,049	35,505	800,719
Lease obligations	15,729	17,982	7,249	3,910	1,523	1,959	48,352
Satellite and transmission	44,032	12,808	—	—	—	—	56,840
Programming and content	56,685	51,441	107,021	100,326	20,683	14,350	350,506
Satellite performance incentive payments	3,211	4,393	4,704	5,041	5,404	42,678	65,431
Marketing and distribution	13,355	9,888	9,212	9,033	3,000	4,500	48,988

Total	$650,962	$470,812	$542,811	$258,555	$907,159	$654,240	$3,484,539

Long-term debt obligations. Long-term debt obligations include principal payments on outstanding debt.

Cash interest payments. Cash interest payments include interest due on outstanding debt through maturity.

Satellite and transmission. We have entered into agreements with third parties to operate and maintain the off-site satellite telemetry, tracking and control facilities and certain components of our terrestrial repeater network. We have also entered into various agreements to design and construct satellites for use in our systems and to launch those satellites.

We have entered into an agreement with Space Systems/Loral to construct our fifth satellite, XM-5. In August 2007, our agreement with Space Systems/Loral was amended to defer payments on the remaining construction costs until the earlier of post-launch or January 2010.

Programming and content. We have entered into various programming agreements. Under the terms of these agreements, we are obligated to provide payments to other entities that may include fixed payments, advertising commitments and revenue sharing arrangements.

Marketing and distribution. We have entered into various marketing, sponsorship and distribution agreements to promote our brand and are obligated to make payments to sponsors, retailers, automakers and radio manufacturers under

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

these agreements. Certain programming and content agreements also require us to purchase advertising on properties owned or controlled by the licensors. We also reimburse automakers for certain engineering and development costs associated with the incorporation of satellite radios into vehicles they manufacture. In addition, in the event certain new products are not shipped by a distributor to its customers within 90 days of the distributor’s receipt of goods, we have agreed to purchase and take title to the product.

Satellite performance incentive payments. Boeing Satellite Systems International, Inc., the manufacturer of our four in-orbit satellites, may be entitled to future in-orbit performance payments with respect to two of our four satellites. As of March 31, 2009, we have accrued $28,475 related to contingent in-orbit performance payments for XM-3 and XM-4 based on expected operating performance over their fifteen year design life. Boeing may also be entitled to an additional $10,000 if XM-4 continues to operate above baseline specifications during the five years beyond the satellite’s fifteen-year design life.

Operating lease obligations. We have entered into cancelable and non-cancelable operating leases for office space, equipment and terrestrial repeaters. These leases provide for minimum lease payments, additional operating expense charges, leasehold improvements, and rent escalations that have initial terms ranging from one to fifteen years, and certain leases that have options to renew. The effect of the rent holidays and rent concessions are recognized on a straight-line basis over the lease term.

Other. We have entered into various agreements with third parties for general operating purposes. In addition to the minimum contractual cash commitments described above, we have entered into agreements with automakers, radio manufacturers, distributors and others that include per-radio, per-subscriber, per-show and other variable cost arrangements. These future costs are dependent upon many factors, including subscriber growth, and are difficult to anticipate; however, these costs may be substantial. We may enter into additional programming, distribution, marketing and other agreements that contain similar provisions.

We are required under the terms of certain agreements to deposit monies in escrow, which place restrictions on cash and cash equivalents. As of March 31, 2009 and December 31, 2008, $250 and $120,250, respectively, was classified as Restricted investments as a result of obligations under these escrow deposits.

We do not have any other significant off-balance sheet arrangements that are reasonably likely to have a material effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.

Legal Proceedings

FCC Merger Order. On July 25, 2008, the FCC adopted an order approving the Merger. The order became effective immediately upon adoption. This order was published in the Federal Register on September 8, 2008. On September 4, 2008, Mt. Wilson FM Broadcasters, Inc. filed a Petition for Reconsideration of the FCC’s merger order. This Petition for Reconsideration remains pending.

Copyright Royalty Board Proceeding. In January 2008, the Copyright Royalty Board, or CRB, of the Library of Congress issued its decision regarding the royalty rate payable by us under the statutory license covering the performance of sound recordings over our satellite digital audio radio services for the six-year period starting January 1, 2007 and ending December 31, 2012. Under the terms of the CRB’s decision, we paid a royalty of 6.0% of gross revenues, subject to certain exclusions, for 2007 and 2008, and will pay 6.5% for 2009, 7.0% for 2010, 7.5% for 2011 and 8.0% for 2012. SoundExchange has appealed the decision of the CRB to the United States Court of Appeals for the District of Columbia Circuit. Oral arguments were heard in March 2009. The parties are awaiting the Court’s decision in this matter.

Atlantic Recording Corporation, BMG Music, Capital Records, Inc., Elektra Entertainment Group Inc., Interscope Records, Motown Record Company, L.P., Sony BMG Music Entertainment, UMG Recordings, Inc., Virgin Records, Inc and Warner Bros. Records Inc. v. XM Satellite Radio Inc. In May 2006, the plaintiffs filed this action in the United States District Court for the Southern District of New York. The complaint seeks monetary damages and equitable relief, and alleges that XM radios that include advanced recording functionality infringe upon plaintiffs’ copyrighted sound recordings. XM filed a motion to dismiss this matter, and that motion was denied in January 2007. We have resolved the lawsuit with respect to Universal Music Group, Warner Music Group, Sony BMG Music Entertainment and EMI Group, and each of these parties has withdrawn as a party to the lawsuit, and this lawsuit has been dismissed with respect to such parties.

Music publishing companies and certain other record companies also have filed lawsuits, purportedly on a class basis, with similar allegations. We believe these allegations are without merit and that our products comply with applicable copyright law, including the Audio Home Recording Act. We intend to vigorously defend this matter. There can be no assurance regarding the ultimate outcome of these matters, or the significance, if any, to our business, consolidated results of operations or financial position.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

Matthew Enderlin v. XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc. In January 2006, the plaintiff filed this action in the United States District Court for the Eastern District of Arkansas on behalf of a purported nationwide class of all XM subscribers. The complaint alleges that XM engaged in deceptive trade practices under Arkansas and other state laws by representing that its music channels are commercial-free. The court stayed the litigation and directed the parties to arbitration. XM instituted arbitration with the American Arbitration Association pursuant to the compulsory arbitration clause in its customer service agreement. The plaintiff has filed a counterclaim in the arbitration on behalf of the class that he seeks to represent. We believe this matter is without merit and intend to vigorously defend the ongoing arbitration. There can be no assurance regarding the ultimate outcome of this matter, or the significance, if any, to our business, consolidated results of operations or financial position.

Other Matters. In the ordinary course of business, we are a defendant in various lawsuits and arbitration proceedings, including actions filed by former employees, parties to contracts or leases and owners of patents, trademarks, copyrights or other intellectual property. None of these actions are, in our opinion, likely to have a material adverse effect on our cash flows, financial position or results of operations.

(14) Condensed Consolidating Financial Information

XM 1500 Eckington LLC, XM Investment LLC, XM Satellite Radio Inc. and its wholly owned subsidiaries, XM Radio Inc. and XM Equipment Leasing LLC (collectively, the “XM Holdings Guarantor Subsidiaries”) are wholly owned subsidiaries of XM Holdings. XM Holdings Guarantor Subsidiaries have fully and unconditionally, jointly and severally, directly or indirectly, guaranteed, on an unsecured basis, certain of the debt issued by XM Holdings.

XM Radio Inc. and XM Equipment Leasing LLC (collectively, the “XM Guarantor Subsidiaries”) are wholly owned subsidiaries of XM. The XM Guarantor Subsidiaries have fully and unconditionally, jointly and severally, directly or indirectly, guaranteed, on an unsecured basis, the debt issued by XM in connection with certain of XM’s financings.

These condensed consolidating financial statements should be read in conjunction with the consolidated financial statements of XM Satellite Radio Holdings Inc. and Subsidiaries.

Basis of Presentation

In presenting these condensed consolidating financial statements of XM Holdings and XM, the equity method of accounting has been applied to (i) XM Holdings’ interests in the XM Holdings Guarantor Subsidiaries (ii) XM’s interests in the XM Guarantor Subsidiaries and (iii) XM’s interests in the XM Non-Guarantor Subsidiaries, where applicable, even though all such subsidiaries meet the requirements to be consolidated under U.S. generally accepted accounting principles. All intercompany balances and transactions between XM Holdings, the XM Holdings Guarantor Subsidiaries, XM Guarantor Subsidiaries and the Non-Guarantor Subsidiaries have been eliminated, as shown in the columns “Eliminations.”

Our accounting bases in all subsidiaries, including goodwill and identified intangible assets, have been “pushed down” to the applicable subsidiaries.

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES

UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEETS

AS OF MARCH 31, 2009

(in thousands)	XM Satellite Radio Inc.	XM Radio Inc.	XM Equipment Leasing LLC	XM Non- Guarantor Subsidiaries	Eliminations	Consolidated XM Satellite Radio Inc.	XM Satellite Radio Holdings Inc.	XM 1500 Eckington LLC	XM Investment LLC	Eliminations	Consolidated XM Satellite Radio Holdings Inc.
Current assets:
Cash and cash equivalents	$200,548	$—	$14	$—	$—	$200,562	$236	$298	$111	$—	$201,207
Accounts receivable, net	49,118	—	—	—	—	49,118	—	—	—	—	49,118
Due from subsidiaries/affiliates	4,801	648,286	58,433	757,107	(1,468,583)	44	—	44,448	5,662	(50,154)	—
Inventory, net	3,122	—	—	—	—	3,122	—	—	—	—	3,122
Prepaid expenses	80,830	—	—	—	—	80,830	—	—	—	—	80,830
Related party current assets	107,408	—	—	—	—	107,408	63	—	—	—	107,471
Other current assets	14,729	—	64	—	—	14,793	43,498	303	(111)	(155)	58,328

Total current assets	460,556	648,286	58,511	757,107	(1,468,583)	455,877	43,797	45,049	5,662	(50,309)	500,076

Property and equipment, net	544,907	—	1,913	—	—	546,820	229,967	59,977	11,782	—	848,546
Investment in subsidiary/affiliates	2,682,964	—	—	—	(2,682,964)	—	(331,318)	—	—	331,318	—
FCC license	—	2,000,000	—	—	—	2,000,000	—	—	—	—	2,000,000
Restricted investments	250	—	—	—	—	250	—	—	—	—	250
Deferred financing fees, net	33,809	—	—	—	—	33,809	—	—	—	—	33,809
Intangibles, net	668,241	—	—	—	—	668,241	—	—	—	—	668,241
Related party long-term assets	184,610	—	—	—	—	184,610	—	—	—	—	184,610
Other long-term assets	62,086	—	—	—	—	62,086	12,912	2,069	—	—	77,067

Total assets	$4,637,423	$2,648,286	$60,424	$757,107	$(4,151,547)	$3,951,693	$(44,642)	$107,095	$17,444	$281,009	$4,312,599

Current liabilities:
Accounts payable and accrued expenses	$464,544	$—	$74	$—	$—	$464,618	$515	$20	$—	$(441)	$464,712
Accrued interest	32,966	—	—	—	—	32,966	13,687	—	—	—	46,653
Due to subsidiary/affiliates	1,440,330	271	3,260	26,534	(1,468,583)	1,812	6,495	3,493	492	(12,292)	—
Deferred revenue	476,818	—	—	—	—	476,818	2,776	—	—	—	479,594
Current maturities of long-term debt	103,052	—	—	—	—	103,052	227,262	—	—	—	330,314
Related party current liabilities and debt	86,364	—	—	—	—	86,364	—	—	—	—	86,364

Total current liabilities	2,604,074	271	3,334	26,534	(1,468,583)	1,165,630	250,735	3,513	492	(12,733)	1,407,637

Long-term debt	1,208,747	—	—	—	—	1,208,747	155,742	—	—	—	1,364,489
Deferred revenue, net of current portion	103,775	—	—	—	—	103,775	29,374	—	—	—	133,149
Deferred credit on executory contracts	980,364	—	—	—	—	980,364	—	—	—	—	980,364
Deferred tax liability	96,406	752,714	—	—	—	849,120	75,234	—	—	(37,313)	887,041
Related party long-term liabilities and debt	78,913	—	—	—	—	78,913	—	—	—	—	78,913
Other long-term liabilities	21,445	—	—	—	—	21,445	10,582	(1,315)	—	(3,397)	27,315

Total liabilities	5,093,724	752,985	3,334	26,534	(1,468,583)	4,407,994	521,667	2,198	492	(53,443)	4,878,908

Commitments and contingencies
Stockholder’s equity (deficit):
Capital stock	—	—	—	—	—	—	—	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—	—	—	(7,439)	—	—	—	(7,439)
Additional paid-in-capital	(563,184)	1,781,641	55,262	691,812	(2,528,715)	(563,184)	5,989,598	100,271	16,691	446,222	5,989,598
Retained earnings (deficit)	106,883	113,660	1,828	38,761	(154,249)	106,883	(6,548,468)	4,626	261	(111,770)	(6,548,468)

Total stockholder’s equity (deficit)	(456,301)	1,895,301	57,090	730,573	(2,682,964)	(456,301)	(566,309)	104,897	16,952	334,452	(566,309)

Total liabilities and stockholder’s equity (deficit)	$4,637,423	$2,648,286	$60,424	$757,107	$(4,151,547)	$3,951,693	$(44,642)	$107,095	$17,444	$281,009	$4,312,599

XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES

CONDENSED CONSOLIDATING BALANCE SHEETS

AS OF DECEMBER 31, 2008 (SUCCESSOR ENTITY)

(in thousands)	XM Satellite Radio Inc.	XM Radio Inc.	XM Equipment Leasing LLC	XMSR Non- Guarantor Subsidiaries	Eliminations	Consolidated XM Satellite Radio Inc.	XM Satellite Radio Holdings Inc.	Satellite Leasing (702-4), LLT	XM 1500 Eckington LLC	XM Investment LLC	Eliminations	Consolidated XM Satellite Radio Holdings Inc.
Current assets:
Cash and cash equivalents	$199,938	$—	$15	$—	$—	$199,953	$5,923	$—	$760	$104	$—	$206,740
Accounts receivable, net	52,727	—	—	—	—	52,727	—	—	—	—	—	52,727
Due from subsidiaries/affiliates	554,882	605,231	55,425	742,499	(1,957,994)	43	—	—	42,213	5,337	(47,593)	—
Inventory, net	4,489	—	—	—	—	4,489	—	—	—	—	—	4,489
Prepaid expenses	37,351	—	—	—	—	37,351	—	—	—	—	—	37,351
Related party current assets	112,232	—	—	—	—	112,232	131	—	—	—	—	112,363
Restricted investments	—	—	—	—	—	—	—	—	—	—	—	—
Other current assets	50,090	—	64	—	—	50,154	155	—	258	—	(155)	50,412

Total current assets	1,011,709	605,231	55,504	742,499	(1,957,994)	456,949	6,209	—	43,231	5,441	(47,748)	464,082

Property and equipment, net	577,368	—	3,912	—	—	581,280	221,011	—	59,454	12,843	—	874,588
Investment in subsidiary/affiliates	2,625,148	—	—	—	(2,625,148)	—	(351,193)	—	—	—	351,193	—
FCC license	—	2,000,000	—	—	—	2,000,000	—	—	—	—	—	2,000,000
Restricted investments	120,250	—	—	—	—	120,250	—	—	—	—	—	120,250
Deferred financing fees, net	30,303	—	—	—	—	30,303	—	—	—	—	—	30,303
Intangibles, net	688,671	—	—	—	—	688,671	—	—	—	—	—	688,671
Related party current assets	124,607	—	—	—	—	124,607	—	—	—	—	—	124,607
Other long-term assets	12,830	—	—	—	—	12,830	19,400	—	2,054		—	34,284

Total assets	$5,190,886	$2,605,231	$59,416	$742,499	$(4,583,142)	$4,014,890	$(104,573)	$-	$104,739	$18,284	$303,445	$4,336,785

Current liabilities:
Accounts payable and accrued expenses	$471,913	$—	$97	$—	$—	$472,010	$153	$—	$268	$84	$(442)	$472,073
Accrued interest	47,118	—	—	—	—	47,118	3,425	—	—	—	—	50,543
Due to subsidiary/affiliates	1,929,803	271	3,121	26,373	(1,957,994)	1,574	—	—	3,669	493	(5,736)	—
Deferred revenue	416,931	—	—	—	—	416,931	2,776	—	—	—	—	419,707
Current maturities of long-term debt	135,257	—	—	—	—	135,257	220,482	—	—	—	—	355,739
Related party current liabilities	83,930	—	—	—	—	83,930	4,057	—	—	—	(4,057)	83,930

Total current liabilities	3,084,952	271	3,218	26,373	(1,957,994)	1,156,820	230,893	—	3,937	577	(10,235)	1,381,992

Long-term debt	1,274,149	—	—	—	—	1,274,149	164,953	—	—	—	—	1,439,102
Deferred revenue, net of current portion	101,187	—	—	—	—	101,187	30,068	—	—	—	—	131,255
Deferred credit on executory contracts	1,037,190	—	—	—	—	1,037,190	—	—	—	—	—	1,037,190
Deferred tax liability	134,301	752,174	—	—	—	886,475	—	—	—	—	—	886,475
Other long-term liabilities	32,805	(38)	—	—	—	32,767	45,067	—	(1,315)	—	(40,194)	36,325

Total liabilities	5,664,584	752,407	3,218	26,373	(1,957,994)	4,488,588	470,981	—	2,622	577	(50,429)	4,912,339

Commitments and contingencies
Stockholder’s equity (deficit):
Capital stock	—	—	—	—	—	—	—	—			—	—
Accumulated other comprehensive loss	—	—	—	—	—	—	(7,871)	—			—	(7,871)
Additional paid-in-capital	(673,156)	1,781,641	55,262	691,811	(2,528,715)	(673,157)	5,870,502	—	99,347	17,557	556,253	5,870,502
Retained earnings (deficit)	199,458	71,183	936	24,315	(96,433)	199,459	(6,438,185)	—	2,770	150	(202,379)	(6,438,185)

Total stockholder’s equity (deficit)	(473,698)	1,852,824	56,198	716,126	(2,625,148)	(473,698)	(575,554)	—	102,117	17,707	353,874	(575,554)

Total liabilities and stockholder’s equity (deficit)	$5,190,886	$2,605,231	$59,416	$742,499	$(4,583,142)	$4,014,890	$(104,573)	$—	$104,739	$18,284	$303,445	$4,336,785

	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES

UNAUDITED CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2009 (SUCCESSOR ENTITY)

(in thousands)	XM Satellite Radio Inc.	XM Radio Inc.	XM Equipment Leasing LLC	XM Non- Guarantor Subsidiaries	Eliminations	Consolidated XM Satellite Radio Inc.	XM Satellite Radio Holdings Inc.	XM 1500 Eckington LLC	XM Investment LLC	Eliminations	Consolidated XM Satellite Radio Holdings Inc.
Revenue	$301,540	$—	$—	$—	$—	$301,540	$694	$2,569	$332	$(2,901)	$302,234

Cost of services	129,071	—	9	—	107	129,187	—	—	—	—	129,187
Sales and marketing	32,119	—	—	—	—	32,119	—	—	—	—	32,119
Subscriber acquisition costs	26,250	—	—	—	—	26,250	—	—	—	—	26,250
General and administrative	32,406	—	—	—	—	32,406	1,257	312	85	(2,308)	31,752
Engineering, design and development	4,751	—	—	—	—	4,751	—	—	—	—	4,751
Depreciation and amortization	51,283	—	1,999	—	—	53,282	1,007	401	137	—	54,827

Total operating expenses	275,880	—	2,008	—	107	277,995	2,264	713	222	(2,308)	278,886

Operating income (loss)	25,660	—	(2,008)	—	(107)	23,545	(1,570)	1,856	110	(593)	23,348

Other income (expense):
Interest and investment income	390	—	161	14,608	(14,769)	390	138	—	—	—	528
Interest expense	(75,889)	—	—	(161)	14,769	(61,281)	(6,919)	—	—	—	(68,200)
Loss on change in value of embedded derivative	(58,148)	—	—	—	—	(58,148)	(55)	—	—	—	(58,203)
Loss from redemption of debt, net	(627)	—	—	—	—	(627)	—	—	—	—	(627)
Loss on investments	—	—	—	—	—	—	(6,937)	—	—	—	(6,937)
Other income (expense)	16,037	43,054	2,741	—	(57,710)	4,122	(94,362)	—	—	90,626	386

Net income (loss) before income taxes	(92,577)	43,054	894	14,447	(57,817)	(91,999)	(109,705)	1,856	110	90,033	(109,705)

Benefit from (provision for) income taxes	—	(578)	—	—	—	(578)	(578)	—	—	578	(578)

Net income (loss)	$(92,577)	$42,476	$894	$14,447	$(57,817)	$(92,577)	$(110,283)	$1,856	$110	$90,611	$(110,283)

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES

UNAUDITED CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2008 (PREDECESSOR ENTITY)

(in thousands)	XM Satellite Radio Inc.	XM Radio Inc.	XM Equipment Leasing LLC	XM Non- Guarantor Subsidiaries	Eliminations	Consolidated XM Satellite Radio Inc.	XM Satellite Radio Holdings Inc.	Satellite Leasing (702-4), LLT	XM 1500 Eckington LLC	XM Investment LLC	Eliminations	Consolidated XM Satellite Radio Holdings Inc.
Revenue	$305,956	$43,241	$2,741	$—	$(45,982)	$305,956	$2,498	$8,986	$4,396	$324	$(13,706)	$308,454

Cost of services	183,261	—	11	—	114	183,386	—	—	—	—	—	183,386
Sales and marketing	49,505	—	—	—	—	49,505	—	—	—	—	—	49,505
Subscriber acquisition costs	71,524	—	—	—	—	71,524	—	—	—	—	—	71,524
General and administrative	42,953	—	—	—	—	42,953	69	—	251	77	(2,130)	41,220
Engineering, design and development	11,020	—	—	—	—	11,020	—	—	—	—	—	11,020
Depreciation and amortization	44,003	—	2,998	—	—	47,001	48	—	348	154	(2,068)	45,483

Total operating expenses	402,266	—	3,009	—	114	405,389	117	—	599	231	(4,198)	402,138

Operating income (loss)	(96,310)	43,241	(268)	—	(46,096)	(99,433)	2,381	8,986	3,797	93	(9,508)	(93,684)

Other income (expense):
Interest and investment income	1,255	—	159	14,608	(14,767)	1,255	420	—	—	—	—	1,675
Interest expense	(45,240)	—	—	(159)	14,767	(30,632)	(512)	(5,748)	—	—	7,565	(29,327)
Loss on investments	—	—	—	—	—	—	(4,177)	—	—	—	—	(4,177)
Other income (expense)	10,651	—	—	—	(10,907)	(256)	(127,050)	—	—	—	123,881	(3,425)

Net income (loss) before income taxes	(129,644)	43,241	(109)	14,449	(57,003)	(129,066)	(128,938)	3,238	3,797	93	121,938	(128,938)

Benefit from (provision for) income taxes	—	(578)	—	—	—	(578)	(331)	—	—	—	578	(331)

Net income (loss)	(129,644)	42,663	(109)	14,449	(57,003)	(129,644)	(129,269)	3,238	3,797	93	122,516	(129,269)

Add: net loss attributable to noncontrolling interests	—	—	—	—	—	—	—	—	—	—	3,238	3,238

Net income (loss): controlling interests	$(129,644)	$42,663	$(109)	$14,449	$(57,003)	$(129,644)	$(129,269)	$3,238	$3,797	$93	$125,754	$(126,031)

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES

UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF STOCKHOLDER’S DEFICIT AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2009

(in thousands)	XM Satellite Radio Inc.	XM Radio Inc.	XM Equipment Leasing LLC	XM Non- Guarantor Subsidiaries	Eliminations	Consolidated XM Satellite Radio Inc.	XM Satellite Radio Holdings Inc.	XM 1500 Eckington LLC	XM Investment LLC	Eliminations	Consolidated XM Satellite Radio Holdings Inc.
Balance at December 31, 2008	$(473,697)	$1,852,825	$56,198	$716,125	$(2,625,148)	$(473,697)	$(575,554)	$102,117	$17,707	$353,873	$(575,554)

Net income (loss)	(92,577)	42,476	894	14,447	(57,817)	(92,577)	(110,283)	1,856	110	90,611	(110,283)
Other comprehensive loss:
Unrealized gain on available-for-sale securities	—	—	—	—	—	—	649	—	—	—	649
Foreign currency translation adjustment	—	—	—	—	—	—	(217)	—	—	—	(217)

Comprehensive loss							(109,851)				(109,851)
Contributions (distributions) to (from) paid-in capital	109,973	—	—	—	—	109,973	119,096	925	(866)	(110,032)	119,096

Balance at March 31, 2009	$(456,301)	$1,895,301	$57,092	$730,572	$(2,682,965)	$(456,301)	$(566,309)	$104,898	$16,951	$334,452	$(566,309)

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES

UNAUDITED CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2009 (SUCCESSOR ENTITY)

(in thousands)	XM Satellite Radio Inc.	XM Radio Inc.	XM Equipment Leasing LLC	XM Non- Guarantor Subsidiaries	Eliminations	Consolidated XM Satellite Radio Inc.	XM Satellite Radio Holdings Inc.	XM 1500 Eckington LLC	XM Investment LLC	Eliminations	Consolidated XM Satellite Radio Holdings Inc.
Net cash (used in) provided by operating activities	$42,051	$—	$(1)	$—	$—	$42,050	$(536)	$(462)	$7	$—	$41,059

Cash flows from investing activities:
Additions to property and equipment	(3,478)	—	—	—	—	(3,478)	(79)	—	—	—	(3,557)
Sale of restricted and other investments	—	—	—	—	—	—	—	—	—	—	—

Net cash used in investing activities	(3,478)	—	—	—	—	(3,478)	(79)	—	—	—	(3,557)

Cash flows from financing activities:
Repayment of long term borrowings	(26,782)	—	—	—	—	(26,782)	—	—	—	—	(26,782)
Payment of premiums on redemption of debt	(5,000)	—	—	—	—	(5,000)	(5,072)	—	—	—	(10,072)
Debt issuance costs	(6,181)	—	—	—	—	(6,181)	—	—	—	—	(6,181)

Net cash provided by (used in) financing activities	(37,963)	—	—	—	—	(37,963)	(5,072)	—	—	—	(43,035)

Net increase (decrease) in cash and cash equivalents	610	—	(1)	—	—	609	(5,687)	(462)	7	—	(5,533)
Cash and cash equivalents at beginning of period	199,938	—	15	—	—	199,953	5,923	760	104	—	206,740

Cash and cash equivalents at end of period	$200,548	$—	$14	$—	$—	$200,562	$236	$298	$111	$—	$201,207

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS - Continued

(Dollar amounts in thousands, unless otherwise stated)

XM SATELLITE RADIO INC., SUBSIDIARIES AND AFFILIATES

UNAUDITED CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2008 (PREDECESSOR ENTITY)

(in thousands)	XM Satellite Radio Inc.	XM Radio Inc.	XM Equipment Leasing LLC	XM Non- Guarantor Subsidiaries	Eliminations	Consolidated XM Satellite Radio Inc.	XM Satellite Radio Holdings Inc.	Satellite Leasing (702-4), LLT	XM 1500 Eckington LLC	XM Investment LLC	Eliminations	Consolidated XM Satellite Radio Holdings Inc.
Net cash (used in) provided by operating activities	$(108,795)	$—	$2,952	$—	$—	$(105,843)	$(2,137)	$2,776	$(4)	$—	$(2,488)	$(107,696)

Cash flows from investing activities:
Additions to property and equipment	(10,180)	—	—	—	—	(10,180)	(6,688)	—	—	—	—	(16,868)
Sale of restricted and other investments	—	—	—	—	—	—	—	—	—	—	—	—

Net cash used in investing activities	(10,180)	—	—	—	—	(10,180)	(6,688)	—	—	—	—	(16,868)

Cash flows from financing activities:
Proceeds from exercise of warrants and stock options	—	—	—	—	—	—	77	—	—	—	—	77
Capital contributions from
Holdings	5,262	—	—	—		5,262	(5,262)	—	—	—	—	—
Long term borrowings, net of related costs	187,500	—	—	—	—	187,500	—	—	—	—	—	187,500
Payments to minority interest holder	—	—	—	—	—	—	—	(2,776)	—	—	—	(2,776)
Repayment of long term borrowings	(2,488)	—	(2,946)	—	—	(5,434)	(61)	—	—	—	2,488	(3,007)
Payment of premiums on redemption of debt	—	—	—	—	—	—	—	—	—	—	—	—
Other, net	(2,374)	—	—	—	—	(2,374)	—	—	—	—	—	(2,374)

Net cash provided by (used in) financing activities	187,900	—	(2,946)	—	—	184,954	(5,246)	(2,776)	—	—	2,488	179,420

Net increase (decrease) in cash and cash equivalents	68,925	—	6	—	—	68,931	(14,071)	—	(4)	—	—	54,856
Cash and cash equivalents at beginning of period	100,111	—	11	—	—	100,122	56,554	—	9	1	—	156,686

Cash and cash equivalents at end of period	$169,036	$—	$17	$—	$—	$169,053	$42,483	$—	$5	$1	$—	$211,542

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(All dollar amounts referenced in this Item 2 are in thousands, unless otherwise stated)

Special Note Regarding Forward-Looking Statements

The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements made in this Quarterly Report on Form 10-Q and in other reports and documents published by us from time to time. Any statements about our beliefs, plans, objectives, expectations, assumptions, future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intend,” “plan,” “projection” and “outlook.” Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout our Annual Report on Form 10-K for the year ended December 31, 2008 (the “Form 10-K”), and in other reports and documents published by us from time to time, particularly the risk factors described under “Business – Risk Factors” in Item 1A of the Form 10-K.

Among the significant factors that could cause our actual results to differ materially from those expressed in the forward-looking statements are:

•	the substantial indebtedness of XM Holdings and XM;

•

the possibility that the benefits of the merger of SIRIUS and XM Holdings may not be fully realized or may take longer to realize; and the risks associated with the undertakings made to the FCC and the effects of those undertakings on the business of XM in the future;

•	the useful life of our satellites, which have experienced component failures including, with respect to a number of satellites, failures on their solar arrays and in certain cases, are not insured;

•

our dependence upon automakers, many of which have experienced a dramatic drop in sales and are in financial distress, and other third parties, such as manufacturers and distributors of satellite radios, retailers and programming providers; and

•

our competitive position versus other forms of audio and video entertainment including terrestrial radio, HD radio, internet radio, mobile phones, iPods and other MP3 devices, and emerging next-generation networks and technologies.

Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any of these forward-looking statements. In addition, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which the statement is made, to reflect the occurrence of unanticipated events or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise or to assess with any precision the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Executive Summary

We broadcast in the United States our music, sports, news, talk, entertainment, traffic and weather channels for a subscription fee through our proprietary satellite radio system. On July 28, 2008, XM Satellite Radio Holdings Inc. merged with and into Vernon Merger Corporation, a wholly owned subsidiary of SIRIUS; and as a result, XM Satellite Radio Holdings Inc. is now a wholly owned subsidiary of SIRIUS. Our system consists of four in-orbit satellites, over 700 terrestrial repeaters that receive and retransmit signals, satellite uplink facilities and studios. Subscribers can also receive certain of our music and other channels over the Internet.

Our satellite radios are primarily distributed through automakers (“OEMs”); through retail locations; and through our website. We have agreements with major automakers to offer satellite radios as factory or dealer-installed equipment in their vehicles. Our radios are also offered to customers of rental car companies including Avis.

As of March 31, 2009, we had 9,656,062 subscribers. Our subscriber totals include subscribers under our regular pricing plans; discounted pricing plans; subscribers that have prepaid, including payments either made or due from automakers for prepaid subscriptions included in the sale or lease price of a new vehicle; certain radios activated for daily rental fleet programs; subscribers to XM Radio Online, our Internet service; and certain subscribers to our weather, traffic and data services.

Our primary source of revenue is subscription fees, with most of our customers subscribing on an annual, semi-annual, quarterly or monthly basis. We offer discounts for pre-paid and long-term subscriptions as well as discounts for multiple subscriptions. In 2009, we increased the discounted price for additional subscriptions from $6.99 per month to $8.99 per month. We also derive revenue from activation fees, the sale of advertising on select non-music channels, the direct sale of satellite radios, components and accessories, and other ancillary services, such as data and weather services.

In certain cases, automakers include a subscription to our radio services in the sale or lease price of vehicles. The length of these prepaid subscriptions varies, but is typically three months. We also reimburse various automakers for certain costs associated with satellite radios installed in their vehicles.

We also have an interest in a satellite radio service offered in Canada. Subscribers to the Canadian Satellite Radio Holdings Inc. (“XM Canada”) service are not included in our subscriber count.

We entered into several agreements which improved our financial position. We entered into an agreement with General Motors to extend the term of XM’s distribution agreement to 2020 and to improve the economic terms of the arrangement. We entered into agreements with certain other third parties to, among other things, restructure lump sum payments coming due; eliminate escrow arrangements in exchange for prepayment of the amount released; and extend agreements. We may enter into similar agreements with additional third parties.

XM Satellite Radio Holdings Inc., together with its subsidiaries, now operates as an unrestricted subsidiary under the agreements governing SIRIUS’ existing indebtedness. As an unrestricted subsidiary, transactions between the companies are required to comply with various contractual provisions in our respective debt instruments.

Results of Operations

Our discussion of our results of operations, along with the selected financial information in the tables that follow, includes the following non-GAAP financial measures: average self-pay monthly churn; conversion rate; average monthly revenue per subscriber, or ARPU; subscriber acquisition cost, or SAC, as adjusted, per gross subscriber addition; customer service and billing expenses, as adjusted, per average subscriber; free cash flow; and adjusted income (loss) from operations. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our operating performance and are used for internal management purposes, when publicly providing the business outlook, and as a means to evaluate period-to-period comparisons. Please refer to the footnotes (pages 39 through 41) following our discussion of results of operations for the definitions and a further discussion of the usefulness of such non-GAAP financial measures.

Subscribers and Key Operating Metrics:

The following tables contain our subscribers and key operating metrics for the three months ended March 31, 2009 and 2008:

	For the Three Months Ended March 31,
	2009	2008
Beginning subscribers	9,850,741	9,026,837
Gross subscriber additions	700,949	1,038,234
Deactivated subscribers	(895,628)	(734,859)

Net additions	(194,679)	303,375

Ending subscribers	9,656,062	9,330,212

Retail	4,122,682	4,546,712
OEM	5,441,161	4,705,501
Rental	92,219	77,999

Ending subscribers	9,656,062	9,330,212

Retail	(196,950)	(51,294)
OEM	(1,563)	337,865
Rental	3,834	16,804

Net additions	(194,679)	303,375

Self-pay	8,991,178	8,415,737
Paid promotional	664,884	914,475

Ending subscribers	9,656,062	9,330,212

Self-pay	(104,401)	227,455
Paid promotional	(90,278)	75,920

Net additions	(194,679)	303,375

	For the Three Months Ended March 31,
	2009	2008
Average self-pay monthly churn (1)(7)	2.1%	1.8%
Conversion rate (2)(7)	48.6%	53.3%
ARPU (3)(7)	$9.90	$10.54
SAC, as adjusted, per gross subscriber addition (4)(7)	$34	$73
Customer service and billing expenses, as adjusted, per average subscriber (5)(7)	$1.14	$1.21
Total revenue	$302,234	$308,454
Free cash flow (6)(7)	$37,502	$(124,564)
Adjusted income (loss) from operations (8)	$89,038	$(30,697)
Net loss	$(110,283)	$(129,269)

Note: See pages 39 through 41 for footnotes.

Subscribers. At March 31, 2009 we had 9,656,062 subscribers, an increase of 3% from March 31, 2008. Gross subscriber additions decreased approximately 32% during the three months ended March 31, 2009 compared to the three months ended March 31, 2008. OEM gross subscriber additions decreased due to the 38% decline in the North American automobile sales and retail gross subscriber additions decreased due to declines in consumer spending. Deactivation rates for self-pay subscriptions increased to 2.1% per month in the quarter reflecting reductions in consumer discretionary spending and subscriber response to our recent increase in prices for multi-subscription accounts, the institution of a monthly charge for our streaming service and channel line-up changes in November 2008; deactivations due to non-conversions of subscribers in paid promotional trial periods increased as production penetration rates increased.

ARPU. Total ARPU was $9.90 and $10.54 for the three months ended March 31, 2009 and 2008, respectively. The decrease was driven by the decrease in advertising revenues and the effect of purchase price accounting.

We expect ARPU to fluctuate based on the growth of our subscriber base, promotions, rebates offered to subscribers and corresponding take-rates, plan mix, subscription prices, advertising sales and the identification of additional revenue from subscribers.

SAC, As Adjusted, Per Gross Subscriber Addition. SAC, as adjusted, per gross subscriber addition was $34 and $73 for the three months ended March 31, 2009 and 2008, respectively. The decrease was primarily driven by the effect of purchase price accounting adjustments, improved OEM subsidies, higher one time aftermarket inventory reserves in the three months ended March 31, 2008 compared to the three months ended March 31, 2009 and improved equipment margins.

We expect SAC, as adjusted, per gross subscriber addition to decline as the costs of subsidized components of XM radios decrease in the future. Our SAC, as adjusted, per gross subscriber addition will continue to be impacted by changes in our mix of OEM and retail additions.

Customer Service and Billing Expenses, As Adjusted, Per Average Subscriber. Customer service and billing expenses, as adjusted, per average subscriber was $1.14 and $1.21 for the three months ended March 31, 2009 and 2008, respectively. The decline was primarily due to efficiencies across a larger subscriber base.

We expect customer service and billing expenses, as adjusted, per average subscriber to decrease on an annual basis as our subscriber base grows due to scale efficiencies in our call centers and other customer care and billing operations.

Adjusted Income (Loss) from Operations. Adjusted income (loss) from operations was $89,038 and ($30,697) for the three months ended March 31, 2009 and 2008, respectively, an increase of $119,735. The increase was primarily driven by improvements in operating expenses, excluding depreciation and amortization and share-based payment expense, of $125,955, offset slightly by a decrease in total revenue of $6,220.

Three Months Ended March 31, 2009 Compared with Three Months Ended March 31, 2008

Total Revenue

Subscriber Revenue. Subscriber revenue includes subscription fees, activation fees and the effects of rebates.

•

Three Months: For the three months ended March 31, 2009 and 2008, subscriber revenue was $284,469 and $280,869, respectively, an increase of 1% or $3,600. The increase was attributable to subscriber growth in 2009, offset by the effect from purchase price accounting adjustments.

The following table contains a breakdown of our subscriber revenue for the periods presented:

	Successor Entity	Predecessor Entity
	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Subscription fees	$283,942	$275,974
Activation fees	569	5,144
Effect of rebates	(42)	(249)

Total subscriber revenue	$284,469	$280,869

Future subscriber revenue will be dependent upon, among other things, the growth of our subscriber base, promotions, rebates offered to subscribers and corresponding take-rates, plan mix, subscription prices and the identification of additional revenue streams from subscribers.

Advertising Revenue. Advertising revenue includes the sale of advertising on our non-music channels, net of agency fees. Agency fees are based on a contractual rate applied to gross billing revenue.

•

Three Months: For the three months ended March 31, 2009 and 2008, net advertising revenue was $4,520 and $9,118, respectively, which represents a decrease of $4,598. The decrease was driven by the current economic environment and the decline in the national radio advertising market.

Our advertising revenue is subject to fluctuation based on the national advertising environment. We believe these general economic conditions have negatively affected our advertising revenue in recent quarters. We expect advertising revenue to grow as our subscribers increase, as we continue to improve brand awareness and content, and as we increase the size and effectiveness of our advertising sales force.

Equipment Revenue. Equipment revenue includes revenue and royalties from the sale of radios, components and accessories.

•

Three Months: For the three months ended March 31, 2009 and 2008, equipment revenue was $5,917 and $4,321, respectively, an increase of $1,596. The increase was primarily due to an increase in royalties partially offset by a decrease in the number of radios sold through our direct to consumer distribution channel.

We expect equipment revenue to increase as we introduce new products, integrate with SIRIUS products and as sales grow through our direct to consumer distribution channel.

Other Revenue. Other revenue consists primarily of revenue related to various agreements with XM Canada, as well as other miscellaneous revenue that includes content licensing fees, technology licensing fees and billing fees.

•

Three Months: For the three months ended March 31, 2009 and 2008, other revenue was $7,328 and $14,146, respectively, a decrease of $6,818. The decrease was primarily due to the effect of purchase price accounting and decreases in content licensing fees.

Future other revenue will be dependent upon, among other things, the growth of subscriber base, new content and technology agreements and the development of other sources of revenue.

Operating Expenses

Satellite and Transmission. Satellite and transmission expenses consist of costs associated with the operation and maintenance of our satellites; satellite telemetry, tracking and control system; terrestrial repeater network; satellite uplink facility; and broadcast studios.

•

Three Months: For the three months ended March 31, 2009 and 2008, satellite and transmission expenses were $14,770 and $20,141, respectively, a decrease of $5,371. The decrease was primarily due to lower maintenance and repeater network expenses as well as lower personnel costs.

        We expect satellite and transmission expenses to decrease as we consolidate terrestrial repeater sites and other satellite and transmission activities as well as realize other cost savings as a result of the Merger.

Programming and Content. Programming and content expenses include costs to acquire, create and produce content and on-air talent costs. We have entered into various agreements with third parties for music and non-music programming that require us to pay license fees, share advertising revenue, purchase advertising on media properties owned or controlled by the licensor and pay other guaranteed amounts. Purchased advertising is recorded as a sales and marketing expense, and the cost of sharing advertising revenue is recorded as Revenue share and royalties in the period the advertising is broadcast.

•

Three Months: For the three months ended March 31, 2009 and 2008, programming and content expenses were $27,538 and $51,562, respectively, a decrease of $24,024. The decrease was primarily attributable to the lower costs recognized subsequent to the Merger due to the impact of purchase price accounting adjustments, reductions in personnel and on-air talent costs, as well as savings on various content agreements.

Our programming and content expenses, excluding share-based payment expenses, are expected to decrease as a result of the Merger, as we reduce duplicate programming and content costs.

Revenue Share and Royalties. Revenue share and royalties include distribution and content provider revenue share, residuals and broadcast and web streaming royalties. Residuals are monthly fees paid based upon the number of subscribers using radios purchased from retailers. Advertising revenue share is recorded to revenue share and royalties in the period the advertising is broadcast.

•

Three Months: For the three months ended March 31, 2009 and 2008, revenue share and royalties were $49,682 and $68,822, respectively, a decrease of $19,140. This decrease was primarily attributable to the effect of purchase price accounting, offset by an increase in our revenues and an increase in the statutory royalty rate due for the performance of sound recordings.

We expect these costs to increase as our revenues grow, we expand our distribution of radios through automakers and retailers, and as a result of increases in the royalty for sound recording performances.

Customer Service and Billing. Customer service and billing expenses include costs associated with the operation of our customer service centers and subscriber management system as well as bad debt expense.

•

Three Months: For the three months ended March 31, 2009 and 2008, customer service and billing expenses were $33,732 and $34,310, respectively, a decrease of $578. The decrease was primarily due to efficiencies across a larger subscriber base.

We expect our customer care and billing expenses to decrease on a per subscriber basis, but increase overall as our subscriber base grows due to increased call center operating costs, transaction fees and bad debt expense.

Cost of Equipment. Cost of equipment includes costs from the sale of our radios, components and accessories.

•

Three Months: For the three months ended March 31, 2009 and 2008, cost of equipment was $3,465 and $8,551, respectively, a decrease of $5,086. The decrease was primarily attributed to fewer radios sold through our direct to consumer distribution channel and lower inventory related charges for obsolescence.

We expect cost of equipment to vary in the future with changes in sales through our direct to consumer distribution channel.

Sales and Marketing. Sales and marketing expenses include costs for advertising, media and production, including promotional events and sponsorships; cooperative marketing; customer retention and compensation. Cooperative marketing costs include fixed and variable payments to reimburse retailers and automakers for the cost of advertising and other product awareness activities.

•

Three Months: For the three months ended March 31, 2009 and 2008, sales and marketing expenses were $32,119 and $49,505, respectively, a decrease of $17,386. This decrease was primarily attributable to lower consumer advertising, reduced cooperative marketing spend with our distributors and reduced personnel costs.

We expect sales and marketing expenses, excluding share-based payment expense, to decrease as we consolidate our advertising and promotional activities with SIRIUS, gain efficiencies in marketing management and eliminate overlapping distribution support costs.

Subscriber Acquisition Costs. Subscriber acquisition costs include hardware subsidies paid to radio manufacturers, distributors and automakers, including subsidies paid to automakers who include our radio and a prepaid subscription to our service in the sale or lease price of a new vehicle; subsidies paid for chip sets and certain other components used in manufacturing radios; commissions paid to retailers and automakers as incentives to purchase, install and activate our radios; product warranty obligations; and compensation costs associated with stock-based awards granted in connection with certain distribution agreements. The majority of subscriber acquisition costs are incurred and expensed in advance or concurrent with acquiring a subscriber. Subscriber acquisition costs do not include advertising, loyalty payments to distributors and dealers of our radios and revenue share payments to automakers and retailers of our radios.

•

Three Months: For the three months ended March 31, 2009 and 2008, subscriber acquisition costs were $26,250 and $71,524, respectively, a decrease of $45,274. This decrease was primarily driven by purchase price accounting adjustments associated with the Merger, along with lower retail and OEM subsidies due to better product economics and fewer OEM installations due to the weakening automotive market.

We expect total subscriber acquisition costs, to fluctuate as increases or decreases in our gross subscriber additions are accompanied by continuing declines in the costs of subsidized components of our radios. We intend to continue to offer subsidies, commissions and other incentives to acquire subscribers.

General and Administrative. General and administrative expenses include rent and occupancy, finance, legal, human resources, information technology and investor relations costs.

•

Three Months: For the three months ended March 31, 2009 and 2008, general and administrative expenses were $31,752 and $41,220, respectively, a decrease of $9,468. This decrease was the result of lower costs for certain Merger, litigation and regulatory matters.

We expect our general and administrative expenses, excluding share-based payment expense, to decrease in future periods as we realize cost savings as a result of the Merger. General and administrative expenses may fluctuate in certain periods as a result of litigation costs.

Engineering, Design and Development. Engineering, design and development expenses include costs to develop our future generation of chip sets and new products, research and development for broadcast information, and costs associated with the incorporation of radios into vehicles manufactured by automakers.

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Three Months: For the three months ended March 31, 2009 and 2008, engineering, design and development expenses were $4,751 and $11,020, respectively, a decrease of $6,269. This decrease was primarily attributable to reduced OEM and product development costs and personnel costs.

We expect engineering, design and development expenses, excluding share-based payment expense, to decrease in future periods as we realize cost savings as a result of the Merger and gain efficiencies in engineering, design and development activities.

Other Income (Expense)

Interest and Investment Income. Interest and investment income includes realized gains and losses, dividends and interest income, including amortization of the premium and discount arising at purchase.

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Three Months: For the three months ended March 31, 2009 and 2008, interest and investment income was $528 and $1,675, respectively, a decrease of $1,147. The decrease was primarily attributable to lower interest rates in 2009.

Interest Expense. Interest expense includes interest on outstanding debt, reduced by interest capitalized in connection with the construction of our new satellite and launch vehicle.

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Three Months: For the three months ended March 31, 2009 and 2008, interest expense was $68,200 and $29,327, respectively, an increase of $38,873. Interest expense increased significantly due to the additional debt issuances in July and August 2008 as a result of the Merger, the financing transactions in February and March of 2009, and the impact of the purchase price adjustments which set the existing debt at fair value and caused interest expense to increase. The increase in our interest expense was partially offset by the capitalized interest associated with satellite construction and the related launch vehicle.

Gain (Loss) on change in value of embedded derivative. We are required to account for the conversion feature of our exchangeable debt, which is exchangeable into SIRIUS common stock, separately and recognize the changes in the fair value of these embedded derivatives in earnings. The fair value of the derivative will be impacted by the value of the underlying SIRIUS common shares.

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Three Months: For the three months ended March 31, 2009, we recorded a loss on change in value of embedded derivative of $58,203. As a result of the Merger, we recorded derivative liabilities reflecting the fair value of the embedded derivative as of the Merger date. Subsequent to July 28, 2008, the SIRIUS stock price decreased significantly resulting in a decreased fair value and a gain on the change in value of the derivative. During the three months ended March 31, 2009, the SIRIUS stock price increased resulting in an increased fair value and a loss in value of the derivative.

Loss on redemption of debt. Loss on redemption of debt includes losses incurred as a result of the conversion of certain of our debt instruments.

•	Three Months: For the three months ended March 31, 2009 and 2008, loss on redemption of debt was $627 and $0, respectively.

Loss on investments. Loss on investments includes our share of XM Canada’s net losses and losses recorded from our investment in XM Canada when the decrease in fair value was determined to be other than temporary.

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Three Months: For the three months ended March 31, 2009 and 2008, loss on investments was $6,937 and $4,177, respectively, an increase of $2,760. The increase was primarily attributable to an impairment charge recorded on our investment in XM Canada in the amount of $3,034 during the three months ended March 31, 2009, offset partially by a slight decrease in our share of XM Canada’s net losses for the three months ended March 31, 2009 compared to the three months ended March 31, 2008.

Income Taxes

Income Tax Expense. Income tax expense primarily represents the recognition of a deferred tax liability related to the difference in accounting for our FCC license and trade name, which is amortized over 15 years for tax purposes but not amortized for book purposes in accordance with U.S. generally accepted accounting principles.

•	Three Months: We recorded income tax expense of $578 and $331 for the three months ended March 31, 2009 and 2008, respectively.

Liquidity and Capital Resources

Cash Flows for the Three Months Ended March 31, 2009 Compared with the Three Months Ended March 31, 2008

As of March 31, 2009, we had $201,207 in cash and cash equivalents compared with $211,542 as of March 31, 2008 and $206,740 as of December 31, 2008. We are required to maintain a minimum cash balance of $75 million under our debt covenants.

The following table presents a summary of our cash flow activity for the periods set forth below.

	Successor Entity	Predecessor Entity
	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008	Variance
Cash flows provided by (used in) operating activities	$41,059	$(107,696)	$148,755
Cash flows used in investing activities	(3,557)	(16,868)	13,311
Cash flows (used in) provided by financing activities	(43,035)	179,420	(222,455)

Net (decrease) increase in cash and cash equivalents	(5,533)	54,856	(60,389)
Cash and cash equivalents at beginning of period	206,740	156,686	50,054

Cash and cash equivalents at end of period	$201,207	$211,542	$(10,335)

Cash Flows Provided by (Used in) Operating Activities

Net cash provided by operating activities was $41,059 for the three months ended March 31, 2009 compared with net cash used in operating activities of $107,696 for the three months ended March 31, 2008. The increase of $148,755 was primarily the result of a decreased net loss, net of non-cash operating activities of $59,181, and a decrease in cash used in other operating assets and liabilities of $89,574.

Cash Flows Used in Investing Activities

Net cash used in investing activities decreased $13,311 to $3,557 for the three months ended March 31, 2009 from $16,868 for the three months ended March 31, 2008. The decrease was due to a decrease in capital expenditures associated with our satellite construction and launch vehicle.

We will incur significant capital expenditures to construct and launch our new satellite. These capital expenditures will support our growth and the resiliency of our operations, and will also support the delivery of future new revenue streams.

Cash Flows (Used in) Provided by Financing Activities

Net cash used in financing activities was $43,035 for the three months ended March 31, 2009 compared with net cash provided by financing activities of $179,420 for the three months ended March 31, 2008. The decrease of $222,455 was primarily due to $187,500 in proceeds received from our Revolving Credit Facility in the three months ended March 31, 2008 and an increase of $23,775 in repayments of debt in the three months ended March 31, 2009, principally under our Amended and Restated Credit Agreement.

Financings and Capital Requirements

We have historically financed our operations through the sale of debt and equity securities. It will be more difficult to obtain additional financing if prevailing instability in the credit and financial markets continues. The Certificate of Designations for SIRIUS’ Series B Preferred Stock provides that so long as Liberty beneficially owns at least half of its initial equity investment, we need the consent of Liberty for certain actions, including the grant or issuance of SIRIUS’ equity securities and the incurrence of debt in amounts greater than a stated threshold.

Future Liquidity and Capital Resource Requirements

We and SIRIUS have both entered into a series of transactions to improve our liquidity and strengthen SIRIUS’ and our balance sheet, including:

•	the issuance of an aggregate of 539,611,513 shares of SIRIUS common stock for $128,412 aggregate principal amount of SIRIUS’ 2 1/2% Convertible Notes due 2009;

•	the exchange of $172,485 aggregate principal amount of our outstanding 10% Convertible Senior Notes due 2009 for a like principal amount of our 10% Senior PIK Secured Notes due June 2011;

•

the execution of agreements with Liberty Media Corporation and its affiliate, Liberty Radio LLC, pursuant to which they have invested an aggregate of $250,000 in the form of loans to SIRIUS, $100,000 in the form of loans to XM, are committed to invest an additional $30,000 in loans to SIRIUS and $150,000 in loans to us, and received a significant equity interest in SIRIUS; and

•

the execution of agreements with holders of the Senior Secured Term Loan due 2009 and Senior Secured Revolving Credit Facility due 2009 and Liberty Media Corporation and its affiliate, Liberty Radio LLC, pursuant to which maturities were extended under the Amended and Restated Credit Agreement due 2011.

See Note 11 to our unaudited consolidated financial statements in Item 1 of this Form 10-Q for additional information on certain of these transactions.

Debt Maturing in 2009 and 2010. We have approximately $529,661 of debt maturing in 2009 and 2010, including:

•	at XM Holdings, $227,515 of 10% Convertible Senior Notes that mature on December 1, 2009;

•	at XM Holdings and XM (as co-obligors), $33,249 of 10% Senior Secured Discount Convertible Notes that mature on December 31, 2009;

•

at XM, a $325,000 credit facility, $75,000 of which is due in the remaining nine months of 2009, $25,000 of which is due on March 31, 2010, $150,000 of which is due on May 5, 2010 and $75,000 of which is due in May 2011; and

•	at XM Holdings, $18,897 of capital lease payments.

We believe our existing cash balances, available borrowings under credit facilities and our cash flows from operating activities will be sufficient to repay these debt obligations maturing in 2009 and 2010.

Debt Maturing in 2011. As a result of our 2011 debt maturities, our existing cash balances, available borrowings under credit facilities and our cash flows from operating activities may not be sufficient to fund our projected cash needs. We may not be able to access additional sources of refinancing on similar terms or pricing as those that are currently in place, or at all, or otherwise obtain other sources of funding. An inability to access replacement or additional sources of liquidity to fund our cash needs or to refinance or otherwise fund the repayment of our maturing debt could adversely affect our growth, our financial condition, or results of operations, and our ability to make payments on our debt, and could force us to seek the protection of the bankruptcy laws. It will be more difficult to obtain additional financing if prevailing instability in credit and financial markets continues.

Operating Liquidity. Based upon our current plans, and other than our need to refinance our debt maturing in 2011, we believe that we have sufficient cash, cash equivalents, available borrowings under credit facilities and marketable securities to cover the estimated funding needs through cash flow breakeven, the point at which revenues are sufficient to fund expected operating expenses, capital expenditures, working capital requirements, interest payments and taxes. The ability to meet our debt and other obligations depends on our future operating performance and on economic, financial, competitive and other factors. We continually review our operations for opportunities to adjust the timing of expenditures to ensure that sufficient resources are maintained. We have the ability and intend to manage the timing and related expenditures of certain activities, including the launch of satellites, the deferral of capital projects, as well as the deferral of other discretionary expenses. Our financial projections are based on assumptions, which we believe are reasonable but contain significant uncertainties. There can be no assurance that our plan will be successful.

We operate as unrestricted subsidiaries under the agreements governing SIRIUS’ existing indebtedness. Under certain circumstances, SIRIUS may be unwilling or unable to contribute or loan us capital to support our operations. To the extent our funds are insufficient to support our business, we may be required to seek additional financing, which may not be available on favorable terms, or at all. If we are unable to secure additional financing, our business and results of operations may be adversely affected.

Tightening credit policies could also adversely impact our operational liquidity by making it more difficult or costly for our subscribers to access credit, and could have an adverse impact on our operational liquidity as a result of possible changes to our payment arrangements that credit card companies and other credit providers could unilaterally make.

We regularly evaluate our plans and strategy. These evaluations often result in changes to our plans and strategy, some of which may be material and significantly change our cash requirements or cause us to achieve cash flow breakeven at a later date. These changes in our plans or strategy may include: the acquisition of unique or compelling programming; the introduction of new features or services; significant new or enhanced distribution arrangements; investments in infrastructure, such as satellites, equipment or radio spectrum; and acquisitions of third parties that own programming, distribution, infrastructure, assets, or any combination of the foregoing. In addition, our operations will also be affected by the FCC order approving the Merger which imposed certain conditions upon, among other things, our program offerings and our ability to increase prices. Our future liquidity also may be adversely affected by, among other things, the nature and extent of the benefits we achieve as a wholly owned unrestricted subsidiary of SIRIUS.

Off-Balance Sheet Arrangements

We are required under the terms of certain agreements to deposit monies in escrow, which place restrictions on cash and cash equivalents. As of December 31, 2008, $120,000 was classified as restricted investments as a result of obligations under escrow deposits. In February 2009, we released to a programming provider $120,000 held in escrow in satisfaction of future obligations under our agreement with them.

We do not have any significant off-balance sheet arrangements other than those disclosed in Item 1. Note 13, Commitments and Contingencies that are reasonably likely to have a material effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.

Contractual Cash Commitments

For a discussion of our “Contractual Cash Commitments” refer to Note 13 to our unaudited consolidated financial statements in Item 1 of this Form 10-Q.

Related Party Transactions

For a discussion of “Related Party Transactions” refer to Note 8 to our unaudited consolidated financial statements in Item 1 of this Form 10-Q.

Critical Accounting Policies and Estimates

For a discussion of our “Critical Accounting Policies and Estimates” refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within our Annual Report on Form 10-K for the year ended December 31, 2008 and Note 3 to our unaudited consolidated financial statements in Item 1 of this Form 10-Q.

Footnotes to Results of Operations

(1)	Average self-pay monthly churn represents the monthly average of self-pay deactivations by the quarter divided by the average self-pay subscriber balance for the quarter.

(2)	We measure the percentage of subscribers that receive our service and convert to self-paying after the initial promotion period. We refer to this as the “conversion rate.” At the time of sale, vehicle owners generally receive between three and twelve month prepaid trial subscriptions and we receive a subscription fee from the OEM. Promotional periods generally include the period of trial service plus 30 days to handle the receipt and processing of payments. We measure conversion rate three months after the period in which the trial service ends. Based on our experience it may take up to 90 days after the trial service ends for subscribers to respond to our marketing communications and become self-paying subscribers.

(3)	ARPU is derived from total earned subscriber revenue and net advertising revenue, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. ARPU is calculated as follows (in thousands, except for per subscriber amounts):

	For the Three Months Ended March 31,
	2009	2008
Subscriber revenue	$284,469	$280,869
Net advertising revenue	4,520	9,118

Total subscriber and net advertising revenue	$288,989	$289,987

Daily weighted average number of subscribers	9,727,153	9,169,341
ARPU (a)	$9.90	$10.54

(a)	Under the original calculation of ARPU for the three months ended March 31, 2008, subscriber revenue excluded activation revenue and net advertising revenue was not included in the calculation. Net advertising revenue per subscriber was disclosed separately as a component of Total revenue per subscriber; while activation revenue per subscriber was a component of Activation, merchandise and other revenue per subscriber disclosed separately as a component of Total revenue per subscriber. The previously reported amounts for ARPU, Net advertising revenue per subscriber and Activation, merchandise and other revenue per subscriber were $10.04, $0.33 and $0.86 (of which $0.19 was related to activation revenue), respectively, or a total of $10.56 for the three months ended March 31, 2008.

(4)	SAC, as adjusted, per gross subscriber addition is derived from subscriber acquisition costs and margins from the direct sale of radios and accessories, excluding share-based payment expense divided by the number of gross subscriber additions for the period. SAC, as adjusted, per gross subscriber addition is calculated as follows (in thousands, except for per subscriber amounts):

	For the Three Months Ended March 31,
	2009	2008
Subscriber acquisition cost	$26,250	$71,524
Less: share-based payment expense granted to third parties and employees	—	—
Add: margin from direct sales of radios and accessories	(2,452)	4,230

SAC, as adjusted	$23,798	$75,754

Gross subscriber additions	700,949	1,038,234
SAC, as adjusted, per gross subscriber addition (b)	$34	$73

(b)	Under the original definition of SAC, as adjusted, per gross subscriber addition, for the three months ended March 31, 2008, share-based payment expense was not excluded from the calculation. The previously reported amounts under the prior definition for the three months ended March 31, 2008 was $73.

(5)	Customer service and billing expenses, as adjusted, per average subscriber is derived from total customer service and billing expenses, excluding share-based payment expense, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Customer service and billing expenses, as adjusted, per average subscriber is calculated as follows (in thousands, except for per subscriber amounts):

	For the Three Months Ended March 31,
	2009	2008
Customer service and billing expenses	$33,732	$34,310
Less: share-based payment expense	(406)	(889)

Customer service and billing expenses, as adjusted	$33,326	$33,421

Daily weighted average number of subscribers	9,727,153	9,169,341
Customer service and billing expenses, as adjusted, per average subscriber	$1.14	$1.21

(6)	Free cash flow is calculated as follows:

	For the Three Months Ended March 31,
	2009	2008
Net cash provided by (used in) operating activities	$41,059	$(107,696)
Additions to property and equipment	(3,557)	(16,868)

Free cash flow	$37,502	$(124,564)

(7)	Average self-pay monthly churn; conversion rate; ARPU; SAC, as adjusted, per gross subscriber addition; customer service and billing expenses, as adjusted, per average subscriber; and free cash flow are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”). We believe these non-GAAP financial measures provide meaningful supplemental information regarding our operating performance and are used by us for budgetary and planning purposes; when publicly providing our business outlook; as a means to evaluate period-to-period comparisons; and to compare our performance to that of our competitors. We also believe that investors also use our current and projected metrics to monitor the performance of our business and to make investment decisions.

We believe the exclusion of share-based payment expense in our calculations of SAC, as adjusted, per gross subscriber addition and customer service and billing expenses, as adjusted, per average subscriber is useful given the significant variation in expense that can result from changes in the fair market value of SIRIUS’ common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our subscriber acquisition costs and customer service and billing expenses. Specifically, the exclusion of share-based payment expense in our calculation of SAC, as adjusted, per gross subscriber addition is critical in being able to understand the economic impact of the direct costs incurred to acquire a subscriber and the effect over time as economies of scale are reached.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

(8)	We refer to net loss before interest and investment income, interest expense net of amounts capitalized, income tax expense, gain on change in value of embedded derivative, loss from redemption of debt, loss on investments, other expense (income), depreciation and amortization, and share-based payment expense as adjusted income (loss) from operations. Adjusted income (loss) from operations is not a measure of financial performance under U.S. GAAP. We believe adjusted income (loss) from operations is a useful measure of our operating performance. We use adjusted income (loss) from operations for budgetary and planning purposes; to assess the relative profitability and on-going performance of our consolidated operations; to compare our performance from period–to-period; and to compare our performance to that of our competitors. We also believe adjusted income (loss) from operations is useful to investors to compare our operating performance to the performance of other communications, entertainment and media companies. We believe that investors use current and projected adjusted income (loss) from operations to estimate our current or prospective enterprise value and make investment decisions.

Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for interest and depreciation expense. We believe adjusted income (loss) from operations provides useful information about the operating performance of our business apart from the costs associated with our capital structure and physical plant. The exclusion of interest and depreciation and amortization expense is useful given fluctuations in interest rates and significant variation in depreciation and amortization expense that can result from the amount and timing of capital expenditures and potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We believe the exclusion of taxes is appropriate for comparability purposes as the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. We also believe the exclusion of share-based payment expense is useful given the significant variation in expense that can result from changes in the fair market value of our common stock. To compensate for the exclusion of taxes, other (expense) income, depreciation and amortization and share-based payment expense, we separately measure and budget for these items.

There are material limitations associated with the use of adjusted income (loss) from operations in evaluating our company compared with net loss, which reflects overall financial performance, including the effects of taxes, other income (expense), depreciation and amortization and share-based payment expense. We use adjusted income (loss) from operations to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net loss as disclosed in our unaudited consolidated statements of operations. Since adjusted income (loss) from operations is a non-GAAP financial measure, our calculation of adjusted income (loss) from operations may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

Adjusted income (loss) from operations is calculated as follows:

	Successor Entity	Predecessor Entity
	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Reconciliation of Net loss to Adjusted income (loss) from operations:
Net loss as reported	$(110,283)	$(129,269)
Add back Net loss items excluded from Adjusted income (loss) from operations:
Interest and investment income	(528)	(1,675)
Interest expense, net of amounts capitalized	68,200	29,327
Income tax expense	578	331
Loss on change in value of embedded derivative	58,203	—
Loss from redemption of debt	627	—
Loss on investments	6,937	4,177
Other expense (income)	(386)	3,425

Income (loss) from operations	23,348	(93,684)
Depreciation and amortization	54,827	45,483
Share-based payment expense	10,863	17,504

Adjusted income (loss) from operations	$89,038	$(30,697)

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As of March 31, 2009, we did not hold or issue any free-standing derivatives. Upon completion of the Merger, the convertible and exchangeable features in the 10% Senior Secured Discount Convertible Notes due 2009, and the 10% Convertible Senior Notes due 2009 became settleable in SIRIUS common stock and were subsequently accounted for as embedded derivatives. In the event the debt holders exercise their conversion or exchange option, SIRIUS intends to issue common stock to fulfill the obligation.

We hold investments in marketable securities, which consist of auction rate certificates and a debt security. We classify our marketable securities as available-for-sale. We hold an investment in auction rate certificates which are classified as available-for-sale. These securities are consistent with the investment objectives contained within our investment policy. The basic objectives of our investment policy are the preservation of capital, maintaining sufficient liquidity to meet operating requirements and maximizing yield.

Our debt includes fixed and variable rate instruments and the fair market value of our debt is sensitive to changes in interest rates. Under our current policies, we do not use interest rate derivative instruments to manage our exposure to interest rate fluctuations.

ITEM 4.	CONTROLS AND PROCEDURES

Controls and Procedures

As of March 31, 2009, an evaluation was performed under the supervision and with the participation of our management, including Mel Karmazin, our President, and David J. Frear, our Treasurer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on that evaluation, our management, including our President and our Treasurer, concluded that our disclosure controls and procedures were effective as of March 31, 2009. There has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting during the three months ended March 31, 2009.

PART II – OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

FCC Merger Order. On July 25, 2008, the FCC adopted an order approving the Merger. The order became effective immediately upon adoption. This order was published in the Federal Register on September 8, 2008. On September 4, 2008, Mt. Wilson FM Broadcasters, Inc. filed a Petition for Reconsideration of the FCC’s merger order. This Petition for Reconsideration remains pending.

Copyright Royalty Board Proceeding. In January 2008, the Copyright Royalty Board, or CRB, of the Library of Congress issued its decision regarding the royalty rate payable under the statutory license covering the performance of sound recordings over our satellite digital audio radio service for the six-year period starting January 1, 2007 and ending December 31, 2012. Under the terms of the CRB’s decision, we paid a royalty of 6.0% of gross revenues, subject to certain exclusions, for 2007 and 2008, we will pay 6.5% for 2009, 7.0% for 2010, 7.5% for 2011 and 8.0% for 2012. SoundExchange has appealed the decision of the CRB to the United States Court of Appeals for the District of Columbia Circuit. Oral arguments were heard in March 2009. The parties are awaiting the Court’s decision in this matter.

Atlantic Recording Corporation, BMG Music, Capital Records, Inc., Elektra Entertainment Group Inc., Interscope Records, Motown Record Company, L.P., Sony BMG Music Entertainment, UMG Recordings, Inc., Virgin Records, Inc. and Warner Bros. Records Inc. v. XM Satellite Radio Inc. In May 2006, the plaintiffs filed this action in the United States District Court for the Southern District of New York. The complaint seeks monetary damages and equitable relief, and alleges that our radios that include advanced recording functionality infringe upon plaintiffs’ copyrighted sound recordings. We filed a motion to dismiss this matter, and that motion was denied in January 2007. We have resolved the lawsuit with respect to Universal Music Group, Warner Music Group, Sony BMG Music Entertainment and EMI Group, and each of these parties has withdrawn as a party to the lawsuit, and this lawsuit has been dismissed with respect to such parties.

Music publishing companies and certain other record companies also have filed lawsuits, purportedly on a class basis, with similar allegations. We believe these allegations are without merit and that our products comply with applicable copyright law, including the Audio Home Recording Act. We intend to vigorously defend this matter. There can be no assurance regarding the ultimate outcome of these matters, or the significance, if any, to our business, consolidated results of operations or financial position.

Matthew Enderlin v. XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc. In January 2006, the plaintiff filed this action in the United States District Court for the Eastern District of Arkansas on behalf of a purported nationwide class of all XM subscribers. The complaint alleges that we engaged in a deceptive trade practices under Arkansas and other state laws by representing that our music channels are commercial-free. The court stayed the litigation and directed the parties to arbitration. We instituted arbitration with the American Arbitration Association pursuant to the compulsory arbitration clause in its customer service agreement. The plaintiff has filed a counterclaim in the arbitration on behalf of the class that he seeks to represent. We believe this matter is without merit and intend to vigorously defend the ongoing arbitration. There can be no assurance regarding the ultimate outcome of this matter, or the significance, if any, to our business, consolidated results of operations or financial position.

Other Matters. In the ordinary course of business, we are a defendant in various lawsuits and arbitration proceedings, including actions filed by former employees, parties to contracts or leases and owners of patents, trademarks, copyrights or other intellectual property. None of these actions are, in our opinion, likely to have a material adverse effect on our cash flows, financial position or results of operations.

ITEM 1A.	RISK FACTORS

Other than as set forth below, there have been no material changes to the risk factors previously disclosed in response to Part 1, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2008.

The bankruptcy of major automakers may negatively affect our subscriber growth, business and prospects.

There is significant uncertainty surrounding General Motors’ future and potential filing for bankruptcy protection. A General Motors bankruptcy could reduce the number of subscribers we realize from General Motors, would allow General Motors to accept or reject its agreement with us, and could disrupt and/or delay the payment of certain amounts to us. If General Motors rejected its agreement with us, we would be released from significant financial obligations to General Motors.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Not applicable.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

Not applicable.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Not applicable.

ITEM 5.	OTHER INFORMATION

Note applicable.

ITEM 6.	EXHIBITS

See Exhibits Index attached hereto.

EXHIBIT INDEX

Exhibit		Description
2.1	–	Agreement and Plan of Merger, dated as of February 19, 2007, among Sirius Satellite Radio Inc., Vernon Merger Corporation and XM Satellite Radio Holdings Inc. (incorporated by reference to Exhibit 2.1 to the XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K dated February 21, 2007).

3.1	–	Restated Certificate of Incorporation of XM Satellite Radio Holdings Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to XM Satellite Radio Holdings Inc.’s Registration Statement on Form S-1, File No. 333-83619).

3.2	–	Bylaws of Vernon Merger Corporation (incorporated by reference to Exhibit 3.2 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed July 30, 2008).****

3.3	–	Certificate of Amendment of Restated Certificate of Incorporation of XM Satellite Radio Holdings Inc. (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to XM Satellite Radio Holdings Inc.’s Registration Statement on Form S-3, File No. 333-89132).

3.4	–	Certificate of Amendment of Restated Certificate of Incorporation of XM Satellite Radio Holdings Inc. (incorporated by reference to Exhibit 3.6 to XM Satellite Radio Holdings Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002).

3.5	–	Restated Certificate of Incorporation of XM Satellite Radio Inc. (incorporated by reference to XM Satellite Radio Holdings Inc.’s Registration Statement on Form S-4, File No. 333-391789).

3.6	–	Amended and Restated Bylaws of XM Satellite Radio Inc. (incorporated by reference to Exhibit 3.10 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

3.7	–	Amendments to the Amended and Restated By-Laws of XM Satellite Radio Holdings Inc. (incorporated by reference to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed December 7, 2007).

3.9	–	Certificate of Ownership and Merger, dated August 5, 2008 (incorporated by reference to Exhibit 3.1 to the Sirius XM Radio Inc.’s Current Report on Form 8-K dated August 5, 2008).

4.1	–	Form of certificate for shares of Sirius XM Radio Inc.’s Common Stock (incorporated by reference to Exhibit 4.3 to Sirius XM Radio Inc.’s Registration Statement on Form S-1 (File No. 33-74782)).

4.2	–	Form of certificate for shares of XM Satellite Radio Holdings Inc.’s Class A common stock (incorporated by reference to Exhibit 3 to XM Satellite Radio Holdings Inc.’s Registration Statement on Form 8-A filed on September 23, 1999).

4.3	–	Warrant Agreement, dated March 15, 2000, between XM Satellite Radio Holdings Inc., as Issuer, and United States Trust Company of New York, as Warrant Agent (incorporated by reference to Amendment No. 1 to Exhibit 4.5 to XM Satellite Radio Holdings Inc.’s Registration Statement on Form S-1, File No. 333-39176).

4.4	–	Warrant Registration Rights Agreement, dated March 15, 2000, among XM Satellite Radio Holdings Inc., Bear, Stearns & Co., Inc., Donaldson, Lufkin and Jenrette Securities Corporation, Salomon Smith Barney Inc. and Lehman Brothers Inc. (incorporated by reference to Exhibit 4.6 to Amendment No. 1 to XM Satellite Radio Holdings Inc.’s Registration Statement on Form S-1, File No. 333-39176).

4.5	–	Form of Warrant (incorporated by reference to Exhibit 4.7 to Amendment No. 1 to XM Satellite Radio Holdings Inc.’s Registration Statement on Form S-1, File No. 333-39176).

4.6	–	Security Agreement, dated as of January 28, 2003, among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.2 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed on January 29, 2003).

4.7	–	Amended and Restated Security Agreement, dated as of January 28, 2003, between XM Satellite Radio Inc. and The Bank of New York (incorporated by reference to Exhibit 4.3 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed on January 29, 2003).

4.8	–	Warrant Agreement, dated as of January 28, 2003, between XM Satellite Radio Holdings Inc. and The Bank of New York (incorporated by reference to Exhibit 4.6 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed on January 29, 2003).

4.9	–	Second Amended and Restated Registration Rights Agreement, dated as of January 28, 2003, among XM Satellite Radio Holdings Inc. and certain shareholders and noteholders named therein (incorporated by reference to Exhibit 10.5 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed with the SEC on January 29, 2003).

4.10	–	Form of 10% Senior Secured Discount Convertible Note due 2009 (incorporated by reference to Exhibit 4.9 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed on January 29, 2003).

4.11	–	Global Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.11 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed on January 29, 2003).

4.12	–	First Amendment to Security Agreement, dated as of June 12, 2003, among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC and The Bank of New York (incorporated by reference to Exhibit 4.9 to XM Satellite Radio Holdings Inc.’s Registration Statement on Form S-4, File No. 333-106823).

4.13	–	Third Amended and Restated Shareholders and Noteholders Agreement, dated as of June 16, 2003, among XM Satellite Radio Holdings Inc. and certain shareholders and noteholders named therein (incorporated by reference to Exhibit 10.1 to XM Satellite Radio Holdings Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

4.14	–	Amended and Restated Note Purchase Agreement, dated as of June 16, 2003, among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and certain investors named therein (incorporated by reference to Exhibit 10.40 to XM Satellite Radio Holdings Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

4.15	–	Form of Amendment to Third Amended and Restated Shareholders and Noteholders Agreement, dated as of January 13, 2004, among XM Satellite Radio Holdings Inc. and the parties thereto (incorporated by reference to Exhibit 10.61 to XM Satellite Radio Holdings Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.17	–	Indenture, dated as of May 1, 2006, among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc. and The Bank of New York, as trustee, relating to the 9.75% Senior Notes due 2014 (incorporated by reference to Exhibit 4.1 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed on May 5, 2006).

4.18	–	Form of 9.75% Senior Note due 2014 (incorporated by reference to Exhibit 4.3 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed on May 5, 2006).

4.19	–	Form of 10% senior secured note (incorporated by reference to Exhibit 10.6 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed February 14, 2007).

4.20	–	Agreement, dated as of June 26, 2008, among XM Satellite Radio Holdings Inc., the undersigned holders of XM’s 1.75% Convertible Senior Notes due 2009, Brown Rudnick LLP and Sirius Satellite Radio Inc. (incorporated by reference to Exhibit 10.7 to XM Satellite Radio Holding Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008).

4.21	–	First Supplemental Indenture, dated July 24, 2008, between XM Satellite Radio Holdings Inc. and The Bank of New York Mellon, relating to the 1.75% Convertible Senior Notes due 2009 (incorporated by reference to Exhibit 4.64 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.22	–	Purchase Agreement, dated as of July 24, 2008, among XM Escrow LLC, XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC, XM Radio Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, relating to the 13% Senior Notes due 2014 (incorporated by reference to Exhibit 4.65 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.23	–	Purchase Agreement, dated as of July 28, 2008, among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC, XM Radio Inc., Sirius Satellite Radio Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, relating to the 7% Exchangeable Senior Subordinated Notes due 2014 (incorporated by reference to Exhibit 4.66 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.24	–	First Supplemental Warrant Agreement, dated July 28, 2008, among Sirius Satellite Radio Inc., XM Satellite Radio Holdings Inc. and The Bank of New York Mellon relating to the Warrants, dated March 15, 2000, with the United States Trust Company of New York (incorporated by reference to Exhibit 4.67 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.25	–	First Supplemental Warrant Agreement, dated July 28, 2008, among Sirius Satellite Radio Inc., XM Satellite Radio Holdings Inc. and The Bank of New York Mellon, relating to the Warrants, dated January 28, 2003, with The Bank of New York Mellon as warrant agent (incorporated by reference to Exhibit 4.68 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.26	–	Written instrument, dated July 28, 2008, between Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc. relating to the Warrant Agreement with Space Systems / Loral, dated June 3, 2005 (incorporated by reference to Exhibit 4.69 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.27	–	Written instrument, dated July 28, 2008, between Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc. relating to the Warrant Agreement with Boeing Satellite Systems International Inc., dated July 31, 2003 and assigned to Bank of America, N.A. on May 24, 2006 (incorporated by reference to Exhibit 4.70 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.28	–	Second Supplemental Indenture, dated July 28, 2008, between XM Satellite Radio Holdings Inc. and Sirius Satellite Radio Inc., relating to the 1.75% Convertible Senior Notes due 2009 (incorporated by reference to Exhibit 4.71 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.29	–	First Supplemental Indenture, dated July 28, 2008, among XM Satellite Radio Inc., as issuer, XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC, XM Radio Inc. and The Bank of New York Mellon, relating to the 9.75% Senior Notes due 2014 (incorporated by reference to Exhibit 4.72 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.30	–	Second Supplemental Indenture, dated July 28, 2008, among XM Satellite Radio Inc., as issuer, XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC, XM Radio Inc. and The Bank of New York Mellon, relating to the 9.75% Senior Notes due 2014 (incorporated by reference to Exhibit 4.73 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.31	–	Notice from XM Satellite Radio Holdings Inc., dated July 28, 2008, relating to the 10% Senior Discount Convertible Notes due 2009 (incorporated by reference to Exhibit 4.75 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.32	–	Indenture, dated as of July 31, 2008, among XM Escrow LLC and The Bank of New York Mellon, relating to the 13% Senior Notes due 2014 (incorporated by reference to Exhibit 4.77 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.33	–	Supplemental Indenture, dated as of July 31, 2008, among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., XM Equipment Leasing LLC, XM Radio Inc., and The Bank of New York Mellon, relating to the 13% Senior Notes due 2014 (incorporated by reference to Exhibit 4.78 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.34	–	Supplemental Indenture, dated as of July 31, 2008, among XM Satellite Radio Holdings Inc., XM Escrow LLC and The Bank of New York Mellon, relating to the 13% Senior Notes due 2014 (incorporated by reference to Exhibit 4.79 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.35	–	Indenture, dated as of August 1, 2008 among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment LLC, XM Radio Inc., Sirius Satellite Radio Inc. and The Bank of New York Mellon, as trustee, relating to the 7% Exchangeable Senior Subordinated Notes due 2014 (incorporated by reference to Exhibit 4.80 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.36	–	Registration Rights Agreement, dated August 1, 2008, among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC, XM Radio Inc., Sirius Satellite Radio Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, relating to the 7% Exchangeable Senior Subordinated Notes due 2014 (incorporated by reference to Exhibit 4.81 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

4.38	–	Note Purchase Agreement, dated as of February 13, 2009, among Sirius XM Radio Inc., XM Satellite Radio Holdings Inc., XM 1500 Eckington LLC, XM Investment LLC and the purchasers listed on schedule I thereto, relating to XM Satellite Radio Holdings Inc.’s Senior PIK Secured Notes due 2011 (incorporated by reference to Exhibit 4.1 to Sirius XM Radio Inc.’s Current Report on Form 8-K filed on February 17, 2009).

4.39	–	Indenture, dated as of February 13, 2009, among Sirius XM Radio Inc., XM Satellite Radio Holdings Inc., XM 1500 Eckington LLC, XM Investment LLC and U.S. Bank National Association, as trustee and collateral trustee, relating to XM Satellite Radio Holdings Inc.’s Senior PIK Secured Notes due 2011 (incorporated by reference to Exhibit 4.2 to Sirius XM Radio Inc.’s Current Report on Form 8-K filed on February 17, 2009).

4.40	–	Security Agreement, dated as of February 13, 2009, among XM 1500 Eckington LLC, XM Investment LLC and U.S. Bank National Association, as collateral trustee, relating to XM Satellite Radio Holdings Inc.’s Senior PIK Secured Notes due 2011 (incorporated by reference to Exhibit 4.3 to Sirius XM Radio Inc.’s Current Report on Form 8-K filed on February 17, 2009).

4.41	–	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of February 13, 2009, from XM 1500 Eckington LLC, as grantor, to Stewart Title of Maryland Inc., as trustee for the benefit of U.S. Bank National Association as collateral agent, as beneficiary (incorporated by reference to Exhibit 4.4 to Sirius XM Radio Inc.’s Current Report on Form 8-K filed on February 17, 2009).

4.42	–	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of February 13, 2009, from XM Investment LLC, as grantor, to Stewart Title of Maryland Inc., as trustee for the benefit of U.S. Bank National Association as collateral agent, as beneficiary (incorporated by reference to Exhibit 4.5 to Sirius XM Radio Inc.’s Current Report on Form 8-K filed on February 17, 2009).

4.43	–	Registration Rights Agreement, dated as of February 13, 2009, among Sirius XM Radio Inc., XM Satellite Radio Holdings Inc., XM 1500 Eckington LLC, XM Investment LLC and the purchasers signatory thereto, relating to XM Satellite Radio Holdings Inc.’s Senior PIK Secured Notes due 2011 (incorporated by reference to Exhibit 4.6 to Sirius XM Radio Inc.’s Current Report on Form 8-K filed on February 17, 2009).

4.44	–	Third Supplemental Indenture, dated as of March 6, 2009, among XM Satellite Radio Inc., XM Equipment Leasing LLC, XM Radio Inc. and the Bank of New York Mellon, as trustee, relating to the 9.75% Senior Notes due 2014 (incorporated by reference to Exhibit 4.56 to Sirius XM Radio Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008).

*10.1	–	Operational Assistance Agreement, dated as of June 7, 1999, between XM Satellite Radio Inc. and Clear Channel Communications, Inc. (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to XM Satellite Radio Holdings Inc.’s Registration Statement on Form S-1, File No. 333-83619).

**10.2	–	Technology Licensing Agreement among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., WorldSpace Management Corporation and American Mobile Satellite Corporation, dated as of January 1, 1998, amended by Amendment No. 1 to Technology Licensing Agreement, dated June 7, 1999 (incorporated by reference to Exhibit 10.3 to XM Satellite Radio Holdings Inc.’s Annual Report on Form 10-K for the period year December 31, 2007).

***10.3	–	Third Amended and Restated Distribution and Credit Agreement, dated as of February 6, 2008, among General Motors Corporation, XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc. (incorporated by reference to Exhibit 10.63 to XM Satellite Radio Holdings Inc.’s Annual Report on Form 10-K for the period year December 31, 2007).

**10.5	–	Third Amended and Restated Satellite Purchase Contract for In-Orbit Delivery, dated as of May 15, 2001, between XM Satellite Radio Inc. and Boeing Satellite Systems International Inc. (incorporated by reference to Exhibit 10.36 to Amendment No. 1 to XM Satellite Radio Holdings Inc.’s Registration Statement on Form S-3, File No. 333-89132).

10.6	–	Assignment and Novation Agreement, dated as of December 5, 2001, among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc. and Boeing Satellite Systems International Inc. (incorporated by reference to Exhibit 10.3 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed on December 6, 2001).

**10.7	–	Amendment to the Satellite Purchase Contract for In-Orbit Delivery, dated as of December 5, 2001, between XM Satellite Radio Inc. and Boeing Satellite Systems International Inc. (incorporated by reference to Exhibit 10.4 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed on December 6, 2001).

10.8	–	GM/DIRECTV Director Designation Agreement, dated as of January 28, 2003, among XM Satellite Radio Holdings Inc., General Motors Corporation and DIRECTV Enterprises LLC (incorporated by reference to Exhibit 10.43 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed on January 29, 2003).

10.9	–	Amended and Restated Assignment and Use Agreement, dated as of January 28, 2003, between XM Satellite Radio Inc. and XM Radio Inc. (incorporated by reference to Exhibit 10.7 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed on January 29, 2003).

10.10	–	Amended and Restated Director Designation Agreement, dated as of February 1, 2003, among XM Satellite Radio Holdings Inc. and the shareholders and noteholders named therein (incorporated by reference to Exhibit 10.42 to XM Satellite Radio Holdings Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

**10.11	–	Amended and Restated Amendment to the Satellite Purchase Contract for In-Orbit Delivery, dated May 23, 2003, among XM Satellite Radio Inc. and XM Satellite Radio Holdings Inc. and Boeing Satellite Systems International, Inc. (incorporated by reference to Exhibit 10.53 to XM Satellite Radio Holdings Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

**10.12	–	July 2003 Amendment to the Satellite Purchase Contract for In-Orbit Delivery, dated July 31, 2003, among XM Satellite Radio Inc. and XM Satellite Radio Holdings Inc. and Boeing Satellite Systems International, Inc. (incorporated by reference to Exhibit 10.54 to XM Satellite Radio Holdings Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

**10.13	–	Contract for Launch Services, dated August 5, 2003, between Sea Launch Limited Partnership and XM Satellite Radio Holdings Inc. (incorporated by reference to Exhibit 10.55 to XM Satellite Radio Holdings Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

10.14	–	Amendment No. 1 to Amended and Restated Director Designation Agreement, dated as of September 9, 2003, among XM Satellite Radio Holdings Inc. and the shareholders and noteholders named therein (incorporated by reference to Exhibit 10.56 to XM Satellite Radio Holdings Inc.’s Quarterly Report in Form 10-Q for the quarter ended September 30, 2003).

10.15	–	December 2003 Amendment to the Satellite Purchase Contract for In-Orbit Delivery, dated December 19, 2003, among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and Boeing Satellite Systems International, Inc. (incorporated by reference to Exhibit 10.57 to XM Satellite Radio Holdings Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003).

10.16	–	First Amendment dated as of June 26, 2008 to the Intercreditor Agreement dated as of May 5, 2006 among The Bank of New York, in its capacity as collateral agent under certain intercreditor agreements dated as of January 28, 2003, JP Morgan Chase Bank, National Association, in its capacity as administrative agent under the Original Facility, JP Morgan Chase Bank, National Association, as new collateral agent for the secured parties under that certain Collateral Agency Agreement dated as of June 26, 2008 and General Motors Corporation, acknowledged and agreed to by XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and certain other parties (incorporated by reference to Exhibit 10.4 to XM Satellite Radio Holding Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008).

10.17	–	Consent and Amendment Agreement, dated as of July 10, 2008, among XM Satellite Radio Holdings Inc. and the undersigned holders of XM Satellite Radio Holdings Inc.’s 1.75% Convertible Senior Notes due 2009 (incorporated by reference to Exhibit 10.8 to XM Satellite Radio Holding’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008).

10.18	–	Waiver and Letter Agreement, dated as of July 14, 2008, among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and certain beneficial owners of XM Satellite Radio Inc.’s 9.75% Senior Notes due 2014 (incorporated by reference to Exhibit 10.6 to XM Satellite Radio Inc.’s Current Report on Form 8-K filed on July 17, 2008).

10.19	–	Credit Agreement, dated as of February 17, 2009, among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., the lender parties thereto and Liberty Media Corporation, as administrative agent (incorporated by reference to Exhibit 10.29 to Sirius XM Radio Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009).

10.20	–	Amended and Restated Credit Agreement, dated as of March 6, 2009, among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., the lender parties thereto and Liberty Media Corporation, as administrative agent (incorporated by reference to Exhibit 10.26 to XM Satellite Radio Inc.’s Registration Statement on Form S-1, File No. 333-158079).

10.21	–	Guarantee and Collateral Agreement, dated as of March 6, 2009, among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., the subsidiary guarantors named therein and Liberty Media Corporation, as administrative agent (incorporated by reference to Exhibit 10.27 to XM Satellite Radio Inc.’s Registration Statement on Form S-1, File No. 333-158079).

10.22	–	Amended and Restated Credit Agreement, dated as of March 6, 2009, among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., the lender parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.28 to XM Satellite Radio Inc.’s Registration Statement on Form S-1, File No. 333-158079).

10.23	–	Intercreditor Agreement, dated as of March 6, 2009, among XM Satellite Radio Inc., JPMorgan Chase Bank, N.A. and Liberty Media Corporation agent (incorporated by reference to Exhibit 10.29 to XM Satellite Radio Inc.’s Registration Statement on Form S-1, File No. 333-158079).

10.24	–	Second Amendment to Security Agreement, dated as of March 6, 2009, among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., XM Equipment Leasing LLC and JPMorgan Chase Bank, N.A., as collateral agent (incorporated by reference to Exhibit 10.30 to XM Satellite Radio Inc.’s Registration Statement on Form S-1, File No. 333-158079).

10.25	–	Joinder Agreement, dated as of March 6, 2009, among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc., XM Equipment Leasing LLC and JPMorgan Chase Bank, N.A., as collateral agent (incorporated by reference to Exhibit 10.31 to XM Satellite Radio Inc.’s Registration Statement on Form S-1, File No. 333-158079).

10.26	–	Amended and Restated Guarantee Agreement, dated as of March 6, 2009, among XM Satellite Radio Holdings Inc., certain of its subsidiaries named therein and certain subsidiaries of XM Satellite Radio Inc. and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.32 to XM Satellite Radio Inc.’s Registration Statement on Form S-1, File No. 333-158079).

*10.27	–	Form of Employee Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to XM Satellite Radio Holdings Inc.’s Registration Statement on Form S-1, File No. 333-83619).

*10.28	–	Non-Qualified Stock Option Agreement between Gary Parsons and XM Satellite Radio Holdings Inc., dated July 16, 1999 (incorporated by reference to Exhibit 10.23 to Amendment No. 5 to XM Satellite Radio Holdings Inc.’s Registration Statement on Form S-1, File No. 333-83619).

*10.29	–	Form of Director Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.25 to Amendment No. 5 to XM Satellite Radio Holdings Inc.’s Registration Statement on Form S-1, File No. 333-83619).

*10.30	–	XM Satellite Radio Holdings Inc. Talent Option Plan (incorporated by reference to Exhibit 99. to XM Satellite Radio Holdings Inc.’s Registration Statement on Form S-8, File No. 333-65022).

*10.31	–	Form of 2003 Executive Stock Option Agreement (incorporated by reference to Exhibit 10.52 to XM Satellite Radio Holdings Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

*10.32	–	1998 Shares Award Plan (incorporated by reference to Exhibit 4.1 to XM Satellite Radio Holdings Inc.’s Registration Statement on Form S-8, File No. 333-106827).

*10.33	–	Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.2 to XM Satellite Radio Holdings Inc.’s Registration Statement on Form S-8, File No. 333-106827).

*10.34	–	Form of Employment Agreement, dated as of August 6, 2004, among XM Satellite Radio Holdings Inc., XM Satellite Radio Inc. and Gary Parsons (incorporated by reference to Exhibit 10.40 to XM Satellite Radio Holdings Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).

*10.35	–	Form of 2004 Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.42 to XM Satellite Radio Holdings Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).

*10.36	–	Form of Restricted Stock Agreement for executive officers (incorporated by reference to Exhibit 10.39 to XM Satellite Radio Holdings Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005).

*10.37	–	Amendment No. 1 to Employment Agreement, dated as of April 4, 2007, among Gary Parsons, XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc. (incorporated by reference to Exhibit 10.1 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed April 10, 2007).

*10.38	–	Form of Severance Agreement for executive officers other than Chairman, CEO, President and COO (incorporated by reference to Exhibit 10.4 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed April 10, 2007).

*10.39	–	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.2 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed June 1, 2007).

*10.40	–	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.3 to XM Satellite Radio Holdings Inc.’s Current Report on Form 8-K filed June 1, 2007).

*10.41	–	XM Satellite Radio Holdings Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to XM Satellite Radio Holdings Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).

*10.42	_	Amendment No. 2 to Employment Agreement, dated as of February 27, 2008, among Gary Parsons, XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc. (incorporated by reference to Exhibit 10.64 to XM Satellite Radio Holdings Inc.’s Annual Report on Form 10-K for the period year December 31, 2007)

*10.43	_	Amendment No. 3 to Employment Agreement, dated as of June 26, 2008, among Gary Parsons, XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc. (incorporated by reference to Exhibit 10.5 to XM Satellite Radio Holding Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008).

31.1	_	Certificate of Mel Karmazin, President of XM Satellite Radio Holdings Inc., pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith).

31.2	_	Certificate of Mel Karmazin, President of XM Satellite Radio Inc., pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith).

31.3	_	Certificate of David J. Frear, Treasurer of XM Satellite Radio Holdings Inc., pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith).

31.4	_	Certificate of David J. Frear, Treasurer of XM Satellite Radio Inc., pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith).

32.1	_	Certificate of Mel Karmazin, President and David J. Frear, Treasurer of XM Satellite Radio Holdings Inc., pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (filed herewith).

32.2	_	Certificate of Mel Karmazin, President and David J. Frear, Treasurer of XM Satellite Radio Inc., pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (filed herewith).

*	This document has been identified as a management contract or compensatory plan or arrangement.
**	Pursuant to the Commission’s Orders Granting Confidential Treatment under Rule 406 of the Securities Act of 1933 or Rule 24(b)-2 under the Securities Exchange Act of 1934, certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text.
***	Confidential treatment has been requested with respect to portions of this Exhibit that have been omitted by redacting a portion of the text.
****	In accordance with the Agreement and Plan of Merger, dated as of February 17, 2007, entered into by and among XM Satellite Radio Holdings Inc., Sirius Satellite Radio Inc. and Vernon Merger Corporation (filed as Exhibit 2.1 herewith), the bylaws of Vernon Merger Corporation became the bylaws of XM Satellite Radio Holdings Inc. upon the effectiveness of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

	By:	/s/ DAVID J. FREAR
David J. Frear Executive Vice President and Chief Financial Officer (Principal Financial Officer)
May 11, 2009
XM SATELLITE RADIO INC.

	By:	/s/ DAVID J. FREAR
David J. Frear Executive Vice President and Chief Financial Officer (Principal Financial Officer)
May 11, 2009

EXHIBIT 31.1

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Mel Karmazin, the President of XM Satellite Radio Holdings Inc., certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of XM Satellite Radio Holdings Inc. for the period ended March 31, 2009;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any changes in the registrant’s internal controls over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

By:	/s/ MEL KARMAZIN
Mel Karmazin
President
(Principal Executive Officer)

May 11, 2009

EXHIBIT 31.2

XM SATELLITE RADIO INC. AND SUBSIDIARIES

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Mel Karmazin, the President of XM Satellite Radio Inc., certify that:

1.	I have reviewed this I have reviewed this Quarterly Report on Form 10-Q of XM Satellite Radio Inc. for the period ended March 31, 2009;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any changes in the registrant’s internal controls over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

By:	/s/ MEL KARMAZIN
Mel Karmazin
President
(Principal Executive Officer)

May 11, 2009

EXHIBIT 31.3

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, David J. Frear, the Treasurer of XM Satellite Radio Holdings Inc., certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of XM Satellite Radio Holdings Inc. for the period ended March 31, 2009;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any changes in the registrant’s internal controls over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

By:	/s/ DAVID J. FREAR
David J. Frear
Treasurer (Principal Financial Officer)

May 11, 2009

EXHIBIT 31.4

XM SATELLITE RADIO INC. AND SUBSIDIARIES

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, David J. Frear, the Treasurer of XM Satellite Radio Inc., certify that:

1.	I have reviewed this I have reviewed this Quarterly Report on Form 10-Q of XM Satellite Radio Inc. for the period ended March 31, 2009;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any changes in the registrant’s internal controls over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

By:	/s/ David J. Frear
David J. Frear
Treasurer (Principal Financial Officer)

May 11, 2009

EXHIBIT 32.1

XM SATELLITE RADIO HOLDINGS INC. AND SUBSIDIARIES

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY

ACT OF 2002

In connection with the Quarterly Report of XM Satellite Radio Holdings Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the President and the Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ MEL KARMAZIN
Mel Karmazin
President
(Principal Executive Officer)

By:	/s/ DAVID J. FREAR
David J. Frear
Treasurer
(Principal Financial Officer)

May 11, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32.2

XM SATELLITE RADIO INC. AND SUBSIDIARIES

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY

ACT OF 2002

In connection with the Quarterly Report of XM Satellite Radio Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the President and the Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ MEL KARMAZIN
Mel Karmazin
President
(Principal Executive Officer)

By:	/s/ DAVID J. FREAR
David J. Frear
Treasurer
(Principal Financial Officer)

May 11, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.